As filed with the Securities and Exchange Commission on April 27, 1998

                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                  CONSECO, INC.
             (Exact name of Registrant as specified in its charter)

            Indiana                        6719                       35-1468632
-------------------------------  ----------------------------    ---------------
(State or other jurisdiction of (Primary Standard Industrial I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

        11825 N. Pennsylvania St., Carmel, Indiana 46032, (317) 817-6100
--------------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                  John J. Sabl
                                  Conseco, Inc.
                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6092
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:


      Paul L. Choi                 Joel H. Gottesman                    William B. Payne
    Sidley & Austin               1100 Landmark Towers                Dorsey & Whitney LLP
One First National Plaza         345 Saint Peter Street              220 South Sixth Street
  Chicago, Illinois 60603     Saint Paul, Minnesota 55102-1639     Minneapolis, MN 55402-1498
     (312) 853-7000                  (612) 293-3423                     (612) 340-2600

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger (the "Merger") of a wholly owned subsidiary of Conseco, Inc. ("Conseco") with and into Green Tree Financial Corporation ("Green Tree") pursuant to an Agreement and Plan of Merger described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box. [   ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

                               __________________



                        CALCULATION OF REGISTRATION FEE

  Title of Each Class            Amount            Proposed Maximum         Proposed Maximum
    of Securities to              to be           Offering Price Per       Aggregate Offering           Amount of
     be Registered            Registered(1)              Unit                     Price            Registration Fee(2)
---------------------      ------------------     ------------------       ------------------      -------------------
Common Stock, without      134,766,627 shares       Not Applicable           $5,725,559,781            $1,689,040
par value...............
========================  ===================== =======================  ======================= =======================

(1) Based on the number of shares of Conseco common stock, without par value ("Conseco Common Stock"), issuable to holders of common stock par value $.01 per share, of Green Tree ("Green Tree Common Stock"), and upon the exercise of securities exercisable for shares of Green Tree Common Stock in the Merger (which includes 9,437,321 shares for options and 2,504,795 shares for warrants).

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the Green Tree Common Stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock on the New York Stock Exchange Composite Transactions Tape on April 20, 1998, which was $38.9375.

                              ---------------------


         Conseco hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Conseco shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                [GREEN TREE LOGO]
                                                            _____________, 1998

Dear Green Tree Stockholder:

         You are cordially invited to attend a special meeting of stockholders of Green Tree Financial Corporation which will be held at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota on ___________, 1998 at 10:00 a.m. local time (including any adjournment or postponement thereof).

         At the special meeting, you will be asked to vote on a proposal to approve the merger between Green Tree and Conseco, Inc. The proposed merger will be a stock-for-stock transaction whereby your shares of Green Tree common stock will be converted into shares of Conseco common stock pursuant to a fixed Exchange Ratio. The Exchange Ratio is the calculation whereby each share of Green Tree common stock will be converted into 0.9165 shares of Conseco common stock. As a result of the merger, you and the Green Tree stockholders will become the owners of approximately 38% of the combined company. After the merger, I will continue to manage Green Tree's business, which will operate as a new subsidiary of Conseco.

         Your Board of Directors has unanimously approved the merger and recommends that you vote FOR approval and adoption of the merger agreement.

         In a time of increasing consolidation in the financial services industry, we are excited about this opportunity to join forces with Conseco to create the nation's largest public company, based on market capitalization, engaged exclusively in life/health insurance and consumer finance.

         We have carefully reviewed and considered the terms of the merger agreement and believe that they are fair to, and in the best interests of, the stockholders of Green Tree. In arriving at our recommendation, we gave careful consideration to a number of factors as described in the accompanying Joint Proxy Statement/Prospectus. Under the Delaware General Corporation Law, stockholders are not entitled to any appraisal rights with respect to the merger.

         Please give this Joint Proxy Statement/Prospectus your careful attention. It is important that your shares be represented and voted at the special meeting, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the special meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope to assure that your shares will be represented at the special meeting.

         Your prompt cooperation is greatly appreciated during this important and exciting time for Green Tree.

                                                     Sincerely,


                                                     Lawrence M. Coss
                                                     Chairman of the Board
                                                     and Chief Executive Officer

_________________, 1998

                                 [CONSECO LOGO]
Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Conseco, Inc. ("Conseco") to be held on ______________, 1998 at 10:00 a.m., local time, at the Conseco Conference Center, 530 North College Drive, Carmel, Indiana (including any adjournment or postponement thereof, the "Conseco Special Meeting").

         At the Conseco Special Meeting, holders of shares of common stock, no par value per share, of Conseco ("Conseco Common Stock") and holders of shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock of Conseco ("Conseco PRIDES") will be asked to consider and vote upon a proposal to approve the issuance of Conseco Common Stock pursuant to an Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among Conseco, Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco ("Merger Sub"), and Green Tree Financial Corporation, a Delaware corporation ("Green Tree"). Pursuant to the terms of the Merger Agreement, among other things, (i) Merger Sub will be merged with and into Green Tree (the "Merger") and Green Tree will become a wholly owned subsidiary of Conseco, and (ii) each outstanding share of the common stock of Green Tree will be canceled and converted into 0.9165 shares of Conseco Common Stock.

         Details of the proposed Merger and other important information concerning Green Tree and Conseco appear in the accompanying Joint Proxy Statement/Prospectus. Please give this material your careful attention. Details regarding the background of and reasons for the proposed Merger, among other things, may be found in the section of the Joint Proxy Statement/Prospectus entitled "The Merger."

         Your Board of Directors believes that the terms of the proposed Merger are fair to, and in the best interests of, the holders of Conseco Common Stock and Conseco PRIDES and has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Board of Directors of Conseco unanimously recommends that shareholders vote FOR approval of the issuance of Conseco Common Stock pursuant to the Merger Agreement and the transactions contemplated thereby.

         Only holders of record of shares of Conseco Common Stock and Conseco PRIDES as of the close of business on ____________________, 1998 are entitled to notice of, and to vote at, the Conseco Special Meeting.

         YOUR VOTE IS IMPORTANT. Whether or not you are able to attend the Conseco Special Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible. A postage-paid envelope is enclosed for your convenience. If you attend the Conseco Special Meeting, you may revoke your proxy and, if you wish, vote your shares of Conseco Common Stock and Conseco PRIDES in person.

                                                Sincerely,

                                                Stephen C. Hilbert
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                                [GREEN TREE LOGO]

                        GREEN TREE FINANCIAL CORPORATION
                              1100 Landmark Towers
                        Saint Paul, Minnesota 55102-1639
                            ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       To be held on _______________, 1998

To the Stockholders of Green Tree Financial Corporation:

         Notice is hereby given that a Special Meeting of the Stockholders of Green Tree Financial Corporation, a Delaware corporation ("Green Tree"), will be held at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota 55102, on _______________, 1998, at 10:00 a.m. local time, for the following purposes:

                  1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 6, 1998, among Conseco, Inc., an Indiana corporation ("Conseco"), Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco ("Merger Sub"), and Green Tree, pursuant to which, among other things, Merger Sub will be merged with and into Green Tree (the "Merger") and Green Tree will become a wholly owned subsidiary of Conseco. If the Merger Agreement is approved and adopted and the Merger becomes effective, each issued and outstanding share of common stock, par value $.01 per share, of Green Tree ("Green Tree Common Stock") will be converted into 0.9165 of a share of Common Stock of Conseco ("Conseco Common Stock").

                  2. To transact such other business as may properly come before
                  the  Special   Meeting  or  any  adjournment  or  postponement
                  thereof.

         The close of business on _________________, 1998 has been fixed as the "Record Date") for the determination of the stockholders of Green Tree entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Accordingly, only holders of record of outstanding shares of Green Tree Common Stock at the close of business on the Record Date shall be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The Merger Agreement is required to be approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Green Tree Common Stock. The meeting may be postponed or adjourned from time to time without notice other than such notice as may be given at the meeting or any postponement or adjournment thereof, and any business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

          Whether or not you plan to attend the Special Meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed postage-paid envelope to assure that your shares will be represented at the Special Meeting. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Special Meeting, you may still revoke such proxy at any time prior to the Special Meeting by providing written notice of such revocation to Joel H. Gottesman, Secretary of Green Tree.

         To assure your representation at the Special Meeting, please complete, sign and date your proxy card and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. Do not send any stock certificates with the enclosed proxy card. The procedure for the exchange of your shares after the Merger is consummated is set forth in the attached Joint Proxy Statement/Prospectus.

                                          By order of the Board of Directors,

                                          Joel H. Gottesman
                                          Senior Vice President, General Counsel
                                          and Secretary

Saint Paul, Minnesota
________________________, 1998

                          CONSECO, INC.                           [CONSECO LOGO]

                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held ___________, 1998

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of the shareholders of Conseco, Inc. ("Conseco"), will be held at the Conseco Conference Center, 530 North College Drive, Carmel, Indiana 46032 at 10:00 a.m., local time, on
______________,   1998  (the  "Conseco  Special  Meeting"),  for  the  following purposes:

         1. To consider and vote upon a proposal to approve the issuance of common stock, no par value per share, of Conseco ("Conseco Common Stock") pursuant to the Agreement and Plan of Merger, dated as of April 6, 1998 (the "Merger Agreement"), by and among Green Tree Financial Corporation, a Delaware corporation ("Green Tree"), Conseco and Marble Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Conseco ("Merger Sub"), pursuant to which, among other things, (i) Merger Sub will be merged with and into Green Tree (the "Merger") and Green Tree will become a wholly owned subsidiary of Conseco, and (ii) each outstanding share of the common stock, par value $.01 per share, of Green Tree will be converted into 0.9165 of a share of Conseco Common Stock; and

         2. To consider such other matters as may properly come before the meeting.

         Holders of record of outstanding shares of Conseco Common Stock and Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock of Conseco ("Conseco PRIDES") as of the close of business on ___________, 1998, are entitled to notice of and to vote at the meeting. Holders of Conseco Common Stock and Conseco PRIDES will vote together as a single class at the Conseco Special Meeting. Holders of shares of Conseco Common Stock have one vote for each share held of record, and holders of shares of Conseco PRIDES have 4/5 of one vote for each share held of record.

         Whether or not you plan to be present at the meeting, please complete, sign and return the enclosed form of proxy. No postage is required to return the form of proxy in the enclosed envelope. The proxies of shareholders who attend the meeting in person may be withdrawn and such shareholders may vote personally at the meeting.

                                              By Order of the Board of Directors




                                              John J. Sabl
                                              Executive Vice President,
                                              General Counsel and Secretary

__________, 1998
Carmel, Indiana

SUBJECT TO COMPLETION
Dated April __, 1998
[GREEN TREE LOGO]
                                  CONSECO, INC.                   [CONSECO LOGO]
                                       and
                        GREEN TREE FINANCIAL CORPORATION
                               ------------------

                              JOINT PROXY STATEMENT
                               ------------------

                            CONSECO, INC. PROSPECTUS

         This Joint Proxy Statement/Prospectus is being furnished to holders of shares of Common Stock, no par value per share ("Conseco Common Stock"), and to holders of shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock ("Conseco PRIDES" and, together with the Conseco Common Stock, the "Conseco Stock") of Conseco, Inc., an Indiana corporation ("Conseco"), in connection with the solicitation of proxies by the Board of Directors of Conseco (the "Conseco Board of Directors") for use at a Special Meeting of Conseco shareholders to be held on _________, 1998, at the Conseco Conference Center, 530 North College Drive, Carmel, Indiana 46032, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Conseco Special Meeting").

         This Joint Proxy Statement/Prospectus is also being furnished to holders of shares of common stock, par value $.01 per share ("Green Tree Common Stock"), of Green Tree Financial Corporation, a Delaware corporation ("Green Tree"), in connection with the solicitation of proxies by the Board of Directors of Green Tree (the "Green Tree Board of Directors") for use at a Special Meeting of Green Tree shareholders to be held on __________, 1998 at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Green Tree Special Meeting").

         This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Conseco, filed as part of a Registration Statement on Form S-4 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Conseco Common Stock issuable in connection with the Merger (as defined herein). All information concerning Conseco contained in this Joint Proxy Statement/Prospectus has been furnished by Conseco, and all information concerning Green Tree contained in this Joint Proxy Statement/Prospectus has been furnished by Green Tree.

         The Conseco Special Meeting has been called to consider and vote upon a proposal to approve the issuance (the "Merger Consideration Stock Issuance") of shares of Conseco Common Stock pursuant to the Agreement and Plan of Merger dated as of April 6, 1998 (the "Merger Agreement") among Conseco, Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco ("Merger Sub"), and Green Tree.

         The Green Tree Special Meeting has been called to consider and vote upon a proposal to approve and adopt the Merger Agreement.

         The Merger Agreement contemplates, among other things, that Merger Sub will be merged into Green Tree (the "Merger"), with the result that (i) Green Tree will become a wholly owned subsidiary of Conseco and (ii) each outstanding share of Green Tree Common Stock, other than shares held by Green Tree as treasury stock, will be converted into 0.9165 of a share of Conseco Common Stock.

         The consummation of the Merger is subject, among other things, to: (i) the approval of the Merger Consideration Stock Issuance by the affirmative vote of a majority of the votes cast on such proposal at the Conseco Special Meeting, provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of Conseco Stock entitled to vote thereon at the Conseco Special Meeting; (ii) the approval and adoption of the Merger Agreement by a majority of the voting power of the outstanding

Green Tree Common Stock entitled to vote thereon at the Green Tree Special Meeting; and (iii) the receipt of certain regulatory approvals.

         The Conseco Common Stock is quoted on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CNC". On ________ , 1998 the closing price of the Conseco Common Stock as reported on the NYSE was $_________.

         The Green Tree Common Stock is quoted on the NYSE and the Pacific Stock Exchange (the "PSE") under the symbol "GNT". On ______ ___, 1998, the closing price of the Green Tree Common Stock as reported on the NYSE was $___________.

         See "Risk Factors" beginning on page ___ for a discussion of certain factors that should be considered before executing a proxy solicited hereby.

         This Joint Proxy Statement/Prospectus and the related forms of proxy are first being mailed to shareholders of Conseco and Green Tree on or about _____________________, 1998.

                               ------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            -------------------------
      The date of this Joint Proxy Statement/Prospectus is _____ __, 1998.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         State insurance holding company laws and regulations applicable to Conseco generally provide that no person may acquire control of Conseco, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Conseco Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

                              AVAILABLE INFORMATION

         Conseco and Green Tree are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by Conseco and Green Tree with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Conseco and Green Tree, that file electronically with the Commission. The Conseco Common Stock is listed on the NYSE and such reports and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Green Tree Common Stock is listed on the NYSE and the PSE and such reports and such other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or the PSE, 301 Pine Street, San Francisco, California 94104.

         Conseco has filed the Registration Statement with the Commission with respect to the Conseco Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                            -------------------------

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO CONSECO SHOULD BE DIRECTED TO JAMES W. ROSENSTEELE, SENIOR VICE PRESIDENT, CORPORATE COMMUNICATIONS, CONSECO, INC., 11825 NORTH PENNSYLVANIA STREET, CARMEL, INDIANA 46032, AND TELEPHONE REQUESTS MAY BE DIRECTED TO

MR. ROSENSTEELE AT (317) 817-2893. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO GREEN TREE SHOULD BE DIRECTED TO JOHN A. DOLPHIN, VICE PRESIDENT AND DIRECTOR OF INVESTOR RELATIONS, GREEN TREE FINANCIAL CORPORATION, 1100 LANDMARK TOWERS, SAINT PAUL, MINNESOTA 55102, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MR. DOLPHIN AT ((612) 293-3400. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE _______________, 1998.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by Conseco and Green Tree, respectively, with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

         1. Conseco's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("Conseco's Annual Report"); Conseco's Current Reports on Form 8-K dated February 4, 1998 and April 6, 1998; and the description of Conseco Common Stock in Conseco's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         2. Green Tree's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 ("Green Tree's Annual Report"); and Green Tree's Current Reports on Form 8-K dated January 15, 1998 (total of 20 separate reports), January 22, 1998, January 27, 1998, January 30, 1998 (total of 2 separate reports), February 10, 1998, February 17, 1998 (total of 6 separate reports), February 18, 1998, February 19, 1998, March 10, 1998, March 16, 1998 (total of 8 separate reports), March 18, 1998 (total of 2 separate reports including Form 8-K/A), March 19, 1998, March 23, 1998, March 24, 1998, March 31, 1998 (total of
2 separate reports), April 6, 1998, April 21, 1998 and April 27, 1998.

         In addition, the Merger Agreement and the Stock Option Agreement (as hereinafter defined), copies of which are attached hereto as Annex A and Annex B, respectively, are incorporated herein by reference.

         All documents filed by Conseco and Green Tree pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of any securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Joint Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         All statements, trend analyses and other information contained in this Joint Proxy Statement/Prospectus or any document incorporated by reference herein relative to markets for Conseco's or Green Tree's products and trends in Conseco's or Green Tree's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, short-term interest rate fluctuations, stock market performance and health care inflation, which may affect the ability of Conseco to sell its products, the ability of Green Tree to make loans and access capital resources, the market value of Conseco's or Green Tree's investments, the lapse rate and profitability of policies and the level of defaults and prepayments of loans made by Green Tree; (2) Conseco's ability to achieve anticipated levels of operational efficiencies at recently acquired companies, as well as through other cost-saving initiatives; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (5) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (6) increasing competition in the sale of insurance and annuities and in the consumer finance business; (7) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of insurance products, and health care regulation affecting Conseco's supplemental health insurance products; (8) the availability and terms of future acquisitions; and (9) the risk factors or uncertainties listed in this Joint Proxy Statement/Prospectus and from time to time in any document incorporated by reference herein. In addition to the above, these statements are subject to uncertainties related to the synergies, charges and expenses associated with the Merger.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSECO OR GREEN TREE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OR THE SOLICITATION OF ANY PROXY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONSECO OR GREEN TREE SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

         As used herein, unless the context otherwise clearly requires, "Conseco" refers to Conseco, Inc. and its consolidated subsidiaries and "Green Tree" refers to Green Tree Financial Corporation and its consolidated subsidiaries. Capitalized terms not defined herein have the respective meanings specified in the Merger Agreement.




                                TABLE OF CONTENTS
                                                                            Page
AVAILABLE INFORMATION.......................................................  ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................. iii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS........................... iii

TABLE OF CONTENTS...........................................................   v

SUMMARY  ...................................................................   1

         Risk Factors.......................................................   1

         The Companies......................................................   2

         Meetings of Shareholders...........................................   3

         The Merger.........................................................   5

         Selected Financial Data............................................  12

         Selected Historical Consolidated Financial Data of Conseco.........  12

         Selected Historical Consolidated Financial Data of Green Tree......  14

         Selected Unaudited Pro Forma Combined Financial Data...............  15

         Comparative Unaudited Per Share Data of Conseco and
         Green Tree.........................................................  17

         Market Price Information...........................................  19

RISK FACTORS................................................................  20

INFORMATION CONCERNING CONSECO AND MERGER SUB...............................  21

INFORMATION CONCERNING GREEN TREE...........................................  23

SHAREHOLDER MEETINGS........................................................  24

         General............................................................  24

         Matters to Be Considered at the Meetings...........................  24

         Voting at the Meetings; Record Date; Quorum........................  24






         Proxies............................................................  26


THE MERGER..................................................................  28

         Background of the Merger...........................................  28

         Conseco's Reasons for the Merger; Recommendation of the Conseco
         Board of Directors.................................................  31

         Opinion of Conseco's Financial Advisor.............................  32

         Green Tree's Reasons for the Merger; Recommendation of the
         Green Tree Board of Directors......................................  38

         Opinion of Green Tree's Financial Advisor..........................  38

         Certain Consequences of the Merger.................................  44

         Conduct of the Business of Conseco and Green Tree After the
         Merger.............................................................  44

         Interests of Certain Persons in the Merger.........................  45

         Accounting Treatment...............................................  46

         Certain Federal Income Tax Consequences............................  46

         Regulatory Approvals...............................................  47

         NYSE Listing of Conseco Common Stock...............................  48

         Federal Securities Law Consequences................................  48

         Absence of Appraisal Rights........................................  49

THE MERGER AGREEMENT........................................................  50

         Terms of the Merger................................................  50

         Surrender and Payment..............................................  51

         Fractional Shares..................................................  51

         Conditions to the Merger...........................................  51

         Representations and Warranties.....................................  53




         Conduct of Business Pending the Merger.............................  53

         Green Tree Stock Options...........................................  55

         Employee Benefit Plans.............................................  55

         No Solicitation....................................................  55

         Indemnification; Directors and Officers Insurance..................  56

         Termination........................................................  57

         Fees and Expenses..................................................  58

         Amendment..........................................................  59

         Waiver.............................................................  59

THE STOCK OPTION AGREEMENT..................................................  60

CONSECO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...................  62

COMPARISON OF SHAREHOLDERS' RIGHTS..........................................  72

         Certain Provisions Relating to Acquisitions........................  72

         Amendment of Bylaws................................................  74

         Right to Bring Business Before an Annual or Special Meeting
         of Shareholders; Notice of Director Nominations....................  75

         Director Liability.................................................  75

         Indemnification....................................................  75

         Dividends and Repurchases..........................................  76

         Dissenters' Rights.................................................  76

         Director and Officer Discretion....................................  77





MANAGEMENT OF THE SURVIVING CORPORATION UPON CONSUMMATION OF THE
         MERGER.............................................................  77

LEGAL MATTERS...............................................................  78

EXPERTS  ...................................................................  78

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS AND AUDITORS......................  78

SHAREHOLDER PROPOSALS.......................................................  78

OTHER MATTERS...............................................................  79

Annex A - Agreement and Plan of Merger

Annex B - Stock Option Agreement

Annex C - Opinion of Merrill Lynch & Co.

Annex D - Opinion of Lehman Brothers Inc.





                                     SUMMARY

         The following is a summary of certain important terms of the proposed Merger and related information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, contained elsewhere, or incorporated by reference, in this Joint Proxy Statement/Prospectus and the Annexes hereto. Except as otherwise indicated, all financial information in this Joint Proxy Statement/Prospectus is presented in accordance with generally accepted accounting principles ("GAAP"). Shareholders are urged to read this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus.



         Shareholders of Conseco and Green Tree are urged to read this Joint Proxy Statement/Prospectus and the Annexes hereto in their entirety and should consider carefully the information set forth herein under "Risk Factors."



                                  Risk Factors

         In considering whether to approve the various matters pertaining to the Merger, the shareholders of Conseco and Green Tree should consider, among other things, that: (i) the Exchange Ratio is expressed in the Merger Agreement as a fixed ratio and will not be adjusted in the event of any increase or decrease in the price of the Conseco Common Stock or the price or value of Green Tree Common Stock, nor will either party have the right to terminate the Merger Agreement or elect not to consummate the Merger as a result of such changes; (ii) there can be no assurance that synergies (such as potential cross-marketing of products) and cost savings (primarily from lowering the cost of capital) currently expected to result from the consummation of the Merger will be achieved or the extent to which they will be achieved; (iii) uncertainty as to one-time merger-related costs and factors affecting valuation of certain assets and (iv) certain directors and executive officers of Conseco and Green Tree have interests in the Merger that are in addition to their interests as holders of Conseco Common Stock or Green Tree Common Stock generally. See "Risk Factors."

                                  The Companies


Conseco, Inc.  ............         Conseco  is  a  financial  services  holding
                                    company.   Conseco  develops,   markets  and
                                    administers  supplemental  health insurance,
                                    annuity,  life  insurance,   individual  and
                                    group  major  medical  insurance  and  other
                                    insurance products.  Since 1982, Conseco has
                                    acquired  19  insurance  groups.   Conseco's
                                    operating  strategy is to grow the insurance
                                    business within its subsidiaries by focusing
                                    its   resources  on  the   development   and
                                    expansion of profitable  products and strong
                                    distribution    channels.     Conseco    has
                                    supplemented  such growth by  acquisition of
                                    companies   that   have   profitable   niche
                                    products  and strong  distribution  systems.
                                    Once an insurance company has been acquired,
                                    Conseco's  operating  strategy  has  been to
                                    consolidate  and  streamline  management and
                                    administrative  functions where appropriate,
                                    to  realize  superior   investment   returns
                                    through   active   asset   management,    to
                                    eliminate    unprofitable    products    and
                                    distribution channels, and to expand and develop the profitable distribution channels and products.

                                    Conseco was  organized in 1979 as an Indiana
                                    corporation  and  commenced   operations  in
                                    1982. Its executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and its telephone number is
                                    (317) 817-6100. See "Information  Concerning
                                    Conseco and the Merger Sub."

Marble Acquisition Corp..........   Merger  Sub, a  wholly  owned  subsidiary of
                                    Conseco, was formed for the purposes of effecting the Merger. To date, Merger Sub has not engaged in any activities other than those incident to its organization and the consummation of the Merger. See "Information
                                    Concerning Conseco and Merger Sub."

Green Tree Financial
Corporation    ................     Green   Tree  is  a   diversified  financial
                                    services company that provides financing for
                                    manufactured   homes,   home  equity,   home
                                    improvements,    consumer    products    and
                                    equipment   and   provides    consumer   and
                                    commercial revolving credit. Green Tree's insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts it services. Green Tree is the largest servicer of manufactured housing contracts in the United States. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United
                                    States, Green Tree serves all 50 states.

                                    Green    Tree    pools    and    securitizes
                                    substantially   all  of  the   contracts  it
                                    originates, retaining the servicing on the contracts. Such pools are structured into asset-backed securities which are sold in the public securities markets. In servicing the contracts, Green Tree collects payments from the borrower and remits principal and interest payments to the holder of the contract or investor certificate backed by the contracts.

                                    Green Tree was originally incorporated under
                                    the laws of the State of  Minnesota in 1975.
                                    In 1995 Green Tree reincorporated  under the
                                    laws of the State of Delaware.  Green Tree's
                                    principal  executive  offices are located at
                                    1100  Landmark   Towers,   345  Saint  Peter
                                    Street, Saint Paul, Minnesota 55102-1639 and its telephone number is (612) 293-3400. See "Information Concerning Green Tree."

                                             Meetings of Shareholders

Time, Date and Place...........     Conseco. The Conseco Special Meeting will be
                                    held  at  10:00   a.m.,   local   time,   on
                                    _________,  1998 at the  Conseco  Conference
                                    Center,  530 North  College  Drive,  Carmel,
                                    Indiana 46032 and at any adjournment or postponement thereof.

                                    Green Tree. The Green Tree Special Meeting will be held at 10:00 a.m., local time, on __________, 1998 at The Saint Paul Hotel, 350 Market Street, Saint Paul, Minnesota 55102 and at any adjournment or postponement thereof.

Purpose of the Meetings........     Conseco.  The purpose of the Conseco Special
                                    Meeting is to  consider  and vote upon (i) a
                                    proposal to approve the Merger Consideration
                                    Stock  Issuance and (ii) such other business
                                    as may  properly  come  before  the  Conseco
                                    Special  Meeting  or  any   adjournments  or
                                    postponements   thereof.   See  "Shareholder
                                    Meetings-- Matters to be Considered at the Meetings -- Conseco."

                                    Green  Tree.  The  purpose of the Green Tree
                                    Special Meeting is to consider and vote upon
                                    (i) a  proposal  to  approve  and  adopt the
                                    Merger   Agreement   and  (ii)  such   other
                                    business  as may  properly  come  before the
                                    Green   Tree   Special    Meeting   or   any
                                    adjournments or postponements  thereof.  See
                                    "Shareholder   Meetings  --  Matters  to  be
                                    Considered at the Meetings -- Green Tree."

Record Date, Shares
Entitled to Vote, Quorum ......     Conseco.  Holders  of   record  of   Conseco
                                    Common Stock and Conseco PRIDES at the close
                                    of  business  on  ____________,   1998  (the
                                    "Conseco  Record  Date"),  are  entitled  to
                                    notice of and to vote,  together as a single
                                    class, at the Conseco Special Meeting. As of
                                    the Conseco Record Date, there were ________
                                    shares of Conseco  Common Stock  outstanding
                                    and entitled to vote and _________ shares of
                                    Conseco PRIDES  outstanding  and entitled to
                                    vote.  Each  holder  of  record of shares of
                                    Conseco  Common Stock on the Conseco  Record
                                    Date is entitled  to cast,  either in person
                                    or by properly  executed proxy, one vote per
                                    share of Conseco  Common Stock on the Merger
                                    Consideration  Stock Issuance and such other
                                    matters,  if any, properly submitted for the
                                    vote  of  the  Conseco  shareholders  at the
                                    Conseco  Special  Meeting.  Each  holder  of
                                    record of shares  of  Conseco  PRIDES on the
                                    Conseco  Record  Date is  entitled  to cast,
                                    either  in person  or by  properly
                                    executed  proxy,  four-fifths  (4/5)  of one
                                    vote per  share  of  Conseco  PRIDES  on the
                                    Merger Consideration Stock Issuance and such
                                    other matters,  if any,  properly  submitted
                                    for the vote of the Conseco  shareholders at
                                    the    Conseco    Special    Meeting.    See
                                    "Shareholder  Meetings."

                                    The presence, in person or by properly executed proxy, of the holders of Conseco Common Stock and Conseco PRIDES representing a majority of the voting power of all outstanding Conseco Stock at the Conseco Special Meeting is necessary to constitute a quorum at the Conseco Special Meeting. See "Shareholder Meetings."

                                    Green  Tree.  Holders of record of shares of
                                    Green  Tree  Common  Stock  at the  close of
                                    business on  _______,  1998 (the "Green Tree
                                    Record Date"), are entitled to notice of and
                                    to vote at the Green Tree  Special  Meeting.
                                    As of the Green Tree Record Date, there were
                                    _______  shares of Green Tree  Common  Stock
                                    outstanding   and  entitled  to  vote.  Each
                                    holder of  record  of  shares of Green  Tree
                                    Common Stock on the Green Tree Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the approval and adoption of Merger Agreement and the other matters, if any, properly submitted for the vote of the Green Tree shareholders at the Green Tree Special Meeting. See "Shareholder Meetings."

                                    The presence, in person or by properly executed proxy, of the holders of stock representing a majority of the voting power of all outstanding shares of the Green Tree Common Stock at the Green Tree Special Meeting is necessary to constitute a quorum at the Green Tree Special Meeting. See "Shareholder Meetings."

Vote Required................       Conseco.  Although  approval  of  the Merger
                                    and the Merger Agreement by the shareholders
                                    of Conseco is not required under Indiana law
                                    because   Conseco   is  not  a   constituent
                                    corporation  to the Merger,  under the rules
                                    of the  NYSE,  on which the  Conseco  Common
                                    Stock is listed,  the affirmative  vote of a
                                    majority   of  the   voting   power  of  the
                                    outstanding shares of voting stock present and voting thereon (in person or by proxy) is required for approval of the Merger
                                    Consideration Stock Issuance, provided that the total number of votes cast on such proposal must represent more than 50% of the voting power of Conseco Stock entitled to vote thereon at the Conseco Special Meeting.
                                    See  "Shareholder  Meetings--  Voting at the
                                    Meetings; Record Date; Quorum-- Conseco."

                                    Green Tree.  The approval  and  adoption  by
                                    Green  Tree  of the  Merger  Agreement  will
                                    require the affirmative  vote of the holders
                                    of a  majority  of the  voting  power of the
                                    outstanding  shares  of  Green  Tree  Common
                                    Stock   entitled   to  vote   thereon.   See
                                    "Shareholder   Meetings  --  Voting  at  the
                                    Meetings;   Record  Date;  Quorum  --  Green
                                    Tree."

Share Ownership of
Management...................       Conseco.  At the  close  of  business on the
                                    Conseco Record Date, directors and executive
                                    officers of Conseco and their affiliates
                                    were the  beneficial  owners of an aggregate
                                    of _______  shares of Conseco  Common  Stock
                                    and ________ shares of Conseco  PRIDES.  See
                                    "Shareholder    Meetings--Voting   at   the
                                    Meetings; Record Date; Quorum--Conseco."

                                    Green Tree.  At the close of business on the
                                    Green  Tree  Record  Date,   directors   and
                                    executive officers of Green Gree and their affiliates were the beneficial owners of an aggregate of ________ shares of Green Tree Common Stock. See "Shareholder Meetings -- Voting at the Meetings; Record Date; Quorum -- Green Tree."

                                                    The Merger

Effect of Merger.............       Upon consummation of the  Merger, (i) Merger
                                    Sub will be merged with and into Green Tree,
                                    with   Green   Tree   being  the   surviving
                                    corporation  (the  "Surviving  Corporation")
                                    and a wholly  owned  subsidiary  of Conseco;
                                    (ii) each  outstanding  share of Green  Tree
                                    Common  Stock  (other  than  shares of Green
                                    Tree  Common  Stock  held by  Green  Tree as
                                    treasury   stock)  will  be   canceled   and
                                    converted into 0.9165 (the "Exchange Ratio")
                                    of a share  of  Conseco  Common  Stock;  and
                                    (iii) each outstanding share of common stock
                                    of  Merger  Sub will be  converted  into one
                                    share of the common  stock of the  Surviving
                                    Corporation.  A copy of the Merger Agreement
                                    is  attached  as Annex A to this Joint Proxy
                                    Statement/Prospectus  and is incorporated by
                                    reference    herein.    See   "The    Merger
                                    Agreement."

Merger Consideration.........       The  Conseco  Common  Stock  to be issued to
                                    holders of shares of Green Tree Common Stock
                                    in  accordance  with the Merger and any cash
                                    to be paid in lieu of  fractional  shares of
                                    Conseco   Common   Stock  are   referred  to
                                    collectively as the "Merger  Consideration."
                                    Conseco  will  apply to have the  additional
                                    shares  of  Conseco   Common   Stock  issued
                                    pursuant  to the Merger  listed on the NYSE.
                                    See "The Merger Agreement-- Conditions to the Merger."

                                    No fractional shares of Conseco Common Stock
                                    will be issued  in the  Merger.  Each  Green
                                    Tree  shareholder  who otherwise  would have
                                    been  entitled  to a fraction  of a share of
                                    Conseco  Common  Stock will  receive in lieu
                                    thereof cash in accordance with the terms of
                                    the  Merger   Agreement.   See  "The  Merger
                                    Agreement -- Fractional Shares."

                                    As  soon  as  reasonably  practicable  after
                                    consummation  of the  Merger,  a  letter  of
                                    transmittal (including  instructions setting
                                    forth the  procedures  for  exchanging  such
                                    holder's  certificates   representing  Green
                                    Tree Common Stock  ("Certificates")  for the
                                    Merger Consideration  payable to such holder
                                    pursuant  to the Merger  Agreement)  will be
                                    sent to each  holder  of  record,  as of the
                                    Effective  Time,  of  shares  of Green  Tree
                                    Common   Stock.   Upon   surrender  of  such
                                    Certificates   to  the  Exchange  Agent  (as
                                    defined   herein)   together   with  a  duly
                                    completed    and    executed    letter    of
                                    transmittal,   such  holder  will   promptly
                                    receive  the Merger  Consideration  for each
                                    share of Green Tree Common Stock  previously
                                    represented   by   the    Certificates    so
                                    surrendered.  See "The Merger  Agreement  --
                                    Surrender and Payment."

Treatment of Existing
Options  ....................       From and  after  the  Effective  Time,  each
                                    outstanding  unexpired  option  to  purchase
                                    shares of Green Tree Common  Stock (a "Green
                                    Tree Stock  Option")  other than the Conseco
                                    Option,  by virtue of the terms of each such
                                    option,  shall be  fully  vested  and  shall
                                    represent  an option to purchase  the number
                                    of  shares  of  Conseco   Common   Stock  (a
                                    "Substitute     Option")    determined    by
                                    multiplying  (i) the  number  of  shares  of
                                    Green  Tree  Common  Stock  subject  to such
                                    Green Tree Stock Option immediately prior to
                                    the  Effective  Time  by (ii)  the  Exchange
                                    Ratio,  at an  exercise  price  per share of
                                    Conseco  Common  Stock equal to the exercise
                                    price per share of Green Tree  Common  Stock
                                    provided  therein  divided  by the  Exchange
                                    Ratio,  and  otherwise on the same terms and
                                    conditions  as  were  applicable  under  the
                                    Green Tree Stock Option immediately prior to
                                    the   Effective   Time.   See  "The   Merger
                                    Agreement-- Green Tree Stock Options."

Board Recommendations
Regarding the Merger.........       Conseco.  The Conseco Board of Directors has
                                    unanimously determined that the Merger is in
                                    the  best   interests  of  Conseco  and  its
                                    shareholders  and has  approved  the  Merger
                                    Agreement.  THE CONSECO  BOARD OF  DIRECTORS
                                    UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
                                    OF  CONSECO  VOTE  IN  FAVOR  OF THE  MERGER
                                    CONSIDERATION  STOCK ISSUANCE AT THE CONSECO
                                    SPECIAL  MEETING.  For a  discussion  of the
                                    relevant  factors  considered by the Conseco
                                    Board   of    Directors    in   making   its
                                    recommendation   and  approving  the  Merger
                                    Agreement,  see  "The  Merger  --  Conseco's
                                    Reasons for the Merger; Recommendation of the Conseco Board of Directors."

                                    Green   Tree.   The  Green   Tree  Board  of
                                    Directors has  unanimously  determined  that
                                    the Merger is in the best interests of Green
                                    Tree and its  shareholders  and has approved
                                    the Merger  Agreement.  THE GREEN TREE BOARD
                                    OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
                                    SHAREHOLDERS  OF GREEN TREE VOTE IN FAVOR OF
                                    APPROVAL   AND   ADOPTION   OF  THE   MERGER
                                    AGREEMENT AT THE GREEN TREE SPECIAL MEETING.
                                    For  a  discussion  of  the  interests  that
                                    certain executive  officers and directors of
                                    Green  Tree have with  respect to the Merger
                                    in   addition   to   their    interests   as
                                    shareholders  of Green  Tree  generally  and
                                    information regarding the treatment of Green
                                    Tree  Stock  Options  and  other  rights  of
                                    certain members of the Green Tree Board, see
                                    "The Merger -- Interests of Certain  Persons
                                    in   the   Transaction."   Such   interests,
                                    together with other relevant factors, were considered by the Green Tree Board in making its recommendation and approving the Merger Agreement. See "The Merger -- Green Tree's Reasons for the Merger; Recommendation of the Green Tree Board of Directors."

Opinion of Conseco's
Financial Advisor............       Merrill Lynch & Co.  ("Merrill  Lynch")  has
                                    delivered its written opinion to the Board of Directors of Conseco that, as of April 6, 1998, the Exchange Ratio is fair, from a financial point of view, to Conseco.

                                    The  full  text of the  written  opinion  of
                                    Merrill Lynch,  which sets forth assumptions
                                    made,  procedures  followed,  other  matters
                                    considered   and   limits   of  the   review
                                    undertaken in  connection  with the opinion,
                                    is  attached   hereto  as  Annex  C  and  is
                                    incorporated herein by reference. Holders of Conseco Stock are urged to, and should, read such opinion in its entirety. See "The
                                    Merger --  Opinion  of  Conseco's  Financial
                                    Advisor."

Opinion of Green Tree's
Financial Advisor............       Lehman Brothers Inc. ("Lehman Brothers") has
                                    delivered its written opinion to the Board of Directors of Green Tree that, as of April
                                    6, 1998, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Green Tree.

                                    The  full  text of the  written  opinion  of
                                    Lehman    Brothers,    which    sets   forth
                                    assumptions made, procedures followed, other
                                    matters  considered and limits of the review
                                    undertaken in  connection  with the opinion,
                                    is  attached   hereto  as  Annex  D  and  is
                                    incorporated herein by reference. Holders of Green Tree Common Stock are urged to, and should, read such opinion in its entirety. See "The Merger -- Opinion of Green Tree's Financial Advisor."

Certain Consequences
of the Merger................       Upon  consummation of  the Merger, the Green
                                    Tree shareholders  will become  shareholders
                                    of  Conseco,  and each  share of Green  Tree
                                    Common   Stock   issued   and    outstanding
                                    immediately prior to the consummation of the
                                    Merger (other than shares held as Green Tree
                                    treasury  stock  immediately  prior  to  the
                                    Effective  Time) shall be converted into the
                                    Merger    Consideration.    See    "--Merger
                                    Consideration."  In  addition,   Green  Tree
                                    Stock Options will become Substitute Options to purchase a number of shares of Conseco
                                    Common Stock determined as described under "The Merger Agreement-- Fractional Shares" and "-- Green Tree Stock Options."

                                    After   consummation  of  the  Merger,   the
                                    current   Conseco   shareholders   will  own
                                    approximately  62% of the  shares of Conseco
                                    Common   Stock  to  be   outstanding   after
                                    consummation of the Merger,  and the current
                                    Green    Tree    shareholders    will    own
                                    approximately 38% of such shares.

                                    See "The Merger -- Certain Consequences of the Merger."

Conduct of the Business of
Conseco and Green Tree
After the Merger.............       Conseco plans  for  the  operations of Green
                                    Tree  in   general   to  remain  in  current
                                    locations after  consummation of the Merger.
                                    Conseco  intends  to support  and  encourage
                                    Green Tree's continued growth and product expansion. Conseco and Green Tree have a similar "Middle America" customer focus, and they plan to cross market their products to the customer base of the combined company. In addition, Conseco intends to seek to finance the combined entity on a more efficient basis and achieve other cost efficiencies where possible. There can be no assurance that these benefits will be realized from the Merger. See "The Merger -- Conduct of the Business of Conseco and Green Tree After the Merger."

                                    The Merger Agreement  provides that prior to
                                    or  concurrently  with the  Effective  Time,
                                    Conseco's   Board  of   Directors   will  be
                                    expanded  to  add  Mr.   Lawrence  M.  Coss,
                                    Chairman  of the Board  and Chief  Executive
                                    Officer  of  Green  Tree,  and  one  or  two
                                    additional   persons  at  Conseco's  option,
                                    selected  by Conseco  among the  individuals
                                    who were directors of Green Tree as of April
                                    6,  1998,   as  new  directors  of  Conseco.
                                    Pursuant  to the Merger  Agreement,  (i) the
                                    members of the Board of  Directors of Merger
                                    Sub immediately prior to the consummation of
                                    the Merger shall become the directors of the
                                    Surviving    Corporation    following    the
                                    consummation  of the  Merger,  and  (ii) the
                                    officers of Green Tree immediately  prior to
                                    the  consummation of the Merger shall be the
                                    officers   of  the   Surviving   Corporation
                                    following  the  consummation  of the Merger.
                                    See "Management of the Surviving Corporation
                                    Upon Consummation of the Merger."

Effective Time of the Merger.       The Merger  will  become  effective upon the
                                    date a  Certificate  of Merger is filed with
                                    the  Secretary  of State of  Delaware  or at
                                    such time  thereafter  as is provided in the
                                    Certificate   of  Merger   (the   "Effective
                                    Time"). See "The Merger Agreement-- Terms of the Merger."

Conditions to the Merger......      The obligations of Conseco and Green Tree to
                                    consummate  the  Merger  are  subject to the
                                    satisfaction    of    certain    conditions,
                                    including,  without  limitation,   obtaining
                                    requisite Conseco and Green Tree shareholder
                                    approvals,  delivery  to  Conseco  and Green
                                    Tree of tax  opinions,  delivery  to Conseco
                                    and  Green  Tree  of   accountant   "comfort
                                    letters,"  delivery  to  Conseco  of certain
                                    accountant   letters  regarding  pooling  of
                                    interest accounting treatment of the Merger,
                                    the     continued     accuracy     of    the
                                    representations and warranties  contained in
                                    the  Merger  Agreement  and the  receipt  of
                                    certain governmental  consents and approvals
                                    including,   without   limitation,   certain
                                    consents  and   approvals   required   under
                                    applicable  banking and finance laws and the
                                    expiration (or earlier  termination)  of the
                                    relevant    waiting    period    under   the
                                    Hart-Scott-Rodino Antitrust Improvements Act
                                    of 1976,  as amended  (the "HSR  Act").  See
                                    "The Merger-- Regulatory Approvals" and "The
                                    Merger   Agreement--   Conditions   to   the
                                    Merger".

Termination of the Merger
Agreement; Fees and
Expenses.....................       The  Merger  Agreement  may be terminated at
                                    any time prior to the  Effective  Time under
                                    certain  circumstances,   including,   among
                                    other things:

                                    (i) by mutual written consent of Conseco and
                                    Green Tree;  (ii) by either Conseco or Green
                                    Tree if the  other  fails to  comply  in any
                                    material  respect with any of its  covenants
                                    or   agreements   contained  in  the  Merger
                                    Agreement required to be complied with prior
                                    to  the   date   of  such   termination   or
                                    materially  breaches any  representation  or
                                    warranty   that  is  not   qualified  as  to
                                    materiality  or breaches any  representation
                                    or warranty  that is so  qualified  (in each
                                    case  after a 30  business  day cure  period
                                    following  notice of such breach);  (iii) by
                                    either  Conseco  or Green Tree if the Merger
                                    has not been effected  prior to the close of
                                    business on December  31,  1998,  subject to
                                    certain limitations;  (iv) by either Conseco
                                    or Green Tree if the  requisite  shareholder
                                    approvals are not  obtained;  (v) by Conseco
                                    or Green  Tree if Green Tree  enters  into a
                                    merger,  acquisition  or other  agreement to
                                    effect  a  Superior   Proposal  (as  defined
                                    below);  (vi) by  Conseco  if the  Board  of
                                    Directors  of Green  Tree,  in breach of the
                                    Merger Agreement,  withdraws or modifies its
                                    recommendation  of the Merger,  recommends a
                                    competing  transaction or fails to recommend
                                    against  a  tender  or  exchange  offer by a
                                    third party;  and (vii) by Green Tree if the
                                    Board of Directors  of Conseco  withdraws or
                                    modifies its  recommendation  of the Merger.
                                    See "The Merger  Agreement --  Termination."
                                    The  Merger   Agreement   provides  for  the
                                    payment of breakup fees,  not to exceed $295
                                    million,  following  a  termination  of  the
                                    Merger      Agreement      under     certain
                                    circumstances.  See "The Merger Agreement --
                                    Fees and Expenses."

Stock Option Agreement. . .         In  connection  with  the  execution  of the
                                    Merger  Agreement,  Conseco  and Green  Tree
                                    entered  into the  Stock  Option  Agreement,
                                    dated  April  6,  1998  (the  "Stock  Option
                                    Agreement"),  pursuant  to which  Green Tree
                                    has granted  Conseco an option (the "Conseco
                                    Option") to purchase up to 26,668,399 shares
                                    of Green Tree Common Stock (or approximately
                                    19.9%  of the  outstanding  shares  of Green
                                    Tree  Common  Stock  as of  the  Green  Tree
                                    Record Date,  without  including  any shares
                                    subject to or issued pursuant to the Conseco
                                    Option) at an  exercise  price of $52.93 per
                                    share  (i.e.,  the  closing  sale  price  of
                                    Conseco   Common  Stock  on  April  6,  1998
                                    multiplied  by  the  Exchange  Ratio).   The
                                    Conseco Option is exercisable  only upon the
                                    occurrence  of certain  events and  provides
                                    Conseco    the    right,    under    certain
                                    circumstances,  to  require  Green  Tree  to
                                    purchase for cash the unexercised portion of
                                    the Conseco Option. The Conseco Option was a
                                    condition  to  Conseco's  entering  into the
                                    Merger  Agreement and it might  increase the
                                    likelihood of  consummation of the Merger by
                                    discouraging   competing  offers  for  Green
                                    Tree.  Certain  aspects of the Stock  Option
                                    Agreement    may   have   the    effect   of
                                    discouraging  persons  who may now, or prior
                                    to the  Effective  Time,  be  interested  in
                                    acquiring all of or a  significant  interest
                                    in Green Tree from  considering or proposing
                                    such an  acquisition,  even if such  persons
                                    were prepared to offer to pay  consideration
                                    to  shareholders  of Green  Tree  that had a
                                    higher  current market price than the shares
                                    of Conseco  Common  Stock to be received for
                                    each  share  of  Green  Tree  Common   Stock
                                    pursuant to the Merger Agreement.

                                    The  Stock  Option   Agreement  is  attached
                                    hereto  as  Annex  B  to  this  Joint  Proxy
                                    Statement/Prospectus   and  is  incorporated
                                    herein by  reference.  See "The Stock Option
                                    Agreement."

Absence of Appraisal
Rights  .....................       Holders  of   Conseco   Stock  will  not  be
                                    entitled  to  appraisal   rights  under  the
                                    Indiana   Business   Corporation   Law  (the
                                    "Indiana  Corporation  Law")  in  connection
                                    with  the  Merger.  Holders  of  Green  Tree
                                    Common   Stock  will  not  be   entitled  to
                                    appraisal  rights under the Delaware General
                                    Corporation Law (the "DGCL") in connection with the Merger. See "The Merger -- Absence of Appraisal Rights."

Certain Federal Income Tax
Consequences.................       It  is  a  condition  to  the obligations of
                                    Green  Tree and  Conseco to  consummate  the
                                    Merger   that  they   receive   from   their
                                    respective  counsel an opinion to the effect
                                    that   the   Merger   will    constitute   a
                                    reorganization  under Section  368(a) of the
                                    Internal  Revenue  Code of 1986,  as amended
                                    (the   "Code"),   for  federal   income  tax
                                    purposes and,  accordingly,  no gain or loss
                                    will   be    recognized    by   Green   Tree
                                    shareholders  upon their  exchange  of Green
                                    Tree Common  Stock for Conseco  Common Stock
                                    (except to the extent of any cash received in lieu of a fractional share interest in Conseco Common Stock). See "The Merger--
                                    Certain Federal Income Tax Consequences."

Accounting Treatment.........       The Merger is expected to  be  accounted for
                                    as a "pooling of  interests"  in  accordance
                                    with    generally    accepted     accounting
                                    principles.  See "The  Merger --  Accounting
                                    Treatment."

Comparison of Shareholders'
Rights  .....................       Upon  consummation  of the Merger, the Green
                                    Tree shareholders  will become  shareholders
                                    of Conseco. See "Comparison of Shareholders'
                                    Rights"  for  a  summary  of  the   material
                                    differences between the rights of holders of
                                    Conseco  Common  Stock and Green Tree Common
                                    Stock.  These  differences  arise  from  the
                                    distinctions   between   the   laws  of  the
                                    jurisdictions  in which  Conseco  and  Green
                                    Tree are incorporated (Indiana and Delaware, respectively) and the distinctions between the articles of incorporation and bylaws of Conseco and the certificate of incorporation and bylaws of Green Tree.

SELECTED FINANCIAL DATA

       The following tables present: (i) the selected historical consolidated financial data for each of Conseco and Green Tree; and (ii) the unaudited pro forma selected consolidated financial data reflecting the consummation of the Merger.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CONSECO

       The selected consolidated financial data for Conseco are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Conseco, audited by Coopers & Lybrand L.L.P., independent accountants, which are included in Conseco's Annual Report, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

       The comparison of selected historical financial information in the table below is significantly affected by: (1) the acquisitions consummated by Conseco Capital Partners, L.P. ("Partnership I") and Conseco Capital Partners II, L.P. ("Partnership II"); (ii) the sale of Western National Corporation ("Western National"); (iii) the transactions affecting Conseco's ownership interest in Bankers Life Holding Corporation ("BLH") and CCP Insurance, Inc. ("CCP"); (iv) the acquisition (the "LPG Merger") of Life Partners Group, Inc. ("LPG"); (v) the acquisition (the "ATC Merger") of American Travellers Corporation ("ATC"); (vi) the acquisition (the "THI Merger") of Transport Holdings Inc. ("THI"); (vii) the acquisition (the "CAF Merger") of Capitol American Financial Corporation
("CAF"); (viii) the acquisition (the "PFS Merger") of Pioneer Financial Services, Inc. ("PFS"); (ix) the acquisition (the "Colonial Penn Purchase") of Colonial Penn Life Insurance Company and Providential Life Insurance Company and certain other assets (collectively referred to as "Colonial Penn"); and (x) the acquisition (the "WNIC Merger") of Washington National Corporation ("WNIC"). Conseco did not have unilateral control to direct all of CCP's activities during 1993 and 1994 and, therefore, did not consolidate the financial statements of CCP with the financial statements of Conseco. As a result of the purchase by Conseco of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of Conseco, effective January 1, 1995. Conseco has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of Western National were consolidated with the financial statements of Conseco. Following the completion of the initial public offering of Western National (and subsequent disposition of Conseco's remaining equity interest in Western National), the financial statements of Western National were no longer consolidated with the financial statements of Conseco. As of September 29, 1994, Conseco began to include in its financial statements the newly acquired Partnership II subsidiary, American Life Holdings, Inc. ("ALH"). As of July 1, 1996, Conseco began to include in its financial statements its newly acquired subsidiary, LPG. Effective December 31, 1996, Conseco began to include in its financial statements its subsidiaries acquired in the ATC Merger and the THI Merger. As of January 1, 1997 Conseco began to include in its financial statements its subsidiaries acquired in the CAF Merger. As of April 1, 1997, Conseco began to include in its financial statements its subsidiaries acquired in the PFS Merger. Effective September 30, 1997, Conseco began to include in its financial statements its subsidiaries acquired in the Colonial Penn Purchase. Effective December 1, 1997, Conseco began to include in its financial statements its subsidiaries acquired in the WNIC Merger. Such business combinations are described in the notes to the consolidated financial statements included in Conseco's Annual Report, which is incorporated herein by reference.




                                                                               Year ended December 31,
                                                              ---------------------------------------------------------
                                                              1997         1996         1995          1994         1993
                                                              ----         ----         ----          ----         ----
                                                                    (Amounts in millions, except per share data)
STATEMENT OF OPERATIONS DATA
Insurance policy income                                      $3,410.8     $1,654.2     $1,465.0    $1,285.6      $1,293.8
Net investment income                                         1,825.3      1,302.5      1,142.6       385.7         896.2
Net investment gains (losses)                                   266.5         60.8        204.1       (30.5)        242.6
Total revenues                                                5,568.4      3,067.3      2,855.3     1,862.0       2,636.0
Interest expense on notes payable                               109.4        108.1        119.4        59.3          58.0
Total benefits and expenses                                   4,565.3      2,573.7      2,436.8     1,537.6       2,025.8
Income before income taxes, minority interest and
   extraordinary charge                                       1,003.1        493.6        418.5       324.4         610.2
Extraordinary charge on extinguishment of debt, net of tax        6.9         26.5          2.1         4.0          11.9
Net income                                                      567.3        252.4        220.4       150.4         297.0
Preferred stock dividends and charge related to induced
   conversions of convertible preferred stock                    21.9         27.4         18.4        18.6          20.6
Net income applicable to common stock                           545.4        225.0        202.0       131.8         276.4

PER SHARE DATA (a)
Net income, basic                                               $2.94        $2.15        $2.48       $1.31         $2.74
Net income, diluted                                              2.64         1.82         2.12        1.22          2.20
Dividends declared per common share                              .313         .083         .046        .125          .075
Book value per common share outstanding                         20.22        16.86        10.22        5.22          8.45
Shares outstanding at year-end                                  186.7        167.1         81.0        88.7         101.2
Weighted average shares outstanding for diluted earnings        210.2        138.9        103.9       123.4         133.8

BALANCE SHEET - AT PERIOD END
Total assets                                                $35,914.8    $25,612.7    $17,297.5   $10,811.9     $13,749.3
Notes payable for which Conseco is directly liable
   and commercial paper                                       2,354.9      1,094.9        871.4       191.8         413.0
Notes payable of affiliates, not direct
   obligations of Conseco                                        -            -           584.7       611.1         290.3
Total liabilities                                            30,640.1     21,829.7     15,782.5     9,743.2      12,382.9
Minority interest in consolidated subsidiaries:
   Company-obligated mandatorily redeemable
     preferred securities of subsidiary trusts                1,383.9        600.0         -           -             -
   Preferred stock                                               -            97.0        110.7       130.1          -
   Common stock                                                    .7           .7        292.6       191.6         223.8
Shareholders' equity                                          3,890.1      3,085.3      1,111.7       747.0       1,142.6

OTHER FINANCIAL DATA (b)
Premiums collected (c)                                       $5,055.7     $3,280.2     $3,106.5    $1,879.1      $2,140.1
Operating earnings (d)                                          574.9        267.7        131.3       151.7         162.0
Operating earnings per diluted common share (a) (d)              2.74         1.93         1.26        1.23          1.20
Assets under management (at fair value) (e)                  32,079.0     31,109.0     24,725.0    23,113.0      18,260.0
Shareholders' equity, excluding unrealized appreciation
   (depreciation) of fixed maturity securities at period
   end (f)                                                    3,712.9      3,045.5        999.1       884.7       1,055.2
Book value per common share, excluding
   unrealized appreciation (depreciation) of fixed
   maturity securities at period end (a) (f)                    19.27        16.62         8.83        6.77          7.58


--------------------

(a) All share and per share amounts have been restated to reflect the two-for-one stock splits paid on April 1, 1996 and February 11, 1997.

(b) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, invested assets, shareholders' equity or book value per share prepared in accordance with generally accepted accounting principles ("GAAP").







(c) Includes premiums received from universal life and products without mortality or morbidity risk. Such premiums are not reported as revenues under GAAP and were $2,099.4 million in 1997, $1,881.3 million in 1996, $1,757.5 million in 1995, $634.6 million in 1994 and $891.9 million in 1993.

(d) Represents income before extraordinary charge, excluding net investment gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and nonrecurring activities (net of income taxes).

(e) Represents the total market value of the investment portfolios managed by Conseco Capital Management, Inc. ("CCM") including assets of Conseco's subsidiaries of $27.0 billion, $18.5 billion, $13.8 billion, $11.5 billion and $7.4 billion at December 31, 1997, 1996, 1995, 1994 and 1993, respectively, and assets of unaffiliated parties of $5.1 billion, $12.6 billion, $11.0 billion, $11.6 billion and $10.9 billion at December 31, 1997, 1996, 1995, 1994 and 1993, respectively.

(f) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments. Such adjustments are in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in Conseco's Annual Report, which is incorporated herein by reference.


SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF GREEN TREE

       The selected consolidated financial data for Green Tree are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Green Tree, audited by KPMG Peat Marwick LLP, independent auditors, which are included in Green Tree's Annual Report, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference".

                                                                               Year ended December 31,
                                                              ---------------------------------------------------------
                                                              1997         1996 (a)     1995          1994         1993
                                                              ----         ----         ----          ----         ----
                                                                    (Amounts in millions, except per share data)
STATEMENT OF OPERATIONS DATA
Interest income                                             $   370.6       $215.3       $176.0       $111.4       $112.5
Gain on sale of receivables                                     546.8        389.7        448.7        320.4        201.9
Total revenues                                                1,091.5        724.1        711.3        497.4        366.7
Interest expense on notes payable                               160.9         70.1         57.3         41.6         51.2
Total expenses                                                  605.4        400.3        301.7        195.3        166.1
Income before income taxes                                      486.1        323.8        409.6        302.1        200.6
Net income                                                      301.4        200.8        254.0        181.3        116.4

PER SHARE DATA
Net income, basic                                               $2.20        $1.47        $1.86        $1.34         $.93
Net income, diluted                                              2.15         1.43         1.81         1.31          .90
Dividends declared per common share                              .330         .260         .200         .120         .085
Book value per common share outstanding                          9.90         8.26         6.83         5.37         4.10
Shares outstanding at year-end                                  134.6        137.7        135.5        135.3        134.1
Weighted average shares outstanding for diluted earnings        140.3        140.6        140.1        138.7        128.8

BALANCE SHEET - AT PERIOD END
Total assets                                                 $4,866.8     $3,098.0     $2,220.2     $1,687.8     $1,517.4
Notes payable and commercial paper                            1,866.3        762.5        383.5        309.3        515.0
Total liabilities                                             3,534.7      1,960.5      1,295.2        961.9        968.0
Shareholders' equity                                          1,332.1      1,137.5        925.0        725.9        549.4

OTHER FINANCIAL DATA (b)
Managed receivables at period end (c)                       $27,957.0    $20,073.0    $13,888.0     $9,821.0     $7,194.0
Securitized assets sold                                      10,749.2      8,413.7      5,334.9      4,370.2      2,345.8

--------------------

(a) As more fully described in the consolidated financial statements and the related notes thereto of Green Tree included in Green Tree's Annual Report, which is incorporated herein by reference, financial data have been restated to correct the December 31, 1996 valuation of Green Tree's excess servicing rights and the expense related to the Chief Executive Officer's stock bonus plan.

(b) Amounts under this heading are included to assist the reader in analyzing Green Tree's financial position and results of operations. Such amounts are not intended to, and do not, represent the receivables or revenues of Green Tree prepared in accordance with GAAP.

(c) Represents the total fixed term and revolving credit receivables that Green Tree manages, including receivables on its balance sheet and receivables applicable to the holders of asset-backed securities sold by Green Tree.


                                       14

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

       The unaudited pro forma combined financial data have been prepared giving effect to the Merger as a pooling of interests. See "THE MERGER -- Accounting Treatment".

       The unaudited pro forma combined statement of operations data for each of the five years in the period ended December 31, 1997, assume that the Merger had been consummated at the beginning of the earliest period presented. The selected unaudited pro forma combined balance sheet data at December 31, 1997, assume the Merger had been consummated at December 31, 1997. The selected unaudited pro forma combined statement of operations data, net income per basic share, net income per diluted share, operating earnings and operating earnings per diluted share do not reflect any anticipated reorganization or restructuring expenses resulting from the Merger.

       The information set forth in the unaudited pro forma combined financial data should be read in connection with the unaudited pro forma combined financial statements and notes thereto appearing elsewhere herein. See "Conseco Unaudited Pro Forma Combined Financial Statements."

       The pro forma amounts are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated, nor are they necessarily indicative of future results of operations or financial position.




                                                                               Year ended December 31,
                                                              ---------------------------------------------------------
                                                              1997         1996         1995          1994         1993
                                                              ----         ----         ----          ----         ----
                                                                    (Amounts in millions, except per share data)
STATEMENT OF OPERATIONS DATA
Insurance policy income                                      $3,410.8     $1,654.2     $1,465.0    $1,285.6      $1,293.8
Net investment income                                         2,195.9      1,517.8      1,318.6       497.1       1,008.7
Gain on sale of receivables                                     546.8        389.7        448.7       320.4         201.9
Net investment gains (losses)                                   266.5         60.8        204.1       (30.5)        242.6
Total revenues                                                6,659.9      3,791.4      3,566.6     2,359.4       3,002.7
Interest expense on notes payable                               270.3        178.2        176.7       100.9         109.2
Total benefits and expenses                                   5,170.7      2,974.0      2,738.5     1,732.9       2,192.0
Income before income taxes, minority interest and
   extraordinary charge                                       1,489.2        817.4        828.1       626.5         810.7
Extraordinary charge on extinguishment of debt, net of tax        6.9         26.5          2.1         4.0          11.9
Net income                                                      868.7        453.2        474.4       331.7         413.4
Preferred stock dividends and charge related to induced
   conversions of convertible preferred stock                    21.9         27.4         18.4        18.6          20.6
Net income applicable to common stock                           846.8        425.8        456.0       313.1         392.8

PER SHARE DATA
Net income, basic                                               $2.72        $1.85        $2.21       $1.40         $1.82
Net income, diluted                                              2.53         1.69         2.04        1.32          1.63
Book value per common share outstanding (a)                     15.70
Shares outstanding at year-end                                  310.0        293.3        205.2       212.7         224.1
Weighted average shares outstanding for diluted earnings        338.7        267.7        232.3       250.5         251.8

BALANCE SHEET - AT PERIOD END
Total assets                                                $40,695.9
Notes payable and commercial paper:
   Corporate                                                  2,354.9
   Related to finance receivables                             1,866.2
Total liabilities                                            34,329.1
Minority interest in  consolidated subsidiaries:
   Company-obligated mandatorily redeemable
     preferred securities of subsidiary trusts                1,383.9
   Common stock                                                    .7
Shareholders' equity (a)                                      4,982.2

OTHER FINANCIAL DATA (b)
Operating earnings (c)                                         $876.3       $468.5       $385.3      $333.0        $278.4
Operating earnings per diluted common share (c)                  2.59         1.75         1.66        1.33          1.10
Assets under management and managed receivables (d)          60,036.0
Shareholders' equity, excluding unrealized appreciation
   (depreciation) of fixed maturity securities at
   period end (e)                                             4,805.0
Book value per common share, excluding
   unrealized appreciation (depreciation) of fixed
   maturity securities at period end (e)                        15.13

--------------------

(a) Pro forma shareholders' equity and book value per share are shown after deducting merger-related costs of $240 million, net of income tax.

(b) Amounts under this heading are included to assist the reader in analyzing the pro forma combined financial position and results of operations of Conseco and Green Tree. Such amounts are not intended to, and do not, represent net income, net income per share, invested assets and receivables, shareholders equity or book value per share prepared in accordance with GAAP.

(c) Represents income before extraordinary charge, excluding net investment gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and nonrecurring activities (net of income taxes).

(d) Represents the total market value of the investment portfolios managed by CCM (including assets of Conseco subsidiaries of $27.0 billion and assets of unaffiliated parties of $5.1 billion) and the total fixed and revolving credit receivables that Green Tree manages, including receivables on its balance sheet and receivables applicable to the holders of asset-backed securities sold by Green Tree.

(e) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in Conseco's Annual Report, which is incorporated herein by reference.


                   COMPARATIVE UNAUDITED PER SHARE INFORMATION
                            OF CONSECO AND GREEN TREE


       The following table presents: (i) the selected comparative per share data for each of Conseco and Green Tree on a historical basis; and (ii) the selected unaudited pro forma comparative per share data reflecting the consummation of the Merger. The unaudited pro forma comparative per share data assume the Merger had been consummated at the beginning of the periods presented. The unaudited pro forma data have been prepared giving effect to the Merger as a pooling of interests.

       Under the pooling of interests method of accounting, the historical bases of the assets and liabilities of Conseco and Green Tree will be combined at the Effective Time and carried forward at their previously recorded amounts. The shareholders' equity accounts of Conseco and Green Tree will be combined on Conseco's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of Conseco issued after the Merger will be restated retroactively to reflect the consolidated operations of Conseco and Green Tree as if the Merger had taken place prior to the periods covered by such financial statements.

       The unaudited pro forma basic earnings per share and diluted earnings per share data do not reflect any expenses associated with the Merger such as investment banking, accounting, legal and regulatory filing fees and other merger related expenses. The Green Tree pro forma equivalent amounts are presented with respect to each set of pro forma information, and have been calculated by multiplying the corresponding pro forma combined amounts per share of Conseco Common Stock by the Exchange Ratio.

       Conseco and Green Tree expect that the combined company will achieve benefits from the Merger in the form of synergies and cost savings. However, the unaudited pro forma comparative per share data do not reflect any synergies and cost savings which are expected to result from the consolidation of operations of Conseco and Green Tree, and therefore, do not purport to be indicative of the results of future operations.

       The comparative per share data presented herein are based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of each of Conseco and Green Tree included in the documents incorporated by reference herein. See
"Incorporation of Certain Documents by Reference". Pro forma amounts are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated.



                                                                           Year ended December 31,
                                                                       ------------------------------
                                                                       1997         1996         1995
                                                                       ----         ----         ----
Basic earnings per share
   Conseco (1)
     Historical                                                       $2.94        $2.15        $2.48
     Pro forma combined                                                2.72         1.85         2.21
   Green Tree
     Historical                                                        2.20         1.47         1.86
     Pro forma equivalent (2)                                          2.49         1.70         2.03
Diluted earnings per share
   Conseco (1)
     Historical                                                        2.64         1.82         2.12
     Pro forma combined                                                2.53         1.69         2.04
   Green Tree
     Historical                                                        2.15         1.43         1.81
     Pro forma equivalent (2)                                          2.32         1.55         1.87
Dividends declared per common share
   Conseco (1)
     Historical                                                        .313         .083         .046
     Pro forma combined (3) (4)                                        .313         .083         .046
   Green Tree
     Historical                                                        .330         .260         .200
     Pro forma equivalent (2) (4)                                      .286         .076         .042
Book value per common share at period end
   Conseco (1)
     Historical                                                      $20.22
     Pro forma combined                                               15.70
   Green Tree
     Historical                                                        9.90
     Pro forma equivalent (2)                                         14.39


(1) Per share information has been restated to reflect the 2-for-1 stock splits of Conseco distributed April 1, 1996, and February 11, 1997.

(2) Pro forma equivalent amounts for Green Tree are calculated by multiplying the pro forma combined amounts by the Exchange Ratio.

(3) Pro forma combined dividends per share represent historical dividends per share paid by Conseco.

(4) Effective for the second quarter of 1997, the dividend declared per common share of Conseco was increased to $.125 per share ($.50 per share on an annualized basis), and the dividend declared per common share of Green Tree was increased to $.0875 per share ($.35 per share on an annualized basis). If such increase in dividends had been declared for each of the quarters in 1997, the Green Tree pro forma equivalent dividends declared per common share would have been $.458.

                            MARKET PRICE INFORMATION


         Conseco Common Stock is traded on the NYSE under the symbol "CNC". Green Tree Common Stock is traded on the NYSE and the PSE under the symbol "GNT". The table below sets forth for the periods indicated the high and low sale prices per share of Conseco Common Stock and Green Tree Common Stock and the dividends paid per share of Conseco Common Stock and Green Tree Common Stock. For current price information with respect to the Conseco Common Stock and Green Tree Common Stock, stockholders are urged to consult publicly available sources. No assurance can be given as to future prices of, or markets for, Conseco Common Stock or Green Tree Common Stock.



                                                 Conseco Common Stock                   Green Tree Common Stock
                                        -----------------------------------         -------------------------------
                                        High         Low          Dividends         High       Low        Dividends
                                        ----         ---          ---------         ----       ---        ---------

1996
     First Quarter.....................$18.16       $14.94            $.00500       $36.00     $23.25       $.0625
     Second Quarter....................$20.38       $17.38            $.01000       $35.13     $30.38       $.0625
     Third Quarter.....................$24.69       $17.63            $.01000       $39.25     $30.13       $.0625
     Fourth Quarter....................$33.13       $24.44            $.03125       $41.88     $36.63       $.0750

1997
     First Quarter.....................$43.88       $30.75            $.03125       $41.88     $33.75       $.0750
     Second Quarter....................$42.88       $34.25            $.03125       $38.38     $26.75       $.0750
     Third Quarter.....................$50.00       $35.13            $.03125       $48.63     $35.06       $.0875
     Fourth Quarter....................$50.06       $39.88            $.12500       $50.25     $19.00       $.0875

1998
     First Quarter.....................$57.88       $38.50            $.12500       $30.75     $17.50       $.0875
     Second Quarter (through 4/24/98)..$58.13       $47.69            $------       $44.00     $27.63       $-----


         Set forth below are the last reported sale prices of the Conseco Common Stock and the Green Tree Common Stock on April 6, 1998, the last trading day prior to the public announcement of the Merger Agreement, and on ___________ 1998, the last trading day prior to the date of this Joint Proxy
Statement/Prospectus, as well as the equivalent pro forma sale prices of the Green Tree Common Stock on such dates, as determined by multiplying the applicable last reported sale price of the Conseco Common Stock by the Exchange Ratio.

                                                 Conseco               Green Tree             Green Tree
                                               Common Stock           Common Stock            Equivalent
                                               ------------           ------------            ----------
         April 6, 1998....................         $57.75                $29.00                 $52.88
                , 1998....................



         Listing on the NYSE of the shares of Conseco Common Stock issuable in connection with the Merger is a condition to consummation of the Merger. See "The Merger Agreement -- Conditions to the Merger."


                                  RISK FACTORS

         In  addition  to the other  information  contained  in this Joint Proxy
Statement/Prospectus, shareholders of each of Conseco and Green Tree should consider the following factors before voting on matters pertaining to the Merger.

Fixed Exchange Ratio Despite Changes in Relative Stock Prices

         The Exchange Ratio establishing the percentage of a share of Conseco Common Stock into which each share of Green Tree Common Stock will be converted is expressed in the Merger Agreement as a fixed ratio. Accordingly, the Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of Conseco Common Stock or the price or value of Green Tree Common Stock. In addition, neither party will have the right to terminate the Merger Agreement or elect not to consummate the Merger as a result of the changes in the prices of such stocks. The price of Conseco Common Stock at the Effective Time may vary from its price at the date of execution of the Merger Agreement, the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meetings. Such variations may be the result of changes in the business, operations or prospects of Conseco or Green Tree, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time may occur at a date later than the Special Meetings, there can be no assurance that the price of Conseco Common Stock on the date of the Special Meetings will be indicative of its price at the Effective Time. The Effective Time will occur as soon as practicable following the Special Meetings and the satisfaction or waiver of the other conditions set forth in the Merger Agreement. Shareholders of Conseco and Green Tree are urged to obtain current market quotations for Conseco Common Stock. See "The Merger Agreement -- Terms of the Merger" and "-- Conditions to the Merger."

Uncertainties in Realizing Synergies of Merger

         In determining that the Merger is advisable and in the best interests of its shareholders, each of the Conseco Board of Directors and the Green Tree Board of Directors considered, among other things, certain synergies, such as potential cross-marketing of products, and cost savings, primarily from lowering the cost of capital, expected to result from the consummation thereof. The cross-marketing of products and the other synergies anticipated from the Merger present significant management challenges. There can be no assurance that such actions will be successfully accomplished, or accomplished as expeditiously as currently expected. Moreover, there can be no assurance of the extent to which such synergies and cost savings will be achieved.

Uncertainty as to the Amount of One-Time Merger-Related Costs; Factors Affecting Valuation of Certain Assets

       In connection with the Merger, Conseco expects to incur costs of approximately $240 million (net of income taxes). Such costs include investment banking, accounting, legal and regulatory fees, severance and retention costs and other costs associated with the Merger. There can be no assurance that the amount of such costs will not increase as more accurate estimates become possible. See "Unaudited Pro Forma Combined Financial Information."

       Green Tree pools and securitizes substantially all of the loan contracts it originates, retaining: (i) investments in interest-only securities that are subordinated to the rights of other investors; and (ii) the servicing on the contracts. The valuation of interest-only securities and servicing rights is determined by discounting the projected cash flows over the expected life of the finance receivables sold using prepayment, default, loss, interest rate and servicing cost assumptions. The assumptions used in calculating the value of interest only securities and servicing rights are subject to volatility. Prepayments resulting from competition, obligor mobility, general and regional economic conditions, and prevailing interest rates, as well as actual losses incurred, may vary from the performance projected. Expectations of future default, loss and prepayment experience are reviewed periodically. Valuation reductions considered permanent are recognized as a reduction to earnings. The conclusions reached in such reviews could result in material reductions in the value of the interest-only securities and servicing rights that could materially affect operating results.

Interests of Certain Persons in the Merger

         In considering the recommendation of the Merger, the shareholders of both Conseco and Green Tree should be aware that certain executive officers and directors of Conseco and Green Tree may have interests in the Merger that are in addition to their interests as shareholders of Conseco and Green Tree generally. See "The Merger -- Interests of Certain Persons." Such interests, together with other relevant factors, were considered by the Boards of Directors of Conseco and Green Tree in recommending the Merger to their respective shareholders and approving the Merger Agreement.

                  INFORMATION CONCERNING CONSECO AND MERGER SUB

         Conseco is a financial services holding company. Conseco develops, markets and administers supplemental health insurance, annuity, life insurance, individual and group major medical insurance and other insurance products. Since 1982, Conseco has acquired 19 insurance groups. Conseco's operating strategy is to grow the insurance business within its subsidiaries by focusing its resources on the development and expansion of profitable products and strong distribution channels. Conseco has supplemented such growth by acquiring companies that have profitable niche products and strong distribution systems. Once an insurance company has been acquired, Conseco's operating strategy has been to consolidate and streamline management and administrative functions where appropriate, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels, and to expand and develop the profitable distribution channels and products.

         Conseco was organized in 1979 as an Indiana corporation and commenced operations in 1982. Its executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and its telephone number is (317) 817-6100.

         Conseco continues to regularly investigate acquisition opportunities in the insurance industry, the financial services industry and other industries in which it operates. Conseco evaluates potential acquisitions based on a variety of factors, including the operating results and financial condition of the business to be acquired, its growth potential, management and personnel and the potential return on such acquisition in relation to other acquisition opportunities and the internal development of its existing business opportunities. No assurances can be given as to when, if at all, or upon what terms Conseco will make any such acquisition.

         Conseco conducts and manages its business through five segments, reflecting Conseco's major lines of insurance business and target markets: (i) supplemental health insurance; (ii) annuities; (iii) life insurance; (iv) individual and group major medical insurance and (v) other.

         Supplemental health insurance. This segment includes Medicare supplement, long-term care and specified disease insurance. Medicare is a two-part federal health insurance program for disabled persons and senior citizens (age 65 and older). Medicare supplement policies provide coverage for many of the medical expenses which the Medicare program does not cover, such as deductibles and coinsurance costs (in which the insured and Medicare share the costs of medical expenses) and specified losses which exceed the federal program's maximum benefits. Long-term care products provide coverage, within prescribed limits, for nursing home, home health care, or a combination of both nursing home and home health care expenses. Beginning in 1997, the supplemental health segment includes specified disease products such as cancer and heart/stroke insurance. These policies generally provide fixed or limited benefits. Payments under cancer insurance policies are generally made directly to, or at the direction of, the policyholder following diagnosis of, or treatment for, a covered type of cancer. Heart/stroke policies provide for payments directly to the policyholder for treatment of a covered heart disease, heart attack or stroke.

         Annuities. This segment includes fixed annuities, equity-indexed annuities and variable annuities sold through both career agents and professional independent producers. A fixed annuity is a savings vehicle in which the policy holder, or annuitant, makes one or more premium payments to the insurance company; the insurer guarantees the principal and accrues a stated rate of interest (which may vary over time) or, in the case of an equity-indexed annuity, a stated rate plus potentially additional amounts determined by reference to an equity index. Variable annuities, sold on a single- or flexible-premium basis, differ from fixed annuities in that the original principal value may fluctuate, depending on the performance of assets allocated pursuant to various investment options chosen by the contract owner.

         Life insurance. This segment includes traditional life, universal life and other life insurance products. This segment's products are currently sold through career agents, professional independent producers and direct response marketing. Interest-sensitive life products include universal life products that provide whole life insurance with adjustable rates of return related to current interest rates. Traditional life policies include whole life and term life products. Under whole life policies, the policyholder generally pays a level premium over the policyholders' expected lifetime. These policies, which continue to be marketed by Conseco on a limited basis, combine insurance protection with a savings component that increases in amount gradually over the life of the policy. Term life products offer pure insurance protection for a specified period of time -- typically one, five, 10 or 20 years.

         Individual and group major medical insurance. This segment includes individual and group major medical health insurance products. The size of this segment increased significantly as a result of the acquisition of Pioneer Financial Services, Inc. in May 1997. The profitability of this business depends largely on the overall persistency of the business in force, claim experience and expense management.

         Other. This segment includes fee revenue generated by Conseco's nonlife subsidiaries, including the investment advisory fees earned by Conseco Capital Management, Inc. and commissions earned for insurance product marketing and distribution. This segment also includes other health insurance business not included in the segments listed above.

         For additional information concerning Conseco, see Conseco's Annual Report and other documents filed with the Commission and listed or described under "Incorporation of Certain Documents by Reference."

         Merger Sub, a wholly owned subsidiary of Conseco, was formed for the purposes of effecting the Merger. To date, the Merger Sub has not engaged in any activities other than those incident to its organization and the consummation of the Merger.

                        INFORMATION CONCERNING GREEN TREE

         Green Tree is a diversified financial services company that provides financing for manufactured homes, home equity, home improvements, consumer products and equipment and provides consumer and commercial revolving credit. Green Tree's insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts it services. Green Tree is the largest servicer of manufactured housing contracts in the United States. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, Green Tree serves all 50 states.

         Green Tree pools and securitizes substantially all of the contracts it originates, retaining the servicing on the contracts. Such pools are structured into asset-backed securities which are sold in the public securities markets. In servicing the contracts, Green Tree collects payments from the borrower and remits principal and interest payments to the holder of the contract or investor certificate backed by the contracts.

         Green Tree was originally incorporated under the laws of the State of Minnesota in 1975. In 1995 Green Tree reincorporated under the laws of the State of Delaware. Green Tree Financial Corporation's principal executive offices are located at 1100 Landmark Towers, 345 Saint Peter Street, Saint Paul, Minnesota 55102-1639, and its telephone number is (612) 293-3400.

         For additional information concerning Green Tree, see Green Tree's Annual Report and other documents filed with the Commission and listed or described under "Incorporation of Certain Documents by Reference."

                              SHAREHOLDER MEETINGS

General

         This Joint Proxy Statement/Prospectus is being furnished to holders of shares of Conseco Stock in connection with the solicitation of proxies by the Conseco Board of Directors for use at the Conseco Special Meeting to be held on __________, 1998, at the Conseco Conference Center, 530 North College Drive, Carmel, Indiana, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

         This Joint Proxy Statement/Prospectus is also being furnished to holders of Green Tree Common Stock in connection with the solicitation of proxies by the Green Tree Board of Directors for use at the Green Tree Special Meeting to be held on ___________, 1998, at The Saint Paul Hotel, 350 Market Tower, Saint Paul, Minnesota, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

Matters to be Considered at the Meetings

         Conseco. At the Conseco Special Meeting, holders of shares of Conseco Stock will consider and vote upon (i) a proposal to approve the Merger Consideration Stock Issuance, and (ii) such other business as may properly come before the Conseco Special Meeting or any adjournments or postponements thereof.

       The Conseco Board of Directors has unanimously approved the Merger Agreement and the Merger Consideration Stock Issuance and unanimously recommends that Conseco shareholders vote FOR approval of the Merger Consideration Stock Issuance. See "The Merger -- Background of the Merger" and "-- Conseco's Reasons for the Merger; Recommendation of the Conseco Board of Directors."

         Holders of shares of Conseco Stock will not be entitled to appraisal rights as a result of the Merger. See "The Merger -- Absence of Appraisal Rights."

         Green Tree. At the Green Tree Special Meeting, holders of shares of Green Tree Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby and
(ii) such other business as may properly come before the Green Tree Special Meeting or any adjournments or postponements thereof.

       The Green Tree Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that Green Tree shareholders vote FOR approval and adoption of the Merger Agreement. See "The Merger -- Background of the Merger" and "-- Green Tree's Reasons for the Merger; Recommendation of the Green Tree Board of Directors."

         Holders of shares of Green Tree Common Stock will not be entitled to appraisal rights under the DGCL as a result of the Merger. See "The Merger -- Absence of Appraisal Rights."

Voting at the Meetings; Record Date; Quorum

         Conseco. The Conseco Board of Directors has fixed ___________, 1998 as the Conseco Record Date. Accordingly, only holders of record of shares of Conseco Common Stock and Conseco PRIDES on the Conseco Record Date will be entitled to notice of and to vote, together as a single class, at the Conseco Special Meeting. As of the Conseco Record Date, there were ___________ shares of Conseco Common Stock outstanding and entitled to vote, and ______________ shares of Conseco PRIDES outstanding and entitled to vote. Each holder of record of shares of Conseco Common Stock on the Conseco Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share of Conseco Common

Stock on the Merger Consideration Stock Issuance and such other matters, properly submitted for the vote of the Conseco shareholders at the Conseco Special Meeting. Each holder of record of shares of Conseco PRIDES on the Conseco Record Date is entitled to cast, either in person or by properly executed proxy, four-fifths (4/5) of one vote per share of Conseco PRIDES on the Merger Consideration Stock Issuance and such other matters, properly submitted for the vote of the Conseco shareholders at the Conseco Special Meeting. The presence, in person or by properly executed proxy, of the holders of Conseco Common Stock and Conseco PRIDES representing a majority of the voting power of all outstanding Conseco Stock at the Conseco Special Meeting is necessary to constitute a quorum at the Conseco Special Meeting.

         Although approval of the Merger and the Merger Agreement by the shareholders of Conseco is not required under Indiana law because Conseco is not a constituent corporation to the Merger, under the rules of the NYSE, on which the Conseco Common Stock is listed, the approval by a majority of the votes cast, provided that the total vote cast represents over 50% in interest of all securities entitled to vote on the proposal, is required for approval of the issuance by a corporation of shares of its common stock in connection with the acquisition of stock or assets of another company if the common stock so issued will be equal to or in excess of 20% of the number of shares of common stock of such corporation outstanding before the issuance of such shares. Accordingly, because the number of shares of Conseco Common Stock to be issued pursuant to the Merger will exceed 20% of the shares of Conseco Common Stock outstanding immediately prior to the Merger, approval of the Merger Consideration Stock Issuance is required pursuant to the rules of the NYSE.

         Shares subject to abstentions will be treated as shares that are present at the Conseco Special Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will not be considered as votes cast for purposes of determining the number of Conseco shareholders that have voted for or against the proposal. Accordingly, abstentions will have the same practical effect as a vote against, and broker non-votes will have no effect as to, the approval of the Merger Consideration Stock Issuance or any other matter submitted to the Conseco shareholders which requires approval by a majority of the votes cast, assuming the total votes cast represents over 50% in interest of all securities entitled to vote on the proposal.

         As of the Conseco Record Date, the executive officers and directors of Conseco (as a group, 12 persons) were entitled to vote ______ shares of Conseco Common Stock and ______ shares of Conseco PRIDES representing approximately ____% of the outstanding votes of Conseco Stock entitled to be cast as of such date. Although the executive officers and directors are not under contractual or other legal obligation to vote their shares in favor of approval of the Merger Consideration Stock Issuance, Conseco has been advised that all of such shares will be voted in favor of approval of the Merger Consideration Stock Issuance.

         Green Tree. The Green Tree Board of Directors has fixed ___________, 1998 as the Green Tree Record Date. Accordingly, only holders of record of shares of Green Tree Common Stock on the Green Tree Record Date will be entitled to notice of and to vote at the Green Tree Special Meeting. As of the Green Tree Record Date, there were __________ shares of Green Tree Common Stock outstanding and entitled to vote. Each holder of record of shares of Green Tree Common Stock on the Green Tree Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the Green Tree shareholders at the Green Tree Special Meeting. The presence, in person or by properly executed proxy, of the holders of stock representing a majority of the voting power of all outstanding shares of the Green Tree Common Stock at the Green Tree Special Meeting is necessary to constitute a quorum at the Green Tree Special Meeting.

         The approval and adoption by Green Tree of the Merger Agreement will require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Green Tree Common Stock. Shares subject to abstentions will be treated as shares that are present at the Green Tree Special Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will not be considered as voted for purposes of determining the number of Green Tree shareholders that have voted for or against the proposal. Accordingly, abstentions and brokers non-votes will have the same practical effect as a vote against the approval and adoption of the Merger Agreement or on any other matter submitted to the Green Tree shareholders which requires a percentage of the total number of outstanding shares for approval.

         As of the Green Tree Record Date, the executive officers and directors of Green Tree (as a group, __ persons) were entitled to vote _____ shares of Green Tree Common Stock, or approximately ____% of the number of shares of Green Tree Common Stock outstanding and entitled to vote as of such date. Although the executive officers and directors are not under contractual or other legal obligation to vote their shares in favor of the approval and adoption of the Merger Agreement, Green Tree has been advised that all of such shares will be voted in favor of the approval and adoption of the Merger Agreement.

Proxies

         This Joint Proxy Statement/Prospectus is being furnished to holders of Conseco Stock and Green Tree Common Stock in connection with the solicitation of proxies by and on behalf of the respective Boards of Directors of Conseco and Green Tree for use at the Conseco Special Meeting and the Green Tree Special Meeting, as the case may be.

         Conseco. Conseco Stock represented by properly executed proxies received at or prior to the Conseco Special Meeting that have not been revoked will be voted at the Conseco Special Meeting in accordance with the instructions contained therein. Conseco Stock represented by properly executed proxies for which no instruction is given will be voted FOR approval of the Merger Consideration Stock Issuance. Conseco shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time prior to the vote on the Merger Consideration Stock Issuance by submitting a later-dated proxy with respect to the same Conseco Stock, delivering written notice of revocation to the Secretary of Conseco at any time prior to such vote or attending the Conseco Special
Meeting and voting in person. Mere attendance at the Conseco Special Meeting will not in and of itself revoke a proxy.

         If the Conseco Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Conseco Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Conseco Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         If any other matters are properly presented at the Conseco Special Meeting for consideration, including among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Green Tree. Shares of Green Tree Common Stock represented by properly executed proxies received at or prior to the Green

Tree Special Meeting that have not been revoked will be voted at the Green Tree Special Meeting in accordance with the instructions contained therein. Shares of Green Tree Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR approval and adoption of the Merger Agreement. Green Tree shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time prior to the vote on the Merger Agreement by submitting a later-dated proxy with respect to the same shares, delivering written notice of revocation to the Secretary of Green Tree at any time prior to such vote or attending the Green Tree Special Meeting and voting in person. Mere attendance at the Green Tree Special Meeting will not in and of itself revoke a proxy.

         If the Green Tree Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Green Tree Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Green Tree Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         If any other matters are properly presented at the Green Tree Special Meeting for consideration, including among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Proxy Solicitation. Conseco and Green Tree will each bear the cost of soliciting proxies from their respective shareholders. Additionally, Conseco and Green Tree will each bear one-half the cost of preparing and mailing this Joint Proxy Statement/Prospectus and the preparation and filing of the Registration Statement. In addition to solicitation by mail, directors, officers and employees of Conseco and Green Tree may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Conseco and Green Tree will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Conseco Stock and shares of Green Tree Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. In addition, Conseco and Green Tree have retained Georgeson & Company, Inc. ("Georgeson") to assist in soliciting proxies and to provide materials to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, Conseco and Green Tree will pay Georgeson total fees of $_________ plus reimbursement of reasonable expenses.

GREEN TREE SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER


Background of the Merger

         Merrill Lynch introduced Lawrence M. Coss, Chairman and Chief Executive Officer of Green Tree, to Stephen C. Hilbert, Chairman, President and Chief Executive Officer of Conseco, and Rollin M. Dick, Executive Vice President and Chief Financial Officer of Conseco, at a lunch in New York on September 10, 1997. At this lunch, the respective businesses of Green Tree and Conseco were discussed.

         On November 13, 1997, Green Tree issued a press release concerning revised fourth quarter earnings expectations and stated that it would make a supplemental non-cash addition to its reserves in the fourth quarter of 1997 in response to higher prepayment assumptions for certain pools of manufactured housing loans. On January 27, 1998, Green Tree announced that it would restate its previously reported financial statements for 1996. As a result of the restatement of its financial statements in 1996 and the revised earnings expectations for 1997, Green Tree's senior unsecured debt ratings and short-term debt ratings were lowered by each of the credit rating agencies which provide ratings on Green Tree's debt. As a result of these ratings actions, continued issuance of commercial paper by Green Tree was not practicable. Green Tree utilized its existing warehouse lines to pay off its commercial paper as such instruments matured. In addition, effective February 10, 1998, Green Tree renegotiated its unsecured bank credit agreements to reduce the aggregate commitment to $750 million and to make other changes to permit its use by Green Tree for its continuing funding requirements through April 28, 1998. As a result of these actions, Green Tree determined that it was necessary to find additional funding sources to support its ongoing operations.

       On February 2, 1998, Green Tree began negotiations with Lehman Commercial Paper Inc., an affiliate of Lehman Brothers, to obtain a two-year $500 million loan secured by Green Tree's interest-only securities. In partial consideration for this loan, Green Tree issued to Lehman Commercial Paper Inc. a warrant to purchase 2,735,688 shares of Green Tree Common Stock (approximately 2% of the outstanding shares of Green Tree Common Stock) at the market price on the date of the warrant. Green Tree negotiated a right to repurchase the warrant at a price equal to $15 per warrant share. This loan transaction closed on February 13, 1998.

       On February 10, 1998, members of Green Tree's senior management met with representatives of Merrill Lynch to discuss potential sources of additional capital, including public and private issuances of debt and equity securities of Green Tree ranging up to $500 million. On February 18, representatives of Merrill Lynch met with Mr. Coss to review preliminary financing plans.

       On March 6, 1998, another meeting was held between members of Green Tree's senior management and representatives of Merrill Lynch to discuss capital raising, including private equity investments in Green Tree. At this meeting, Merrill Lynch provided Green Tree with a list of a limited number of potential investors.

       On March 9, 1998, members of Green Tree's senior management met with representatives of Lehman Brothers. At this meeting, Lehman Brothers explored the possibility of raising capital in the public market through the issuance of subordinated debt and/or preferred or common equity in the range of $400 million to $600 million. Lehman Brothers also provided a list of a limited number of investors that might be interested in making a private investment in Green Tree. Green Tree determined to proceed with raising capital in the public market, and on March 16, 1998, filed a universal shelf registration statement covering both debt and equity securities with the Commission.

       On March 9, 1998, Mr. Hilbert telephoned Mr. Coss to discuss an investment in the area of $200 million in Green Tree through the purchase of subordinated debt and/or preferred equity securities of Green Tree. Mr. Hilbert indicated that he would be travelling for the next two weeks and suggested that Mr. Dick visit Green Tree. A meeting was scheduled for March 19, 1998 at Green Tree's headquarters in Saint Paul between Mr. Dick and several Green Tree executives.

       A series of meetings were held between senior management of Green Tree and investors which were on the lists that Merrill Lynch and Lehman Brothers had provided to Green Tree. The purpose of these meetings was to discuss the possibility of an investment in the range of $400 million to $600 million in Green Tree by such investors through the purchase of subordinated debt and/or preferred stock of Green Tree. Green Tree's management determined that an investment in Green Tree by these investors was not Green Tree's preferred method of obtaining funding.

       On March 19, 1998, Mr. Dick met with several Green Tree executives, including Edward L. Finn, Executive Vice President and Chief Financial Officer, and Joel H. Gottesman, Senior Vice President, General Counsel and Secretary, to further explore an investment by Conseco in Green Tree. Messrs. Finn and Gottesman presented information on the customer base, growth opportunities, exposure and business opportunities of Green Tree. At a previously scheduled meeting of the Conseco Board of Directors held on March 23, 1998, Mr. Hilbert discussed Mr. Dick's visit to Green Tree.

       On March 30, 1998, Mr. Hilbert telephoned Mr. Coss to arrange a meeting on March 31, 1998 to discuss a strategic initiative. On March 31, 1998, Messrs. Hilbert and Coss met at Green Tree's headquarters in Saint Paul, Minnesota. Mr. Hilbert stated that Conseco was interested in the opportunities for growth and cross marketing which would exist from combining an insurance company with a consumer finance company. Mr. Hilbert proposed a business combination between Conseco and Green Tree. Mr. Coss responded that Green Tree would be willing to explore whether a business combination would provide significant synergies, but only on a very short time frame, because a road show with respect to Green Tree's planned offerings was scheduled to commence on April 8, 1998 and Green Tree did not want to delay or jeopardize the possible receipt of new capital. At this meeting, Mr. Hilbert suggested a preliminary indication of value in the range of $47 to $50 per share of Green Tree Common Stock, which was subject to change based on due diligence investigations which had not yet begun. Mr. Coss suggested that a value in excess of $50 per share was more appropriate.

       On March 31, 1998, Conseco contacted Merrill Lynch, with Green Tree's permission, to request that it act as Conseco's financial advisor in connection with a proposed transaction. On that date Conseco distributed certain public information concerning Green Tree to its Board of Directors.

       On March 31, 1998, Green Tree requested Lehman Brothers to act as its financial advisor in connection with any proposed transaction.

       On April 1, 1998, Green Tree and Conseco executed confidentiality agreements. On April 1, 1998, members of Conseco management and representatives of Merrill Lynch and Sidley & Austin, Conseco's outside counsel, traveled to Green Tree's headquarters and heard presentations by Green Tree's senior management concerning Green Tree's businesses and business plans in order to further discussions concerning the strategic potential of a business combination between Conseco and Green Tree and to begin legal due diligence investigations. On April 2 and 3, 1998, Conseco's management and financial and legal advisors conducted intensive due diligence investigations.

       On April 2, 1998, a previously scheduled meeting of the Green Tree Board of Directors was held at Green Tree's headquarters in Saint Paul, Minnesota. At this meeting, Mr. Coss informed the directors that discussions had commenced with Conseco to explore the strategic potential of a business combination, including the preliminary indication of the value of the transaction, the commencement, scope and timing of due diligence by both companies and information about Conseco.

       On April 3, 1998 Conseco furnished drafts of the Merger Agreement and Stock Option Agreement to Green Tree and its advisors. The terms of these agreements were negotiated and finalized during meetings held on April 5 and 6, 1998.

       On April 4, 1998, Green Tree, together with representatives of Lehman Brothers and KPMG Peat Marwick LLP, Green Tree's independent public accountants, conducted an on-site business due diligence review of Conseco at Conseco's headquarters in Carmel, Indiana. During April 4, 1998, representatives of Green Tree and its advisors focused on, among other things, possible synergies from the business combination and Conseco's customer and distribution base.

       On April 5, 1998, Messrs. Coss and Hilbert met at Green Tree's headquarters in Saint Paul, Minnesota to negotiate the terms of a possible merger. After discussion, Messrs. Coss and Hilbert agreed to propose to their respective Boards of Directors an exchange ratio of 0.9165 shares, the granting to Conseco of a stock option to purchase approximately 19.9% of Green Tree's outstanding Common Stock if certain events occurred, Green Tree's entering into a non-solicitation provision and the granting of a termination fee to Conseco if the Merger Agreement was terminated as a result of certain actions.

       On April 5, 1998, the Green Tree Board of Directors held a special meeting at Green Tree's headquarters in Saint Paul, Minnesota and considered the proposed Merger. Members of Dorsey & Whitney LLP, Green Tree's outside counsel, made a presentation to the Green Tree Board of Directors concerning the Board of Directors' fiduciary duties in considering the proposed Merger. Representatives of Lehman Brothers discussed the results of financial due diligence. Members of Green Tree management discussed the results of due diligence and made a presentation to the Green Tree Board of Directors regarding certain terms of the proposed Merger, the business reasons for approving the Merger, the strategic fit of Conseco and Green Tree and the opportunities for growth and cross-marketing of each company's products and services. Following the presentations and discussions, the Green Tree Board of Directors adjourned the meeting until April 6, 1998 when Lehman Brothers would make a presentation on the financial aspects of the Merger.

       On April 6, 1998, the Conseco Board of Directors held a special meeting at Conseco's headquarters in Carmel, Indiana and considered the proposed Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby. Members of Conseco's management gave presentations concerning their diligence investigation of Green Tree as well as their analysis of the terms of the proposed Merger, the business reasons for approving the Merger and the opportunities for growth and cross marketing of each company's products and services. John J. Sabl, Conseco's Executive Vice President, General Counsel and Secretary, made a presentation to the Conseco Board of Directors concerning the Merger Agreement, the Stock Option Agreement and related documents and the Board of Directors' fiduciary duties in considering the transactions contemplated by the Merger Agreement. Representatives of Merrill Lynch presented its analyses of the proposed transaction and delivered its opinion to Conseco's Board of Directors that the Exchange Ratio is fair to Conseco from a financial point of view. Mr. Coss gave a presentation concerning Green Tree's business and prospects. Following significant discussion the Conseco Board of Directors concluded that the Merger was in the best interests of Conseco and, by a unanimous vote of all of the directors present, approved the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby (including the Merger Consideration Stock Issuance) and authorized the officers of Conseco to enter into the Merger Agreement, the Stock Option Agreement and related agreements.

       On April 6,  1998,  the Green  Tree  Board of  Directors  reconvened  and management and the financial and legal advisors to Green Tree, including representatives of Lehman Brothers and Dorsey & Whitney LLP were present. Lehman Brothers presented its analysis of the financial terms of the Merger and delivered its opinion to the Green Tree Board of Directors that the Exchange Ratio to be offered to holders of Green Tree Common Stock in the Merger was fair to the holders of Green Tree Common Stock from a financial point of view. Mr. Hilbert made a presentation to the Green Tree Board of Directors regarding the business of Conseco and potential synergies of the proposed Merger, including benefits to Conseco, Green Tree and the combined companies. Following significant discussion, the Green Tree Board of Directors concluded that the Merger was in the best interests of Green Tree and its stockholders and, by a unanimous vote of all of the directors, approved the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby and authorized the officers of Green Tree to enter into the Merger Agreement, the Stock Option Agreement and related agreements.

       On April 6, 1998, Conseco and Green Tree executed the Merger Agreement, the Stock Option Agreement and related agreements. On April 7, 1998, prior to the opening of trading on the NYSE, Conseco and Green Tree issued a joint press release announcing the Merger.

       Conseco's Reasons for the Merger; Recommendation of the Conseco Board of Directors

       At a meeting held on April 6, 1998 the Conseco Board of Directors unanimously (with one director absent) determined that the Merger is advisable and fair to and in the best interests of Conseco and its shareholders and approved the Merger Agreement, the Merger and the other transactions contemplated thereby and resolved to recommend that the shareholders of Conseco vote in favor of the Merger Consideration Stock Issuance. In reaching these conclusions, the Conseco Board of Directors considered, with the assistance of management and Conseco's financial and legal advisors, a number of factors, including the following:

         (i) The results of operations, financial condition, business and competitive position of Conseco and Green Tree, both on an historical and prospective basis (including the substantial internal growth of Green Tree's activities over a number of years), their respective strategic business plans, recent restatements of Green Tree's financial results and the reasons therefor, and various challenges and opportunities facing Conseco and Green Tree in executing their business plans;

         (ii) The presentation by Merrill Lynch to the Conseco Board of Directors on April 6, 1998, including the written opinion rendered by Merrill Lynch dated April 6, 1998 to the effect that, as of such date, the Exchange Ratio was fair to Conseco from a financial point of view;

         (iii) The historical market prices of Conseco Common Stock and Green Tree Common Stock;

         (iv)     The  judgment,  advice  and  analysis of Conseco's management,
                  including   the   results  of   management's   due   diligence
                  investigation;

         (v) The potential synergies from the combination of Conseco and Green Tree, especially the potential of each of Conseco and Green Tree to cross-sell its products to the other's customers given the common "Middle America" focus of both companies, the potential financial and operating efficiencies that could result from the combined operation, as well as the challenges that existed in realizing these benefits from the Merger;

         (vi) The desirability of expanding the size of Conseco and diversifying Conseco's assets, earnings and cash flow including the partial interest rate hedge in the different assets held by the two companies (for example, Conseco's fixed income assets tend to increase in value during periods of interest rate decline while Green Tree's residual interests in asset securitizations tend to decline in value during such periods);

         (vii) The substantial internal growth in Green Tree's business that has been achieved over a period of years;

         (viii)   The  respective  corporate cultures of the two companies which
                  are   focused  on  growth,   performance   and  a  variety  of
                  distribution methods;

         (ix) The terms of the Merger Agreement and the Stock Option Agreement; and

         (x) The contemplated accounting treatment of the Merger as a pooling of interests.

       The foregoing discussion of the information and factors considered and given weight by the Conseco Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Conseco Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Conseco Board of Directors may have given different weights to different factors.

       ACCORDINGLY, THE CONSECO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF CONSECO VOTE FOR THE PROPOSAL TO APPROVE THE MERGER CONSIDERATION STOCK ISSUANCE.

Opinion of Conseco's Financial Advisor

       Conseco retained Merrill Lynch to act as its exclusive financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation as well as Merrill Lynch's prior investment banking relationship and general familiarity with Conseco and Green Tree. At the April 6, 1998 meeting of the Conseco Board of Directors, Merrill Lynch rendered its written opinion to the Conseco Board of Directors, dated as of that date, to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in such opinion, the Exchange Ratio was fair from a financial point of view to Conseco.

       A full text of  Merrill  Lynch's  written  opinion  (the  "Merrill  Lynch
Opinion"), which sets forth, among other things, the assumptions made, procedures followed, matters considered and certain limitations on the scope of review undertaken by Merrill Lynch, is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Holders of Conseco Stock are urged to, and should, read such opinion in its entirety. The Merrill Lynch Opinion was provided to the Conseco Board of Directors for its information and is directed only to the fairness of the Exchange Ratio from a financial point of view to Conseco. The Merrill Lynch Opinion is not intended to be, nor should it be construed as, a recommendation to any Conseco shareholder as to how such shareholder should vote at the Conseco Special Meeting. The summary of the Merrill Lynch Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

         In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things: (1) reviewed certain publicly available business and financial information relating to Conseco and Green Tree which it deemed to be relevant;
(2) reviewed certain information, including financial forecasts, relating to the businesses, earnings, cash flow, assets, liabilities and prospects of Conseco and Green Tree, as well as the amount and timing of the cost savings and related charges and expenses and revenue enhancements expected to result from the Merger, furnished to it by the senior management of Conseco (the "Merger Benefits"); (3) conducted discussions with members of senior management of Conseco and Green Tree concerning the foregoing, including the respective businesses, prospects, regulatory condition and contingencies of Conseco and Green Tree before and after giving effect to the Merger and the Merger Benefits;
(4) reviewed the market prices and valuation multiples for Conseco Common Stock and Green Tree Common Stock and compared them with those of certain publicly traded companies which it deemed to be relevant; (5) reviewed the results of operations of Conseco and Green Tree and compared them with those of certain publicly traded companies which it deemed to be relevant; (6) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which it deemed to be relevant; (7) participated in certain discussions and negotiations among representatives of Conseco and Green Tree and their respective financial and legal advisors; (8) reviewed the potential pro forma impact of the Merger; (9) reviewed the Merger Agreement and the Stock Option Agreement; and (10) reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

       In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and the completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and it has not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Green Tree or Conseco or any actuarial analysis with respect to Conseco, nor has it been furnished with any such evaluation, appraisal or actuarial analysis. Merrill Lynch is not an expert in the evaluation of allowances for credit or loan losses or in the valuation of residual interests or other assets resulting from Green Tree's securitization transactions ("Securitization Assets"), and has not made an independent evaluation of the adequacy of the allowance for credit or loan losses of Green Tree, reviewed any individual credit or loan files relating to Green Tree nor made an independent evaluation of the Securitization Assets. In addition, Merrill Lynch has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of Green Tree or Conseco. With respect to the financial forecast information of Green Tree and Conseco, including, without limitation, financial forecasts, evaluation of contingencies and projections regarding, among other things, receivable originations, prepayment speeds, delinquencies, under-performing and non-performing assets, net charge-offs, adequacy of reserves, valuation of the Securitization Assets and future economic conditions pertaining to Green Tree, and the Merger Benefits, furnished to or discussed with Merrill Lynch by Green Tree and Conseco, Merrill Lynch has assumed that they were reasonably prepared and reflected the best currently available estimates, allocations and judgments of the senior management of Green Tree and Conseco as to the expected future financial performance of Green Tree, Conseco or the combined entity, as the case may be, and the Merger

Benefits. Merrill Lynch expressed no opinion as to such financial forecast information or the Merger Benefits or the assumptions upon which they were based. Merrill Lynch further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and will be accounted for as a pooling of interests under generally accepted accounting principles.

       The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as in effect on, and the information made available to Merrill Lynch as of, the date of such opinion. For purposes of rendering its opinion, Merrill Lynch assumed, in all respects material to its analysis, that the representations and warranties of each party in the Merger Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. Merrill Lynch also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, including the Merger Benefits.

       Merrill Lynch was retained by the Conseco Board of Directors to act as Conseco's financial advisor in connection with the Merger, and Merrill Lynch has and will receive a fee from Conseco for its services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Conseco has agreed to indemnify Merrill Lynch for certain liabilities arising out of Merrill Lynch's engagement. In the past, Merrill Lynch has provided financial advisory and financing advisory, investment banking and other services to Conseco and may continue to do so, and has received, and may receive, customary fees for the rendering of such services. In the past, Merrill Lynch has provided, and is currently providing financial advisory, investment banking and other services to Green Tree and its affiliates, including acting as a lender to Green Tree (pursuant to an uncommitted reverse repurchase agreement, dated July 1997 in the amount of $1 billion) and may continue to do so, and has received, and may receive, customary fees for the rendering of such services. In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the debt and/or equity securities of Conseco and its affiliates and Green Tree and its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

       The Merrill Lynch Opinion is for the use and benefit of the Conseco Board of Directors. It addresses only the financial fairness of the Exchange Ratio, does not address the merits of the underlying decision by Conseco to engage in the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In having delivered the Merrill Lynch Opinion, Merrill Lynch does not express any opinion as to the prices at which shares of Conseco Common Stock will trade following the consummation of the Merger.

       The following is a summary of certain of the financial and comparative analyses presented by Merrill Lynch to the Conseco Board of Directors on April 6, 1998 in connection with the Merrill Lynch Opinion dated as of such date.

       Publicly Traded Comparables -- Acquisition Mode. Merrill Lynch reviewed and compared certain financial and operating information and ratios (described below) for Green Tree with the publicly available corresponding data compiled by First Call for a group of selected companies that make loans and hold them in portfolio on their balance sheets and a group of selected companies that securitize their loans using gain on sale accounting treatment, in each case, which Merrill Lynch deemed to be reasonably comparable to Green Tree. The group of selected portfolio lending companies (the "Portfolio Companies") consisted of: Associates First Capital Corporation, Household International, Inc. and Beneficial Corporation. The group of selected gain on sale companies (the "Gain on Sale Companies") consisted of:
The Money Store, Inc., FIRSTPLUS Financial Group, Inc., Ocwen Financial Corporation, ContiFinancial Corporation, AMRESCO, Inc. and United Companies Financial Corporation.

       Based on a review of such information for the Portfolio Companies, Merrill Lynch compared: (i) current trading price to actual 1997 earnings per share ("EPS") for the Portfolio Companies, which figures were obtained from First Call, as of March 27, 1998, and ranged from 22.0x to 26.9x, with an average of 24.5x, compared to a multiple of 13.3x for Green Tree Common Stock based upon figures from First Call; (ii) current trading price to estimated 1998 EPS for the Portfolio Companies, which estimates were obtained from First Call and ranged from 18.2x to 23.0x, with an average of 20.5x, compared to a multiple of 11.6x for Green Tree Common Stock based upon estimates from First Call; (iii) current trading price to estimated 1999 EPS for the Portfolio Companies, which estimates were obtained from First Call and ranged from 15.4x to 21.3x, with an average of 17.4x, compared to a multiple of 10.4x for Green Tree Common Stock based upon estimates from First Call; (iv) current trading price to book value for the Portfolio Companies, as of December 31, 1997, which ranged from 3.40x to 4.42x, with an average of 3.91x, compared to a multiple of 2.89x for Green Tree Common Stock; (v) market value less total equity to managed receivables (the "Implied Receivables Premium") for the Portfolio Companies, which ranged from 24.6% to 37.2%, with an average of 30.9%, compared to the Implied Receivables Premium of 8.7% for Green Tree Common Stock; (vi) estimated 5 year growth rate for the Portfolio Companies, which estimates were obtained from Institutional Brokers Estimate System ("IBES") and ranged from 11.0% to 19.0%, with an average of 18.5%, compared to the estimated 5 year growth rate of 18.7% for Green Tree Common Stock, based on an average of First Call, Zacks and IBES; and (vii) 1999 price to earnings ratio to 5 year growth ratio for the Portfolio Companies, which ranged from 0.81x to 1.94x, with an average of 0.95x, compared to the 1999 price to earnings ratio to 5 year growth ratio of 0.55x for Green Tree Common Stock. Financial and operating information and ratios for Beneficial Corporation were included in the calculation of the foregoing ranges; however, such information and ratios were excluded from the calculation of the foregoing averages.

       Based on a review of such information for the Gain on Sale Companies, Merrill Lynch compared: (i) current trading price to actual 1997 EPS for the Gain on Sale Companies, which figures were obtained from First Call as of March 27, 1998, and ranged from 7.0x to 22.1x, with a mean of 14.7x and median of 14.8x, compared to a multiple of 13.3x for Green Tree Common Stock based upon figures from First Call; (ii) current trading price to estimated 1998 EPS for the Gain on Sale Companies, which estimates were obtained from First Call and ranged from 9.3x to 16.7x, with a mean of 14.3x and a median of 15.1x, compared to a multiple of 11.6x for Green Tree Common Stock based upon estimates from First Call; (iii) current trading price to estimated 1999 EPS for the Gain on Sale Companies, which estimates were obtained from First Call and ranged from 8.0x to 13.6x, with a mean of 10.8x and a median of 11.2x, compared to a multiple of 10.4x for Green Tree Common Stock based upon estimates from First Call; (iv) current trading price to book value for the Gain on Sale Companies, as of December 31, 1997, which ranged from 1.26x to 3.76x, with a mean of 2.94x and a median of 3.28x, compared to a multiple of 2.89x for Green Tree Common Stock; (v) Implied Receivables Premium for the Gain on Sale Companies, which ranged from 1.7% to 25.1%, with a mean of 10.9% and a median of 8.7%, compared to the Implied Receivables Premium of 8.7% for Green Tree Common Stock; (vi) estimated 5 year growth rate for the Gain on Sale Companies, which estimates were obtained from IBES which ranged from 16.0% to 25.0%, with a mean of 20.8% and a median of 20.0%, compared to the estimated 5 year growth rate ratio of 18.7% for Green Tree Common Stock based on an average of First Call, Zacks and IBES; and (vii) 1999 price to earnings ratio to 5 year growth for the Gain on Sale Companies, which ranged from 0.36x to 0.72x, with a mean of 0.53x and a median of 0.50x, compared to the 1999 price to earnings ratio to 5 year growth of 0.55x for Green Tree Common Stock. Financial and operating information and ratios for The Money Store, Inc. were included in the calculation of the foregoing ranges; however, such information and ratios were excluded from the calculation of the foregoing means and medians.

       No public company utilized as a comparison in the analyses described above is identical to Green Tree. Accordingly, an analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

       Selected Consumer Finance Transactions. Merrill Lynch reviewed publicly available information regarding seven consumer finance merger transactions with a value greater than $300 million which had occurred in the United States since September 1994 that it deemed to be relevant (the "Consumer Finance Merger Transactions"). The Consumer Finance Merger Transactions and the month in which each transaction was announced were as follows: Barnett Banks, Inc./Equicredit Corporation (September 1994), Norwest Corporation/ITT Island Finance (December
1994), Bank One Corporation/First USA, Inc. (January 1997), Household/Transamerica Cons. Finance (May 1997), Travelers Group, Inc./Security Pacific Corporation (June 1997), Associates First/Beneficial Canada (February
1998) and First Union Corporation/The Money Store, Inc. (March 1998).

       Merrill Lynch compared the 30 day premium to market price, price to last-twelve-months earnings, price to forward earnings, price to book value and premium to receivables. This analysis yielded a range of (i) 30 day premium to market price of 49.4% to 92.2% with an average of 66.0% and a median of 56.5%,
(ii) price to last-twelve-months earnings multiples of 11.7x to 25.1x with an average of 17.3x and a median of 16.5x, (iii) price to forward earnings multiples of 14.3x to 21.7x with an average of 17.4x and a median of 16.9x, (iv) price to book value multiples of 2.81x to 5.46x with an average of 3.81x and a median of 3.25x, (v) premium to receivables of 9.0% to 48.3% with an average of 23.9% and a median of 23.0%; and estimated transaction prices for Green Tree on the basis of such multiples.

       None of the business combinations utilized as a comparison in the analyses described above is identical to the Merger. Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

       Discounted Dividend Analysis. Using a discounted dividend analysis, Merrill Lynch estimated the present value of the future streams of after-tax earnings that Green Tree could produce from 1998 through 2002 and distribute to shareholders ("dividendable net income") assuming a pre-tax cost savings assumption of $0 million in 1998, $48 million in 1999 and $50 million in 2000 and an after-tax restructuring charge of $452 million. Merrill Lynch assumed that Green Tree performed in accordance with earnings forecasts provided to Merrill Lynch by Conseco's senior management and that Green Tree's tangible common equity to managed assets ratio would be maintained at a 4.6% level.
Merrill Lynch estimated the terminal values for Green Tree Common Stock at 12.0x, 14.0x and 16.0x Green Tree's 2003 estimated net income (defined as earnings less amortization). The dividendable net income streams and terminal values were then discounted to present values using discount rates (ranging from 13% to 17%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Green Tree Common Stock. This discounted dividend analysis indicated a reference range of $46.12 to $71.22 per share of Green Tree Common Stock. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted dividend analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

       Pro Forma Impact. Based on projections provided by senior management of Conseco and the Merger Benefits, including pre-tax cost savings of $0 million in 1998, $48 million in 1999 and $50 million in 2000, Merrill Lynch analyzed certain pro forma effects of the Merger. This analysis indicated that the transaction would be dilutive to projected earnings per share of Conseco Common Stock in 1998 and accretive to projected earnings per share of Conseco Common Stock in 1999 and 2000. The analysis also indicated that the Merger would be dilutive to Conseco's book value and accretive to its tangible book value per share based on reported financial results as of December 31, 1997. In this analysis, Merrill Lynch assumed that Conseco performed in accordance with the publicly available earnings forecasts and the Merger Benefits provided to Merrill Lynch by Conseco's senior management.

       The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch underlying the Merrill Lynch Opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying the Merrill Lynch Opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing the Merrill Lynch Opinion. The matters considered by Merrill Lynch in its analyses are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Conseco's or Green Tree's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

       The projections furnished to Merrill Lynch and used by it in certain of its analyses were prepared by the senior management of Conseco. Conseco does not publicly disclose internal management projections of the type provided to Merrill Lynch in connection with its review of the Merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

       Merrill Lynch is an internationally recognized investment banking and advisory firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate and other purposes. Merrill Lynch was selected to act as financial advisor to the Conseco Board of Directors because of its substantial expertise in transactions similar to the Merger and its reputation in investment banking and mergers and acquisitions.

       In connection with Conseco's engagement of Merrill Lynch, Conseco and Merrill Lynch have entered into a letter agreement dated April 1, 1998 relating to the services to be provided by Merrill Lynch in connection with the Merger. Conseco has agreed to pay Merrill Lynch fees as follows: (i) a cash fee of $2.5 million which was paid upon the execution of the Merger Agreement; and (ii) a cash fee of $22 million

(less the $2.5 million in fees paid pursuant to clause (i) above) payable upon consummation of the Merger (or of certain similar business combination transactions between Conseco and Green Tree). In such letter, Conseco also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch against certain liabilities relating to or arising out of the Merger, including liabilities under the federal securities laws.

Green Tree's Reasons for the Merger; Recommendation of the Green Tree Board of Directors

       In reaching its decision to approve the Merger Agreement, the Green Tree Board of Directors consulted with its management team and advisors and independently considered the proposed Merger Agreement, including the material factors described below. Based upon its independent review of such factors and the business and operations of Conseco, the Green Tree Board of Directors approved the Merger Agreement and the transactions contemplated thereby. There can be no assurance, however, that any of the opportunities described in the following reasons for the Merger will be achieved through the consummation of the Merger.

       The Green Tree Board of Directors concluded that the Merger is in the best interests of Green Tree and its shareholders because the Merger would enhance the combined company's opportunities for future growth and create a stronger competitor in the consumer finance and life/health insurance markets. The Green Tree Board of Directors concluded that the Merger would further such objectives in part because of its belief that: (i) the demographics of the customers of each of Green Tree and Conseco are similar; (ii) since the customer base of each of Green Tree and Conseco are complementary, consummation of the Merger would create opportunities for cross-marketing; (iii) the combined company will enjoy earnings diversity and stability; (iv) consummation of the Merger would provide improved liquidity and capital access to Green Tree; and
(v) the combined companies would have improved systems management.

       In reaching its conclusions, the Green Tree Board of Directors also considered, among other things, the following factors: (i) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of each of Green Tree and Conseco; (ii) current industry, economic and market conditions; (iii) presentations by its management and its financial advisors with respect to Conseco; (iv) the opinion of Lehman Brothers as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Green Tree Common Stock; (v) the terms of the Merger Agreement and Stock Option Agreement; (vi) the similarity of the respective business philosophies, entrepreneurial spirit and business culture of Green Tree and Conseco; and (vii) the opportunity for Green Tree shareholders to participate in a larger, more 43diversified company.

       In view of the variety of factors considered in connection with its evaluation of the Merger, the Green Tree Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

         The Green Tree Board of Directors believes that the Merger is fair to, and in the best interests of, Green Tree and its shareholders.

       THE BOARD OF DIRECTORS OF GREEN TREE UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF GREEN TREE VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

Opinion of Green Tree's Financial Advisor






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

       In connection with serving as the financial advisor to Green Tree, Lehman Brothers delivered an oral opinion to the Green Tree Board of Directors on April 6, 1998, to the effect that as of April 6, 1998, and based upon assumptions made, matters considered, and limitations as set forth therein, from a financial point of view, the Exchange Ratio is fair to the shareholders of Green Tree. Later that afternoon, Lehman Brothers confirmed its oral opinion by delivery of its written opinion dated April 6, 1998 (the "Lehman Brothers Opinion").

       The full text of the Lehman Brothers Opinion is attached as Annex D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Stockholders may read the Lehman Brothers Opinion for a discussion of assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The summary of the Lehman Brothers Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Lehman Brothers Opinion.

       No limitations were imposed by Green Tree on the scope of Lehman Brothers's investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except that Green Tree did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Green Tree's business. The form and amount of the consideration to be received by Green Tree's shareholders in the Merger was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Green Tree, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be received by Green Tree's shareholders in the Merger on the basis of the financial and comparative analyses described below. The Lehman Brothers Opinion is for the use and benefit of the Green Tree Board of Directors, was rendered to the Green Tree Board of Directors in connection with its consideration of the Merger, relates only to the fairness of the Exchange Ratio from a financial point of view and does not address any other aspect of the Merger or the Merger Agreement or any related transaction. The Lehman Brothers Opinion is not intended to be and does not constitute a recommendation to any Green Tree shareholder as to how such shareholder should vote with respect to the Merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, Green Tree's underlying business decision to proceed with or effect the Merger.

       In connection with its opinion,  Lehman  Brothers  reviewed and analyzed:
(i) the proposed financial terms of the Merger as described to Lehman Brothers by Green Tree and Green Tree's legal advisors, (ii) publicly available information concerning Green Tree and Conseco that Lehman Brothers believed to be relevant to its analysis, (iii) financial and operating information with respect to the business, operations and prospects of Green Tree and Conseco furnished to Lehman Brothers by Green Tree and Conseco, (iv) a trading history of the Green Tree Common Stock from January 1, 1993 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (v) a trading history of the Conseco Common Stock from January 1, 1993 to the present and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (vi) a comparison of the historical financial results and present financial condition of Green Tree with those of other companies Lehman Brothers deemed relevant, (vii) a comparison of the historical financial results and present financial condition of Conseco with other companies Lehman Brothers deemed relevant, (viii) estimates of third party research analysts regarding the future financial performance of Green Tree and Conseco, (ix) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions
Lehman Brothers deemed relevant, and (x) the potential pro forma impact of the Merger on Conseco. In addition, Lehman Brothers had discussions with the management of Green Tree and Conseco concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects, and the potential cost savings, operating synergies and strategic benefits expected by the managements of Green Tree and Conseco, and undertook such other studies, analyses and investigations it deemed appropriate.

       In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Green Tree and Conseco that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Green Tree, upon advice of Green Tree, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Green Tree and that Green Tree will perform substantially in accordance with such projections. In arriving at its opinion, with the consent of Green Tree, Lehman Brothers was not provided with and did not have any access to any financial forecasts or projections prepared by the management of Conseco as to the projected financial performance of Conseco beyond 1998, and accordingly, in performing its analysis, based upon advice of Conseco and with the consent of Green Tree, Lehman Brothers assumed that the publicly available estimates of research analysts are a reasonable basis upon which to evaluate and analyze the future financial performance of Conseco and that Conseco will perform substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Green Tree or Conseco and did not make or obtain any evaluations or appraisals of the assets or liabilities of Green Tree or Conseco. Upon advice of Conseco and its legal and accounting advisors, Lehman Brothers assumed that the Merger would qualify for pooling of interests accounting treatment. The Lehman Brothers Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers Opinion.

       In connection with the preparation and delivery of its opinion to the Green Tree Board of Directors, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Green Tree and Conseco. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

       Purchase Price Ratio Analysis. Based upon the Exchange Ratio, the closing price of the Conseco Common Stock on April 3, 1998 of $56.75 represented a value to be received by holders of Green Tree Common Stock of $52.01 per share. Based on this implied transaction value per share, Lehman Brothers calculated the price-to-market, price-to-book, and price-to-earnings multiples in the Merger. The implied transaction value per share yielded a premium of 81.3% over the closing price of Green Tree Common Stock of $28.69 as of the close of business on April 3, 1998. This analysis also yielded a price-to-book value multiple of 5.54x, a price to actual 1997 earnings of 24.2x, a price to estimated 1998 earnings in the range of 19.6x to 20.8x, and a price to estimated 1999 earnings in the range of 16.4x to 18.1x based on Green Tree management and IBES median estimates as of April 3, 1998 of Green Tree's 1998 and 1999 earnings. IBES is a data services that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors.

       Selected Comparable Companies Analysis. Using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of Green Tree with the following selected finance institutions (the "Comparable Companies") deemed relevant by Lehman
Brothers: Associates First Capital Corporation, Beneficial Corp., CIT Group, Finova Group Inc. and Household International, Inc. Indications of such financial performance and stock market valuation included the ratio of stock price to 1997 reported earnings (13.3x for Green Tree and a mean and median of 21.2x and 22.1x, respectively, for the Comparable Companies); the ratio of stock price to estimated 1998 earnings based on Green Tree management and IBES estimates (in a range of 10.8x to 11.5x for Green Tree and a mean and median of 18.6x and 18.2x, respectively, for the Comparable Companies); the ratio of stock price to estimated 1999 earnings based on Green Tree management and IBES estimates (in a range of 9.1x to 10.0x for Green Tree and a mean and median of 16.2x and 15.3x, respectively, for the Comparable Companies); the ratio of stock price to book value (2.90x for Green Tree and a mean and median of 2.12x and 2.52x, respectively, for the Comparable Companies); and the ratio of stock price to tangible book value (3.03x for Green Tree (where such tangible book value equals book value less unidentifiable intangibles) and a mean and median of 3.05x and 2.64x, respectively, for the Comparable Companies). These ratios for the Comparable Companies are based on public financial statements as of December 31, 1997 and closing stock prices on April 3, 1998.

       In addition, Lehman Brothers also compared the stock price performance since January 1, 1993 of Green Tree to that of the Comparable Companies. Indications of such stock price performance included the ratio of stock price to 52-week high (57.1% for Green Tree and a mean and median of 98.5% and 98.4%, respectively, for the Comparable Companies); the ratio of stock price to 52-week low (163.9% for Green Tree and a mean and median of 160.7% and 181.5%, respectively, for the Comparable Companies); January 1, 1998 to date stock price appreciation on absolute and compounded annual growth rate bases (9.5% and 43.0%, respectively, for Green Tree and median of 12.2% and 118.3%, respectively, for the Comparable Companies); January 1, 1997 to date stock price appreciation on absolute and compounded annual growth rate bases (-25.7% and -21.1%, respectively, for Green Tree and median of 84.9% and 63.4%, respectively, for the Comparable Companies); January 1, 1995 to date stock price appreciation on absolute and compounded annual growth rate bases (88.9% and 21.6%, respectively, for Green Tree and median of 281.9% and 50.9%, respectively, for the Comparable Companies); and January 1, 1993 to date stock price appreciation on absolute and compounded annual growth rate bases (378.1% and 50.1%, respectively, for Green Tree and median of 383.1% and 35.0%, respectively, for the Comparable Companies). These ratios for the Comparable Companies are based on closing stock prices on April 3, 1998.

       However, because of the inherent differences in the businesses, operations, financial conditions and prospects of Green Tree and the companies included in the Comparable Companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Comparable Companies analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of the Comparable Companies and Green Tree that would affect the trading values of Green Tree and such companies.

       Selected Comparable Transactions Analysis. Using publicly available information and IBES earnings estimates, Lehman Brothers reviewed certain terms and financial characteristics, including historical price-to-earnings and price-to-book ratios of nine acquisition transactions (the "Comparable Transactions") which Lehman Brothers deemed comparable to the Merger. The Comparable Transactions considered by Lehman Brothers in its analysis consisted of the following transactions (identified by acquiror/ acquiree): First Union Corp./The Money Store, Household International/ACC Consumer Finance, KeyCorp/Champion Mortgage, Household International/Transamerica Finance, Barnett Banks/Oxford Resources, Southern National/Regional Acceptance, Bay View Capital/CTL Credit, KeyCorp/AutoFinance Group, and Barnett Banks/EquiCredit Corporation. The values for these transactions for the price to latest twelve months earning ratio, price to current year earnings, price to next year earnings and price to book value, on a mean basis were 19.7x, 17.2x, 14.0x and 3.95x, respectively, on a median basis were 17.7x, 16.5x, 14.3x and 3.23x, respectively, and the range of values for these parameters were from 12.7x to 37.4x, 11.1x to 25.6x, 10.2x to 19.5x, and 1.41x to

8.01x, respectively. These mean and median ratios implied a valuation per Green Tree Common Stock in the range of $38.08 to $42.39, $41.19 to $45.65, $40.46 to $45.23, and $31.98 to $39.13.

       Using publicly available information, Lehman Brothers also reviewed the premium of the price paid in the Comparable Transactions to the share price of the companies included in the Comparable Transactions 1 day and 7, 30, 45 and 60 days prior to the announcement of the Comparable Transactions. The mean premium for each time period was 35.5%, 38.2%, 50.5%, 59.3% and 63.8%, respectively, the median premium for each time period was 35.8%, 28.6%, 47.1%, 58.4% and 75.8%, respectively, and range of premiums for these periods were from 9.3% to 72.5%, 6.6% to 82.3%, 25.4% to 87.6%, 18.2% to 96.3%, and 6.4% to 108.4%, respectively.
These mean and median premiums implied a valuation per Green Tree Common Stock in the range of $38.86 to $38.96, $36.97 to $39.73, $42.48 to $43.46, $35.44 to
$35.64, and $37.27 to $39.98.

       However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Green Tree and Conseco and the businesses, operations and prospects of the acquired companies included in the Comparable Transactions, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Comparable Transactions analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of Green Tree and such acquired companies. In particular, Lehman Brothers considered the form of consideration, whether the transactions involved the purchase of assets or stock, the cross-selling opportunities that the transactions offered to the acquirors and the potential cost savings.

       Discounted Cash Flow Analysis. Lehman Brothers discounted estimated cash flows of Green Tree through the end of 2003 and an estimated terminal value of Green Tree Common Stock, assuming net income based on Green Tree management estimates, assuming a dividend rate sufficient to maintain a book value less goodwill to managed assets less goodwill of 4.50%, and using a range of discount rates of 12% to 18%. Lehman Brothers derived an estimate of a range of terminal values by applying multiples ranging from 12x to 18x to estimated year-end 2003 net income. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Green Tree Common Stock. This analysis, and its underlying assumptions, yielded a range of values for Green Tree Common Stock of approximately $32.92 to $61.57, as compared to a per share transaction value of $52.01, based on the closing price of Conseco Common Stock on April 3, 1998.

       Black-Scholes Option Pricing Model Analysis. Lehman Brothers analyzed the premium or deficit that the per share transaction value of $52.01, based on the closing price of Conseco Common Stock on April 3, 1998, constituted compared to the theoretical price Green Tree Common Stock was likely to reach under Black-Scholes option pricing theory, Green Tree Common Stock's market price of $28.69 on April 3, 1998, and Green Tree Common Stock price volatility of 67.59%. Lehman Brothers analyzed such theoretical value as of June 30, 1998, and as of December 31 for the years ending 1998 through 2004. According to such analysis, and as of such dates, the per share transaction value of $52.01, based on the closing price of Conseco Common Stock on April 3, 1998, reflected a premium to Green Tree Common Stock's theoretical value of $23.13, $21.43, $18.00, $15.25, $13.05, $11.26, $9.78, and $8.56.

       Pro Forma Merger Analysis. Lehman Brothers analyzed the impact of the Merger on Green Tree's estimated earnings per share based on Green Tree management and IBES estimates for the 1998 and 1999 earnings of Green Tree and based on estimates for the 1998 and 1999 earnings of Conseco published by IBES, and assumed growth rates of 17% from 1999 to 2003 for both Green Tree and Conseco. In connection with this analysis, projections for cost savings and operating synergies from the Merger were incorporated in Lehman Brothers's analysis. Based on such estimates, assumed growth rates, and projections of cost savings and operating synergies, Lehman Brothers concluded that the Merger would result in accretion of 17.1% to Green Tree's earnings per share in 1999, accretion of 16.8% to Green Tree's earnings per share in 2000, accretion of 3.0% to Conseco's earnings per share in 1999, and accretion of 2.7% to Conseco's earnings per share in 2000.

       Contribution Analysis. Lehman Brothers analyzed the respective contributions of Green Tree and Conseco to the combined company's pro forma balance sheet as of December 31, 1997 and pro forma historic income for 1996 and 1997. This analysis showed that Green Tree would have contributed 11.9% of total assets, 13.0% of total assets less unidentifiable intangibles, 26.1% of total equity, 90.3% of total equity less unidentifiable intangibles, 47.2% of 1996 net income and 35.6% of 1997 net income. This analysis also showed that, based upon IBES earnings estimates for 1998 and 1999, without giving effect to any cost savings or operational synergies resulting from the Merger, Green Tree's contribution to the combined company's net income would be 33.0% in 1998 and 32.9% in 1999. This analysis also showed that, based upon IBES earnings estimates for 1998 and 1999 for Conseco, and based upon management earnings estimates for 1998 and 1999 for Green Tree both without and with giving effect to any cost savings or operational synergies resulting from the Merger to Green Tree's estimated earnings for 1998 and 1999, Green Tree's contribution to the combined company's net income would be 33.2% and 34.7% in 1998 and 33.9% and 40.2% in 1999. Based upon the Exchange Ratio, Green Tree stockholders would own an estimated 39.9% of the combined company's primary shares upon completion of the Merger and 40.1% of the combined company's fully diluted shares upon completion of the Merger.


       Historic P/E Multiple Analysis. Lehman Brothers analyzed the ratio of Green Tree's and Conseco's historic stock price to next twelve months projected earnings (as published by IBES) from April 3, 1993 to April 3, 1998 and compared such ratios to the same ratio for the Standard & Poor's 500 Index, an index of finance companies composed of Amersco Inc., Associates First Capital Corporation, Beneficial Corp., Finova Group Inc., Household International, Inc. and United Companies Financial Corporation (the "Finance Company Index"), and an index of life insurance companies composed of American General Corporation, The Equitable Companies Incorporated, Lincoln National Corporation, SunAmerica Inc., Aetna Inc., AFLAC Incorporated and UNUM Corporation (the "Life Insurance Company Index"). This analysis showed that Green Tree, Conseco, the Finance Company Index and the Life Insurance Company Index had a lower ratio throughout the period analyzed than the ratio of the Standard & Poor's 500 Index. This analysis also showed that while Green Tree usually had a ratio equal to or in excess of the ratio for the Finance Company Index until October 1997, after which Green Tree had a lower ratio, and as of April 3, 1998 had a ratio of 11.1x compared to a ratio for the Finance Company Index of 19.6x. This analysis also indicated that Conseco has usually had a ratio less than the ratio for the Life Insurance Company Index, and as of April 3, 1998 had a ratio of 16.7x compared to a ratio for the Life Insurance Company Index of 18.6x.

       Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Green Tree Board of Directors selected Lehman Brothers because of its expertise, reputation and familiarity with Green Tree in particular and the consumer and commercial finance industry in general and because its investment banking professionals have substantial experience in transactions similar to the Merger.

       As compensation for its services as financial advisor in connection with the Merger, Green Tree has agreed to pay Lehman Brothers a fee of $2 million in connection with the delivery of its opinion (such fee to be decreased to $1 million if the Merger is not consummated) (the "Opinion Fee"), and additionally, Green Tree has agreed to pay Lehman Brothers a fee (including the Opinion Fee), upon consummation of the Merger, equal to 0.275% of the total consideration received by Green Tree shareholders on consummation of the Merger, which fee as of the date of this Joint Proxy Statement/Prospectus is approximately $____________. In addition, Green Tree has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Green Tree and the rendering of its opinion.

       Lehman Brothers is acting as financial advisor to Green Tree in connection with the Merger. Lehman Brothers has also performed various investment banking services for Green Tree in the past and has received customary fees for such services. In addition, an affiliate of Lehman Brothers, Lehman Brothers Commercial Paper Inc., has received warrants to purchase approximately 2% of the outstanding Green Tree Common Stock in connection with certain credit facilities provided by it to Green Tree. In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of Green Tree and Conseco for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities, which positions may be significant. Additionally, Mr. Mark H. Burton, a Managing Director of Lehman Brothers, is also a Director of Green Tree.

Certain Consequences of the Merger

       As a result of the Merger, the shareholders of Green Tree will become shareholders of Conseco, and thereby will continue to have an interest in Green Tree through Conseco. See "Comparison of Shareholders' Rights." Upon the consummation of the Merger, each outstanding share of Green Tree Common Stock (other than shares of Green Tree Common Stock held by Green Tree, its subsidiaries and Conseco as treasury stock) will be cancelled and converted into the Merger Consideration. Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger listed on the NYSE.

       Each Green Tree Stock Option will become and represent a Substitute Option to purchase the number of shares of Conseco Common Stock (decreased to the nearest full share) determined by multiplying (i) the number of shares of Conseco Common Stock subject to such Green Tree Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Conseco Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Green Tree Common Stock immediately prior to or at the Effective Time divided by the Exchange Ratio. Except as provided in the Merger Agreement, after the Effective Time, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Green Tree Stock Option immediately prior to or at the Effective Time.

       Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of Green Tree Stock Options assumed in accordance with the Merger Agreement.

Conduct of the Business of Conseco and Green Tree After the Merger

       The Conseco Board of Directors will be expanded to add Mr. Coss and one or two additional persons, at Conseco's option, selected by Conseco from among the individuals who were directors of Green Tree as of April 6, 1998. Pursuant to the Merger Agreement, (i) the members of the Board of Directors of Merger Sub immediately prior to the consummation of the Merger shall become the directors of the Surviving Corporation following the consummation of the Merger and (ii) the officers of Green Tree immediately prior to the consummation of the Merger shall be the officers of the Surviving Corporation following the consummation of the Merger. See "Management of the Surviving Corporation Upon Consummation of the Merger."

       Conseco plans for the operations of Green Tree in general to remain in their current locations after the Effective Time. Conseco intends to support and encourage Green Tree's continued growth and product expansion. Conseco and Green Tree have similar "Middle America" customer focus, and they plan to cross market their products to the customer base of the combined company. In addition, Conseco intends to seek to finance the combined entity on a more efficient basis and achieve other cost efficiencies where possible. There can be no assurance that these benefits will be realized from the Merger. See "Risk Factors -- Uncertainty in Realizing Synergies of Merger."

Interests of Certain Persons in the Merger

       Green Tree. In considering the recommendation of the Green Tree Board of Directors with respect to the Merger, holders of Green Tree Common Stock should be aware that certain members of Green Tree's management, some of whom are members of the Green Tree Board of Directors, and certain members of the Green Tree Board of Directors have certain interests in the Merger in addition to those of shareholders generally. The Green Tree Board of Directors was aware of these interests when it considered and approved the Merger and the Merger Agreement.

       Pursuant to the terms of the Merger Agreement, Conseco has agreed to take all action necessary to cause Lawrence M. Coss and, at Conseco's option, one or two additional members of the Green Tree Board of Directors to become members of the Conseco Board of Directors upon consummation of the Merger. In addition, Mr. Coss will remain the Chief Executive Officer of Green Tree following the Merger. Under Mr. Coss's employment agreement with Green Tree, if Mr. Coss terminates his employment with Green Tree within two years after the consummation of the Merger, he will be entitled to a payment (a "Termination Payment") that is equal to 0.5% of the value of the aggregate consideration received by the Green Tree shareholders in the transactions resulting from the Merger. Pursuant to an Amendment Agreement to Mr. Coss's existing employment agreement with Green Tree, which was executed in connection with the Merger Agreement (the "Coss Amendment"), Mr. Coss agreed that if his employment with Green Tree is terminated by him or Green Tree prior to the first anniversary of the consummation of the Merger, Mr. Coss will continue to provide certain consulting services to Green Tree until such first anniversary and will continue to receive the compensation he would have otherwise received as an employee through such first anniversary. The Coss Amendment also provides that for a 30 day period following termination of Mr. Coss's employment with Green Tree, Mr. Coss will have the right to purchase Green Tree's Hawker 800XP aircraft and Green Tree's hangar for a cash payment equal to their then fair market value in lieu of his right to use Green Tree's aircraft for personal use until the end of the term of Mr. Coss's non-competition agreement with Green Tree. In addition, pursuant to the terms of the Coss Amendment, Green Tree agreed to provide Mr. Coss use of an office in the city of Mr. Coss's principal residence, a personal secretary and a security person during the period from the termination of Mr. Coss's employment with Green Tree until the end of the term of Mr. Coss's non-competition agreement with Green Tree.

       Green Tree and Conseco have acknowledged that the Merger, upon consummation, will be treated as a "change in control" for purposes of certain Green Tree option agreements and Conseco agreed to cause the Surviving Corporation to honor the provisions of any such agreements, including provisions which relate to a change in control such as the accelerated vesting of stock options. As of the date of the Merger Agreement, all of the executive officers of Green Tree held a total of 4,230,667 unvested stock options which will become 100% vested at the Effective Time. Prior to the Effective Time, Green Tree has agreed to enter into an agreement with each of Green Tree's executive officers (the "Excise Agreements") which will become effective after the consummation of the Merger. Pursuant to the terms of the Excise Agreements, if Green Tree determines that as a result of such acceleration of options the executive officer would be subject to an excise tax pursuant to Section 4999 of the Code, Green Tree will pay such executive officer within 30 days of such determination a cash payment (the "Gross-Up Payment") equal to an amount such that after payment by the executive officer of all taxes, including any excise tax, interest or penalties imposed upon the Gross-Up Payment, the executive officer would retain an amount of the Gross-Up Payment equal to the excise tax imposed on such executive officer. Green Tree estimates that the total amount of payments which could be made pursuant to the Excise Agreements is approximately $9.5 million, based on the value of the Merger Consideration at the time the Merger Agreement was executed.

       The Merger Agreement provides that for a period of six years after the Effective Time, Conseco will cause the Surviving Corporation to, and will guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of Green Tree and its subsidiaries to the same extent such persons are indemnified as of the date of the Merger Agreement by Green Tree pursuant to Green Tree's Certificate of Incorporation, Restated Bylaws or agreements in existence as of April 6, 1998 for acts or omissions occurring at or prior to the Effective Time. Conseco also agreed to provide, or to cause the Surviving Corporation to provide, for an aggregate period of not less than six years after the Effective Time, a policy of directors' and officers' liability insurance that is substantially similar (with respect to limits and deductibles) to Green Tree's existing policy or, if substantially equivalent coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation will not be required to pay premiums aggregating more than $3 million for such insurance for the six year period commencing on the Effective Time.

       Mr. Burton, a member of the Green Tree Board of Directors, is also a managing director of Lehman Brothers, Green Tree's financial advisor. The material facts as to Mr. Burton's relationship with Lehman Brothers were disclosed to the Green Tree Board of Directors and the Green Tree Board of Directors unanimously concluded that Mr. Burton should participate in the deliberations and vote with respect to the proposed Merger.


       Conseco. Stephen C. Hilbert owns 50,000 shares of Green Tree Common Stock, which he purchased at a cost of $19.125 per share on January 27, 1998.

Accounting Treatment

       The Merger is expected to be accounted for as a pooling of interests in accordance with generally accepted accounting principles. Under this accounting method, the recorded assets and liabilities of Conseco and Green Tree will be carried forward at their recorded amounts to the combined enterprise, income of the combined enterprise will include income of Conseco and Green Tree for the entire fiscal year in which the Merger occurs and the reported income of Conseco and Green Tree for prior periods will be combined and restated as income of the combined enterprise. See "The Merger Agreement - Conditions of the Merger."

Certain Federal Income Tax Consequences

       It is a condition to the consummation of the Merger that Green Tree receive an opinion from its counsel, Dorsey & Whitney LLP, and that Conseco receive an opinion from its counsel, Sidley & Austin, substantially to the effect that for federal income tax purposes: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Green Tree, Merger Sub and Conseco will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Conseco or Green Tree as a result of the Merger; (iii) no gain or loss will be recognized by the shareholders of Green Tree upon the exchange of their Green Tree Common Stock solely for shares of Conseco Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Conseco Common Stock; (iv) the aggregate tax basis of the shares of Conseco Common Stock received solely in exchange for Green Tree Common Stock pursuant to the Merger (including fractional shares of Conseco Common Stock for which cash is received) will be the same as the aggregate tax basis of the Green Tree Common Stock exchanged therefor; (v) the holding period for shares of Conseco Common Stock received in exchange for Green Tree Common Stock pursuant to the Merger will include the holding period of the Green Tree Common Stock exchanged therefor, provided such Green Tree Common Stock were held as capital assets by the shareholder at the Effective Time; and (vi) a shareholder of Green Tree who receives cash in lieu of a fractional share of Conseco Common Stock will recognize gain or loss equal to the difference, if any, between such shareholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

         In rendering such opinions, Dorsey & Whitney LLP and Sidley & Austin may receive and rely upon representations contained in certificates of Green Tree, Conseco and others.

         THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN POTENTIAL MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL
INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH GREEN TREE SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH GREEN TREE SHAREHOLDER. ACCORDINGLY, EACH GREEN TREE SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.


Regulatory Approvals

         Antitrust. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Conseco, Green Tree and certain shareholders of Green Tree who may be deemed acquirors of Conseco by virtue of their ownership of Green Tree Common Stock filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on April 20, 1998. At any time before or after the consummation of the Merger, the Antitrust Division of the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Conseco and Green Tree. At any time before or after the consummation of the Merger and notwithstanding that the HSR Act waiting period may have expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Green Tree or businesses of Conseco or Green Tree. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

         Conseco and Green Tree believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Conseco and Green Tree would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

         Banking and Finance Licenses. The consummation of the Merger will require the approvals of the Federal Deposit Insurance Corporation (the "FDIC"), the Utah Department of Financial Institutions and the South Dakota Division of Banking of the Department of Commerce and Regulation. Such approval requirements result from Green Tree's ownership of Green Tree Retail Services Bank, Inc., a South Dakota chartered bank, and Green Tree Capital Bank, Inc., a Utah industrial loan company (the "Banks"). The Banks are insured by the FDIC, but do not impose Bank Holding Company Act requirements on Green Tree. Accordingly, under the Federal Deposit Insurance Act, Conseco must give the FDIC 60 days prior written notice before a change in control of the Banks may occur. Similar filing requirements must be complied with in Utah and South Dakota. Conseco had filed all of the required notices of change in control by April 23, 1998. Once the FDIC deems the filing to be complete, the 60-day time period will begin. Conseco and Green Tree expect to obtain the approvals of Utah and South Dakota within the same period. Although there can be no assurance, it is anticipated that approvals of the FDIC, the Utah Department of Financial Institutions and the South Dakota Division of Banking of the Department of Commerce and Regulation will be obtained.

       Green Tree and/or its subsidiaries are licensed in all 50 states with respect to their retail sales, mortgage lending and small loan finance business (the "Lending Licenses"). Eleven of such states require a notice filing or approval process in connection with the Merger. Green Tree had submitted the required notices and approval applications on or before April 27, 1998. Although there can be no assurance, it is anticipated that approvals of the required states with respect to the Lending Licenses will be obtained within approximately 60 days.

       Each of the following has approved Green Tree and/or its subsidiaries as a lender (the "Lending Approvals"): (i) Federal National Mortgage Association;
(ii) Veterans Affairs; (iii) Government National Mortgage Association; and (iv) Federal Housing Administration. The Lending Approvals require notice filings in connection with the Merger. Green Tree completed the notice filings on April 27, 1998.


NYSE Listing of Conseco Common Stock

       Pursuant to the Merger Agreement, Conseco is required to use its reasonable best efforts to obtain listing on the NYSE of the shares of Conseco Common Stock to be issued in connection with the Merger. Approval of the listing on the NYSE of the shares of Conseco Common Stock to be issued in the Merger is a condition to the respective obligations of Green Tree, Conseco and Merger Sub to consummate the Merger.

Federal Securities Law Consequences

       All shares of Conseco Common Stock issued in connection with the Merger will be freely transferable, except that any shares of Conseco Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Green Tree prior to the Merger may be resold by them only in transactions registered under the Securities Act, permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 if such persons are or become affiliates of Conseco) or otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Green Tree generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.

       Green Tree has agreed to use its reasonable best efforts to cause its affiliates to deliver to Conseco on or prior to May 6, 1998 a written agreement providing that such person will not (i) sell, pledge, transfer or otherwise dispose of, any Green Tree Common Stock or any shares of Conseco Common Stock issued to such person in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce such person's risk relative to any Green Tree Common Stock or any shares of Conseco Common Stock received in the Merger during the period (the "Resale Period") commencing 30 days prior to the Effective Time and ending at such time as the financial results covering at least 30 days of post-Merger operations have been published by Conseco.

       Conseco has agreed to use its reasonable best efforts to cause its affiliates to deliver to Green Tree on or prior to May 6, 1998 a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of, or in any other way reduce such person's risk relative to, any shares of Conseco Common Stock or any Green Tree Common Stock during the Resale Period.

Absence of Appraisal Rights

       Holders of Green Tree Common Stock will not be entitled to appraisal rights under the DGCL in connection with the Merger. Holders of Conseco Common Stock will not be entitled to appraisal rights under the Indiana Corporation Law in connection with the Merger because Conseco is not a constituent corporation in the Merger.

                              THE MERGER AGREEMENT

         The following is a summary of certain provisions of the Merger Agreement, which appears as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The following summary includes the material terms of such agreement but is not necessarily complete and is qualified in its entirety by reference to the Merger Agreement.

Terms of the Merger

         The Merger Agreement provides that, upon the terms and subject to the conditions contained therein, including the approval of the Merger Consideration Stock Issuance by the holders of Conseco Common Stock and the adoption of the Merger Agreement by the holders of Green Tree Common Stock, Merger Sub will be merged with and into Green Tree at the Effective Time, and Green Tree will continue as the Surviving Corporation.

         After the conditions precedent to the Merger have been fulfilled or waived (where permissible), the filing of a duly executed Certificate of Merger will be made with the Secretary of State of the State of Delaware, and the Merger will become effective at the Effective Time, which will occur upon the filing of the Certificate of Merger or such later time established thereby (provided that such later date is not more than 30 days after the Certificate of Merger is filed).

         Pursuant to the Merger Agreement, as of the Effective Time, all shares of Green Tree Common Stock that are held in the treasury of Green Tree or by any wholly owned subsidiary of Green Tree and any shares of Green Tree Common Stock owned by Conseco will be cancelled and no capital stock of Conseco or other consideration will be delivered in exchange therefor.

         Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         Subject to the terms and conditions of the Merger Agreement, each share of Green Tree Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled) will be converted into 0.9165 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Conseco Common Stock. All such shares of Green Tree Common Stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions, certificates representing the shares of Conseco Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate.

         In the event of any reclassification, stock split or stock dividend with respect to Conseco Common Stock, any change or conversion of Conseco Common Stock into other securities or any other dividend or distribution with respect to Conseco Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of the Merger Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, will be made to the Exchange Ratio, and all references to the Exchange Ratio in the Merger Agreement will be deemed to be to the Exchange Ratio as so adjusted.

Surrender and Payment

         Conseco will authorize a commercial bank (or such other person or persons as shall be reasonably acceptable to Conseco and Green Tree) to act as Exchange Agent (the "Exchange Agent"). As soon as practicable after the Effective Time, Conseco will deposit with the Exchange Agent, in trust for the holders of shares of Green Tree Common Stock converted in the Merger, certificates representing the shares of Conseco Common Stock issuable pursuant to the Merger Agreement in exchange for outstanding shares of Green Tree Common Stock and cash, as required to make payments in lieu of any fractional shares (such cash and shares of Conseco Common Stock, together with any dividends or distributions with respect thereto, being the "Exchange Fund"). The Exchange Agent will deliver the Conseco Common Stock issuable pursuant to the Merger Agreement out of the Exchange Fund.

         Conseco will instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Green Tree Common Stock converted in the Merger (the "Certificates"), a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery of the Certificates to the Exchange Agent, and will contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Conseco Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Conseco Common Stock into which the shares represented by the surrendered Certificate will have been converted at the Effective Time, cash in lieu of any fractional share, and certain dividends and other distributions in accordance with the Merger Agreement, and any Certificate so surrendered will forthwith be cancelled.

         All shares of Conseco Common Stock issued upon the surrender for Certificates in accordance with the terms of the Merger Agreement (including any cash paid pursuant to the Merger Agreement) will be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Green Tree Common Stock represented by such Certificates.

Fractional Shares

         No certificates or scrip representing fractional shares of Conseco Common Stock will be issued upon the surrender for exchange of Certificates, and no Conseco dividend or other distribution or stock split will relate to any fractional share, and no fractional share will entitle the owner thereof to vote or to any other rights of a security holder of Conseco. In lieu of any such fractional share, each holder of Green Tree Common Stock who would otherwise have been entitled to a fraction of a share of Conseco Common Stock upon surrender of Certificates for exchange will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the NYSE of Conseco Common Stock (as reported in the NYSE Composite Transactions) on the date of the Effective Time (or, if the shares of Conseco Common Stock do not trade on the NYSE on such date, the first date of trading of the Conseco Common Stock on the NYSE after the Effective Time) by
(ii) the fractional interest to which such holder would otherwise be entitled.

Conditions to the Merger

         The respective obligations of Conseco, Green Tree and Merger Sub to effect the Merger will be subject to the fulfillment of certain conditions at or prior to the Effective Time, including: (a) approval of the Merger Agreement by the requisite vote of shareholders of Green Tree, and approval of the Merger





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

Consideration Stock Issuance by the requisite vote of the shareholders of Conseco; (b) the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Conseco Common Stock issuable in the Merger; (c) expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act; (d) all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal or would have, individually or in the aggregate, a material adverse effect on Conseco (assuming the Merger had taken place), will have been obtained, will have been made or will have occurred; (e) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or, to the knowledge of Conseco or Green Tree, threatened by the Commission; and (f) no court or other governmental entity having jurisdiction over Green Tree or Conseco, or any of their respective subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated by the Merger Agreement illegal.

         The obligations of Green Tree to effect the Merger are also subject to the satisfaction of certain conditions at or prior to the Effective Time, including: (a) each of the representations and warranties of Conseco and Merger Sub that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date) and each of the representations and warranties of Conseco and Merger Sub that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date), in each case except as contemplated or permitted by the Merger Agreement; each of Conseco and Merger Sub shall have performed in all material respects each of its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time; and Green Tree shall have received from Conseco and Merger Sub certificates to that effect; (b) Green Tree shall have received an opinion of Dorsey & Whitney LLP relating to certain tax matters; (c) in obtaining any approval or consent required to consummate any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement, no governmental entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Green Tree, individually or in the aggregate, would have a material adverse effect on Conseco (assuming the consummation of the Merger); and (d) Conseco shall have taken all action necessary to cause Mr. Coss and one or two additional persons, at Conseco's option, selected by Conseco among the individuals who were directors of Green Tree as of the date of the Merger Agreement, to become members of the Board of Directors of Conseco upon consummation of the Merger, subject to the willingness of each such individual to serve as a director of Conseco.

         The obligations of Conseco and Merger Sub to effect the Merger are subject to the satisfaction of certain conditions at or prior to the Effective Time, including: (a) each of the representations and warranties of Green Tree that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date) and each of the representations and warranties of Green Tree that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of the Effective Time (except to the extent they relate to a particular date), in each case except as contemplated or permitted by the Merger Agreement; Green Tree shall have performed in all material respects each of its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time; and Conseco shall have received from Green Tree a certificate to that effect; (b) Conseco shall have received an opinion of Sidley & Austin relating to certain tax matters; (c) receipt by Conseco of an opinion dated as of the Effective Time of Coopers & Lybrand L.L.P. (or any successor thereto) that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement and receipt by Conseco of "comfort letters" from KPMG Peat Marwick LLP in form and substance reasonably satisfactory to Conseco; (d) Green Tree shall have obtained the consent or approval of each person or governmental entity whose consent or approval will be required in connection with the transactions contemplated by the Merger Agreement under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument or any applicable law, rule or regulation, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Conseco, individually or in the aggregate, have a material adverse effect on Green Tree or Conseco or upon the consummation of the transactions contemplated in the Merger Agreement or the Stock Option Agreement, and in obtaining any approval or consent required to consummate any of the transactions contemplated by the Merger Agreement or by the Stock Option Agreement, no governmental entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Conseco, individually or in aggregate would have a material adverse effect on Green Tree or Conseco; and (e) there shall not be instituted or pending any suit, action or proceeding before any governmental entity as a result of the Merger Agreement, the Stock Option Agreement or any of the transactions contemplated therein which would have a material adverse effect on Conseco.

Representations and Warranties

         The Merger Agreement contains customary representations and warranties of Conseco and Merger Sub, including, among other things, (a) that the documents filed by Conseco with the Commission since January 1, 1995 did not, at the time they were filed, contain material misstatements or omissions; (b) that the information supplied by Conseco and Merger Sub to be included herein or in the Registration Statement in connection with the Special Meetings will be free from material misstatements and omissions; (c) that there has been no material adverse change with respect to Conseco and its subsidiaries except as disclosed in its documents filed with the Commission; (d) as to governmental licenses and permits, and compliance with laws; (e) as to compliance with relevant tax laws;
(f) with respect to actions and proceedings pending against or involving Conseco or its subsidiaries; (g) as to employee benefit plans and labor matters; (h) as to compliance with worker safety laws and environmental laws; (i) as to intellectual property; (j) as to actions taken or not taken that would jeopardize the contemplated tax and accounting treatment of the Merger; (k) the receipt of a fairness opinion from Merrill Lynch; (1) as to brokers; and (m) that the Board of Directors of Conseco has taken all action necessary to exempt Conseco, its subsidiaries and affiliates, the Merger, the Merger Agreement and the transactions contemplated thereby from certain state takeover statutes and certain provisions of Conseco's charter. In addition, the Merger Agreement contains representations and warranties by each of Conseco and Merger Sub as to, among other things, its organization, capital structure, authority to enter into the Merger Agreement and, with respect to Conseco, the Stock Option Agreement, and the binding effect of the Merger Agreement and the Stock Option Agreement.

         The Merger Agreement also contains similar customary representations and warranties of Green Tree.

Conduct of Business Pending the Merger

         Actions by Green Tree. Pursuant to the Merger Agreement, Green Tree has agreed that, during the period from the date of the Merger Agreement through the Effective Time (except as otherwise expressly permitted by the terms of the Merger Agreement), it will, and will cause its subsidiaries to, in all material respects carry on its business in the ordinary course as conducted as of the date of the Merger Agreement and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business will be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by the Merger Agreement, Green Tree will not, and will not permit any of its subsidiaries to, without the prior written consent of Conseco (which consent shall not be unreasonably withheld or delayed): (a) (1) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (A) regular quarterly dividends of not more than $.0875 per share of Green Tree Common Stock and (B) dividends and other distributions by subsidiaries), (2) other than in the case of any subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (3) purchase, redeem or otherwise acquire any shares of capital stock of Green Tree or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (1) the issuance of shares of Green Tree Common Stock upon the exercise of Green Tree Stock Options outstanding on the date of the Merger Agreement in accordance with their then current terms and (2) the issuance of Green Tree Common Stock pursuant to the Stock Option Agreement;
(c) amend its charter or bylaws; (d) acquire or agree to acquire any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to Green Tree and its subsidiaries taken as a whole; (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets other than transactions in the ordinary course of business consistent with past practice;
(f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (1) in the ordinary course of business consistent with past practices, provided that Green Tree may not, without the written consent of Conseco, incur more than $25 million of indebtedness for borrowed money, other than borrowings under credit facilities existing on the date of the Merger Agreement, and (2) indebtedness, loans, advances, capital contributions and investments between Green Tree and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries; (g) alter the corporate structure or ownership of Green Tree or any subsidiary; (h) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Green Tree benefit plan or employment or consulting agreement, other than as required by law; (i) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of Green Tree or any of its subsidiaries who are not officers of Green Tree or any of its subsidiaries) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director or officer of Green Tree or any of its subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any plan or arrangement for the benefit of any director, officer or employee; (j) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance; (k) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles); (l) prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods; (m) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; (n) enter into or amend any agreement or contract material to Green Tree and its subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice (other than certain agreements) or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5 million or, in the aggregate, are in excess of $60 million, (o) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of Green Tree included in documents filed with the Commission or incurred in the ordinary course of business consistent with past practice; or (p) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         During the period from the date of the Merger Agreement through the Effective Time, Green Tree will not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a takeover proposal or standstill agreement to which Green Tree or any of its subsidiaries is a party (other than any involving Conseco).

         Actions by Conseco. During the period from the date of the Merger Agreement to the Effective Time of the Merger, Conseco will not, and will not permit any of its subsidiaries to (a) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except that Conseco may continue the declaration and payment of regular quarterly cash dividends of not more than $.20 per share of Conseco Common Stock or (b) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Conseco's capital stock.

Green Tree Stock Options

         Each Green Tree Stock Option which is outstanding immediately prior to the Effective Time will become and represent a Substitute Option to purchase the number of shares of Conseco Common Stock (decreased to the nearest full share) determined by multiplying (i) the number of shares of Green Tree Common Stock subject to such Green Tree Stock Option by (ii) the Exchange Ratio, at an exercise price per share of Conseco Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Green Tree Common Stock immediately prior to or at the Effective Time divided by the Exchange Ratio. Conseco will pay cash to holders of Green Tree Stock Options in lieu of issuing fractional shares of Conseco Common Stock upon the exercise of Substitute Options for shares of Conseco Common Stock, unless in the judgment of Conseco such payment would adversely affect the ability to account for the Merger under the pooling of interests method. Each Substitute Option will be otherwise exercisable upon the same terms and conditions as were applicable under the related Green Tree Stock Option immediately prior to or at the Effective Time. Green Tree has agreed that it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Green Tree Stock Options in lieu of the substitution therefor of Substitute Options.

Employee Benefit Plans

         Pursuant to the Merger Agreement, Conseco will cause the Surviving Corporation from and after the Effective Time to honor all Green Tree benefit plans and all employment agreements entered into by Green Tree prior to the date of the Merger Agreement; provided, however, that the Merger Agreement does not limit the power of Conseco or the Surviving Corporation to amend or terminate any Green Tree benefit plan or require Conseco or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

No Solicitation

         Pursuant to the Merger Agreement, Green Tree will not, nor will it permit any of its subsidiaries to and will not authorize or permit any of its officers, directors, employees, financial advisors, attorneys or other advisors or representatives or those of any of its subsidiaries to solicit, initiate or encourage the submission of, any Takeover Proposal (as defined herein), enter into any agreement with respect to any Takeover Proposal or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the Green Tree Special Meeting, if the Board of Directors of Green Tree reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined herein), then, to the extent required by the fiduciary obligations of the Board of Directors of Green Tree, as determined in good faith by a majority of the disinterested members thereof after receiving the advice of independent counsel, Green Tree may, in response to an unsolicited request therefor, furnish information with respect to Green Tree to, and enter into discussions with, any person pursuant to a customary confidentiality agreement. Without limiting the foregoing, any violation of these restrictions by any executive officer of Green Tree or any of its subsidiaries or any financial advisor, attorney or other advisor or representative of Green Tree or any of its subsidiaries, whether or not such person is purporting to act on behalf of Green Tree or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by Green Tree. For purposes of the Merger Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving Green Tree or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of Green Tree or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement and the Stock Option Agreement, and "Superior Proposal" means a bona fide Takeover Proposal made by a third party which a majority of the disinterested members of the Board of Directors of Green Tree determines in its reasonable good faith judgment to be more favorable to Green Tree's shareholders than the Merger (after receiving the written opinion, with only customary qualifications, of Green Tree's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members (after receiving the written advice of Green Tree's independent financial advisor), is highly likely to be financed by such third party.

         In addition, Green Tree has agreed that neither its Board of Directors nor any committee thereof will withdraw or modify, or propose to withdraw or modify, in a manner adverse to Conseco or Merger Sub, the approval or recommendation by such Board of Directors or any such committee of the Merger Agreement or the Merger, or approve or recommend, or propose to approve or recommend, any Takeover Proposal. Green Tree will advise Conseco orally (within one business day) and in writing (as promptly as practicable) of any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms of such Takeover Proposal and the identity of the person making any such Takeover Proposal or inquiry, and will keep Conseco fully informed of the status and details of any such Takeover Proposal or inquiry.

Indemnification; Directors and Officers Insurance

         The Merger Agreement provides that for six years from and after the Effective Time, Conseco agrees to cause the Surviving Corporation to, and to guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of Green Tree and of its subsidiaries to the same extent such persons are indemnified as of the date of the Merger Agreement by Green Tree pursuant to Green Tree's Certificate of Incorporation, Restated Bylaws and agreements for acts or omissions occurring at or prior to the Effective Time. In addition, Conseco will provide, or will cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, Green Tree's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time that is substantially similar to Green Tree's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, the Surviving Corporation will not be required to pay premiums for such insurance aggregating more than $3 million for the six year period commencing on the Effective Time.

Termination

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of Green Tree or Conseco: (a) by mutual written consent of Green Tree and Conseco; (b) except for the breach by Green Tree of its obligations with respect to calling the Green Tree Special Meeting and the recommendation of the Green Tree Board of Directors to Green Tree shareholders, by either Conseco or Green Tree if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice of such failure to comply; (c) by either Conseco or Green Tree if there has been (1) a breach by the other party (in the case of Conseco, including any material breach by Merger Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (2) a breach by the other party (in the case of Conseco, including any material breach by Merger Sub) of any representation or warranty that is qualified as to materiality, in each case of the foregoing clauses (c)(1) and (c)(2) which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach; (d) by Conseco or Green Tree if: (1) the Merger has not been effected on or prior to the close of business on December 31, 1998, provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to fulfill any of its obligations contained in the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (2) any court or other governmental entity having jurisdiction over a party to the Merger Agreement has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action has become final and nonappealable; (e) by Conseco or Green Tree if the shareholders of Green Tree do not approve the Merger Agreement at the Green Tree Special Meeting; (f) by Conseco or Green Tree if the shareholders of Conseco do not approve the Merger Consideration Stock Issuance at the Conseco Special Meeting;
(g) by Conseco or Green Tree if Green Tree enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Green Tree Board of Directors resolves to do so; provided, however, that Green Tree may not terminate the Merger Agreement pursuant to this clause unless (i) Green Tree has delivered to Conseco a written notice of the Green Tree's intent to enter into such an agreement to effect the Superior Proposal, (ii) five business days have elapsed following delivery to Conseco of such written notice by Green Tree and (iii) during such five business day period Green Tree has fully cooperated with Conseco, including, without limitation, informing Conseco of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Conseco to agree to a modification of the terms and conditions of the Merger
Agreement so that the transactions contemplated by the Merger Agreement may be effected; provided, further, that Green Tree may not terminate the Merger Agreement pursuant to this clause unless at the end of such five business day period the Board of Directors of Green Tree continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal and prior to such termination Green Tree pays to Conseco the Termination Fee described below; (h) by Conseco if (1) the Green Tree Board, in breach of the Merger Agreement, has not recommended, or has resolved not to recommend, or has qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of Green Tree and its shareholders, or has resolved to do so, (2) the Board of Directors of Green Tree has recommended to the shareholders of Green Tree any Takeover Proposal or has resolved to do so or (3) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Green Tree is commenced, and the Board of Directors of Green Tree fails to recommend against acceptance of such tender offer or exchange offer by its shareholders, or (i) by Green Tree if the Board of Directors of Conseco has not recommended, or has resolved not to recommend, or has qualified or modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of Conseco and its shareholders, or shall have resolved to do so.


Fees and Expenses

         Regardless of whether the Merger is consummated, except as described below upon certain events of termination of the Merger Agreement and with respect to certain real estate transfer and gains taxes, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses; provided that all printing expenses and filing fees will be divided equally between Conseco and Green Tree. Notwithstanding the foregoing, if the Merger Agreement is terminated (A) by Green Tree or Conseco pursuant to clause
(e) or (g) under "-- Termination" above, (B) by Conseco pursuant to clause (h) under "-- Termination" above or (C) by Green Tree or Conseco at a time when Conseco is entitled to terminate the Merger Agreement pursuant to clause (e),
(g) or (h) under "-- Termination" above, then, in each case, Green Tree shall (without prejudice to any other rights Conseco may have against Green Tree for breach of the Merger Agreement) reimburse Conseco upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Conseco or any affiliate of Conseco in connection with the Merger Agreement, the Stock Option Agreement and the transactions contemplated therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants.

         If (A) the Merger Agreement is terminated by Green Tree or Conseco at a time when Conseco is entitled to terminate the Merger Agreement pursuant to clause (b), (c) or (e) under "-- Termination" above, and, concurrently with or within twelve months after such a termination a Third Party Acquisition Event (as defined below) occurs, or (B) the Merger Agreement is terminated pursuant to clause (g) or (h) under "-- Termination" above or by Green Tree or Conseco at a time when Conseco is entitled to terminate the Merger Agreement pursuant to clause (g) or (h) under "-- Termination" above, then, in each case, Green Tree shall (in addition to any obligation under the Merger Agreement and without prejudice to any other rights that Conseco may have against Green Tree for a breach of the Merger Agreement) pay to Conseco the Termination Fee in cash, such payment to be made promptly, but in no event later than the second business day following, in the case of clause (A), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clause (B), such termination.

         For purposes of the Merger Agreement, "Termination Fee" means $200 million minus the product obtained by multiplying (i) the value (if any) of the Spread (as defined below) as of the date when the Termination Fee is payable by
(ii) the number of Optioned Shares (as defined below) held by Conseco as to which the Conseco Option has not yet been exercised; provided, however, that in no event shall the Termination Fee be less than $100 million.

         For purposes of the Merger Agreement, "Third Party Acquisition Event" means any of the following events: (A) any person (other than Conseco or its affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Green Tree Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Conseco or any of its affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Green Tree Common Stock; (C) any person (other than Conseco or its affiliates) shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Green Tree Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of Green Tree, or other similar business combination involving Green Tree; (D) Green Tree enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Green Tree or a significant subsidiary of Green Tree or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, Green Tree or a significant subsidiary (other than the transactions contemplated by the Merger Agreement);
(E) any person (other than Conseco or its affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Green Tree Common Stock which, together with all shares of Green Tree Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Green Tree Common Stock; or (F) there is a public announcement with respect to a plan or intention by Green Tree or any person, other than Conseco and its affiliates, to effect any of the foregoing transactions.

Amendment

         The Merger Agreement may be amended by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Conseco and Green Tree, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

Waiver

         The Merger Agreement provides that, at any time prior to the Effective Time, the parties thereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained therein which may legally be waived.

                           THE STOCK OPTION AGREEMENT

         The following is a summary of certain provisions of the Stock Option Agreement, which appears as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The following summary includes the material terms of such agreement but is not necessarily complete and is qualified in its entirety by reference to the Stock Option Agreement.

         In connection with the execution of the Merger Agreement, Conseco and Green Tree entered into the Stock Option Agreement pursuant to which Green Tree has granted to Conseco the Conseco Option to purchase up to 26,668,399 shares (the "Optioned Shares") of Green Tree Common Stock (approximately 19.9% of the outstanding shares of Green Tree Common Stock as of the Green Tree Record Date, without including any shares subject to or issued pursuant to the Conseco Option) at an exercise price of $52.93 per share (the "Exercise Price") payable in Conseco Common Stock, cash or a combination of Conseco Common Stock and cash, in each case at Conseco's option. The Exercise Price shall from time to time be adjusted so that in no event shall the Aggregate Spread Value (as defined below), together with the Termination Fee, exceed $295 million (it being understood that, if the Exercise Price has been increased from time to time as a result of this sentence, the Exercise Price shall from time to time be adjusted downward to the extent of any decrease in the price of the Green Tree Common Stock). "Spread Value" with respect to an Optioned Share means the product obtained by multiplying (x) the excess, if any, of (i) the average of the closing prices on the NYSE of Green Tree Common Stock during the five trading days immediately preceding the written notice of exercise (in the case of an Optioned Share previously exercised) or the date of determination (in the case of an Optioned Share as to which the Conseco Option has not yet been exercised) over (ii) the Exercise Price. The "Aggregate Spread Value" is the sum of the Spread Value of all Optioned Shares.

         The Conseco Option is exercisable only upon the occurrence of one of the following events: (i) any person, other than Conseco or its affiliates, acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Green Tree Common Stock; (ii) any new group is formed which beneficially owns 20% or more of the outstanding shares of Green Tree Common Stock (other than a group which includes or may reasonably be deemed to include Conseco or any of its affiliates); (iii) any person (other than Conseco or its affiliates) shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Green Tree Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of Green Tree, or other similar business combination involving Green Tree; (iv) Green Tree enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Green Tree or a significant subsidiary of Green Tree or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of Green Tree or a significant subsidiary (other than the transactions contemplated by the Merger Agreement); (v) any person (other than Conseco or its affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Green Tree Common Stock which, together with all shares of Green Tree Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Green Tree Common Stock; or (vi) there is a public announcement with respect to a plan or intention by Green Tree or any person, other than Conseco or its affiliates, to effect any of the foregoing transactions (each of the above-described events is referred to herein as a "Purchase Event"). No Purchase Event has occurred as of the date of this Joint Proxy Statement/Prospectus.

         Notwithstanding the occurrence of a Purchase Event, Conseco may not exercise the Conseco Stock Option if (a) Conseco or Merger Sub has breached any of their material obligations under the Merger Agreement or has terminated the Merger Agreement in violation of its terms, or (b) a preliminary or permanent injunction or other order issued by any federal or state court which invalidates the grant or prohibits the exercise of the Conseco Stock Option is in effect.

         Conseco's obligation to purchase the Optioned Shares following the exercise of the Conseco Option, and Green Tree's obligation to deliver the Optioned Shares, are subject to the conditions that (i) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect; (ii) the purchase of the Optioned Shares will not violate Rule 10b-13 promulgated under the Exchange Act; and (iii) all applicable waiting periods under the HSR Act shall have expired or been terminated.

         The Conseco Option terminates upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, the Conseco Option shall not terminate pursuant to clause (ii) if (A) the Merger Agreement is terminated by Conseco pursuant to clause (b) or (c) under "The Merger Agreement -- Termination" above or (B) the Merger Agreement is terminated by Conseco or Green Tree pursuant to clause (e),
(g), or (h) under "The Merger Agreement -- Termination" above.

         The Stock Option Agreement further provides that, prior to the termination of the Conseco Option, from and after the occurrence of a Put Event (as defined below), Conseco will be entitled to require Green Tree to purchase (the "Put Right") for cash the Conseco Option from Conseco, at a price equal to the product determined by multiplying (A) the number of Optioned Shares as to which the Conseco Option has not yet been exercised by (B) the Spread (as defined below). For purposes of the Stock Option Agreement, "Put Event" means the occurrence on or after the date of the Stock Option Agreement of any of the following: (i) any person (other than Conseco or its affiliates) acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Green Tree Common Stock or (ii) Green Tree consummates a merger or other business combination involving Green Tree or a significant subsidiary of Green Tree or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of Green Tree or a significant subsidiary (other than the transactions contemplated by the Merger Agreement). As used in the Stock Purchase Agreement, the term "Spread" means the excess, if any of (i) the greater of (x) the highest price (in cash or fair market value of securities or other property) per share of Green Tree Common Stock paid or to be paid within 12 months preceding the date of exercise of the Put Right for any shares of Green Tree Common Stock beneficially owned by any person who shall have acquired or become the beneficial owner of 30% or more of the outstanding shares of Green Tree Common Stock after the date of the Stock Purchase Agreement or (y) the average of the closing prices on the NYSE of Green Tree Common Stock during the five trading days immediately preceding the written notice of exercise of the Put Right over (ii) the Exercise Price. Notwithstanding the foregoing, in no event shall the aggregate Put Price, together with the Aggregate Spread Value of any Optioned Shares previously exercised and the amount of the Termination Fee then payable, exceed $295 million.

         The Conseco Option, which Conseco required that Green Tree grant as a condition to Conseco's entering into the Merger Agreement, might increase the likelihood of consummation of the Merger by discouraging competing offers for Green Tree. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in Green Tree from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to shareholders of Green Tree that had a higher current market price than the shares of Conseco Common Stock to be received for each share of Green Tree Common Stock pursuant to the Merger Agreement.

          CONSECO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


       The following unaudited pro forma consolidated balance sheet as of December 31, 1997, combines the historical consolidated balance sheets of Conseco and Green Tree as if the Merger had been effective on December 31, 1997, after giving effect to certain adjustments described in the accompanying notes to the unaudited pro forma consolidated financial information.

       The unaudited pro forma consolidated statements of operations for each of the three years ended December 31, 1997, present the combined results of operations of Conseco and Green Tree as if the Merger had been effective at the earliest period presented.

       The unaudited pro forma consolidated financial information and accompanying notes reflect the application of the pooling of interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expense of Conseco and Green Tree are combined and reflected at their historical amounts.



                         CONSECO, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                December 31, 1997
                              (Dollars in millions)


                                     ASSETS


                                                                                                                          PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      ----------

Investments:
    Actively managed fixed maturities at fair value..................      $22,773.7      $    -              $   -        $22,773.7
    Equity securities at fair value..................................          228.9           -                  -            228.9
    Interest only securities.........................................            -         1,363.2                -          1,363.2
    Finance receivables..............................................            -         1,971.0                -          1,971.0
    Mortgage loans...................................................          516.2           -                  -            516.2
    Credit-tenant loans..............................................          558.6           -                  -            558.6
    Policy loans.....................................................          692.4           -                  -            692.4
    Other invested assets ...........................................          518.1          25.3                -            543.4
    Short-term investments...........................................          990.5         741.4                -          1,731.9
    Assets held in separate accounts.................................          682.8           -                  -            682.8
                                                                           ---------      --------            ------       ---------

          Total investments..........................................       26,961.2       4,100.9                -         31,062.1

Accrued investment income............................................          379.3           -                  -            379.3
Other receivables....................................................            -           235.7                -            235.7
Servicing rights.....................................................            -            96.3                -             96.3
Cost of policies purchased...........................................        2,466.4           -                  -          2,466.4
Cost of policies produced............................................          915.2           -                  -            915.2
Reinsurance receivables..............................................          849.1           -                  -            849.1
Income tax assets....................................................           85.6           -               (85.6)(2)         -
Goodwill.............................................................        3,637.3          56.1                -          3,693.4
Property and equipment...............................................          171.6         112.4                -            284.0
Cash deposits, restricted............................................            -           247.2                -            247.2
Other assets.........................................................          449.1          18.1                -            467.2
                                                                           ---------      --------            ------       ---------

          Total assets...............................................      $35,914.8      $4,866.7            $(85.6)      $40,695.9
                                                                           =========      ========            ======       =========


                            (continued on next page)
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

                                       63




                         CONSECO, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED BALANCE SHEET (Continued)
                                December 31, 1997
                              (Dollars in millions)


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                                                          PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS       COMBINED
                                                                            -------      ----------      -----------       ---------
Liabilities:
    Insurance liabilities:
       Interest sensitive products...................................      $17,357.6      $    -              $   -       $17,357.6
       Traditional products..........................................        5,784.8           -                  -         5,784.8
       Claims payable and other policyholder funds...................        1,668.8           -                  -         1,668.8
       Unearned premiums.............................................          406.1           -                  -           406.1
       Liabilities related to separate accounts......................          682.8           -                  -           682.8
    Investment borrowings............................................        1,389.5           -                  -         1,389.5
    Investor payables................................................            -           552.8                -           552.8
    Other liabilities................................................          995.6         492.8             240.0 (3)    1,728.4
    Income tax liabilities...........................................            -           622.8             (85.6)(2)      537.2
    Notes payable and commercial paper:
      Corporate......................................................        2,354.9           -                  -         2,354.9
      Related to finance receivables.................................            -         1,866.2                -         1,866.2
                                                                           ----------     --------             ------     ---------

          Total liabilities..........................................       30,640.1       3,534.6             154.4       34,329.1
                                                                           ---------      --------             ------     ---------

Minority interest:
    Company-obligated mandatorily redeemable
       preferred securities of subsidiary trust......................        1,383.9           -                  -         1,383.9
    Common stock of subsidiary.......................................            0.7           -                  -             0.7

Shareholders' equity:
    Preferred stock..................................................          115.8           -                  -           115.8
    Common stock and additional paid-in capital......................        2,382.0         437.0            (199.2)(4)    2,619.8
    Accumulated other comprehensive income:
       Unrealized appreciation of fixed maturity investments.........          177.2           -                  -           177.2
       Unrealized appreciation of other investments..................            4.8          21.8                -            26.6
       Minimum pension liability adjustment..........................            -            (3.2)               -            (3.2)
    Less treasury shares at cost.....................................            -          (199.2)            199.2 (4)        -
    Retained earnings................................................        1,210.3       1,075.7            (240.0)(3)    2,046.0
                                                                           ---------      --------            ------      ---------
          Total shareholders' equity.................................        3,890.1       1,332.1            (240.0)       4,982.2
                                                                           ---------      --------            ------      ---------

          Total liabilities and shareholders' equity.................      $35,914.8      $4,866.7            $(85.6)     $40,695.9
                                                                           =========      ========            ======      =========









                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.




                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1997
                  (Dollars in millions, except per share data)

                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $2,954.1         $    -                           $2,954.1
       Interest sensitive products......................................     456.7              -                              456.7
    Net investment income...............................................   1,825.3            370.6                          2,195.9
    Gain on sale of receivables.........................................       -              546.8                            546.8
    Net investment gains................................................     266.5              -                              266.5
    Fee revenue and other income........................................      65.8            174.1                            239.9
                                                                          --------         --------                         --------

            Total revenues..............................................   5,568.4          1,091.5                          6,659.9
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   2,185.7              -                            2,185.7
    Change in future policy benefits....................................     182.6              -                              182.6
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     697.1              -                              697.1
          Other amounts added to variable and equity-indexed
             annuity products...........................................     109.6                                             109.6
    Interest expense on notes payable...................................     109.4            160.9                            270.3
    Interest expense on short-term investment borrowings................      42.0              -                               42.0
    Amortization related to operations..................................     408.8              -                              408.8
    Amortization related to investment gains............................     181.2              -                              181.2
    Nonrecurring charges................................................      71.7              -                               71.7
    Other operating costs and expenses..................................     577.2            444.5                          1,021.7
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   4,565.3            605.4                          5,170.7
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................   1,003.1            486.1                          1,489.2

Income tax expense......................................................     376.6            184.7                            561.3
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     626.5            301.4                            927.9

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
       preferred securities of subsidiary trusts, net of income taxes...      49.0               -                              49.0
    Dividends on preferred stock of subsidiaries........................       3.3               -                               3.3
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     574.2            301.4                            875.6

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       6.9              -                                6.9
                                                                          --------         --------                         --------

            Net income..................................................     567.3            301.4                            868.7

Less amounts applicable to preferred stock:
    Charge related to induced conversions...............................      13.2               -                              13.2
    Preferred stock dividends...........................................       8.7               -                               8.7
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  545.4         $  301.4                         $  846.8
                                                                          ========         ========                         ========
                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1997
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  185,751,000     136,715,000      (11,416,000)(4) 311,050,000
       Net income before extraordinary charge ........................        $2.98           $2.20                            $2.74
       Extraordinary charge ..........................................          .04             -                                .02
                                                                              -----           -----                            -----

            Net income................................................        $2.94           $2.20                            $2.72
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  210,179,000     140,254,000      (11,711,000)(4) 338,722,000
       Net income before extraordinary charge ........................        $2.67           $2.15                            $2.55
       Extraordinary charge...........................................          .03             -                                .02
                                                                              -----           -----                            -----

            Net income................................................        $2.64           $2.15                            $2.53
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.




                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1996
                  (Dollars in millions, except per share data)


                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $1,384.3         $    -                           $1,384.3
       Interest sensitive products......................................     269.9              -                              269.9
    Net investment income...............................................   1,302.5            215.3                          1,517.8
    Gain on sale of receivables.........................................       -              389.7                            389.7
    Net investment gains................................................      60.8              -                               60.8
    Fee revenue and other income........................................      49.8            119.1                            168.9
                                                                          --------         --------                         --------

            Total revenues..............................................   3,067.3            724.1                          3,791.4
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   1,173.3              -                            1,173.3
    Change in future policy benefits....................................      21.7              -                               21.7
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     620.2              -                              620.2
          Other amounts added to variable and equity-indexed
             annuity products...........................................      48.4              -                               48.4
    Interest expense on notes payable...................................     108.1             70.1                            178.2
    Interest expense on short-term investment borrowings................      22.0              -                               22.0
    Amortization related to operations..................................     240.0              -                              240.0
    Amortization related to investment gains............................      36.0              -                               36.0
    Other operating costs and expenses..................................     304.0            330.2                            634.2
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   2,573.7            400.3                          2,974.0
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     493.6            323.8                            817.4

Income tax expense......................................................     179.8            123.0                            302.8
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     313.8            200.8                            514.6

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
       preferred securities of subsidiary trusts, net of income taxes...       3.6               -                               3.6
    Dividends on preferred stock of subsidiaries........................       8.9               -                               8.9
    Equity in earnings of subsidiaries..................................      22.4               -                              22.4
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     278.9            200.8                            479.7

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................      26.5               -                              26.5
                                                                          --------         --------                         --------

            Net income..................................................     252.4            200.8                            453.2

Less preferred stock dividends..........................................      27.4               -                              27.4
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  225.0         $  200.8                         $  425.8
                                                                          ========         ========                         ========

                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

                                       67




                         CONSECO, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1996
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  104,584,000     136,996,000      (11,439,000)(4) 230,141,000
       Net income before extraordinary charge ........................        $2.40           $1.47                            $1.96
       Extraordinary charge ..........................................          .25             -                                .11
                                                                              -----           -----                            -----

            Net income................................................        $2.15           $1.47                            $1.85
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  138,860,000     140,562,000      (11,737,000)(4) 267,685,000
       Net income before extraordinary charge ........................        $2.01           $1.43                            $1.79
       Extraordinary charge...........................................          .19             -                                .10
                                                                              -----           -----                            -----

            Net income................................................        $1.82           $1.43                            $1.69
                                                                              =====           =====                            =====














                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.




                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1995
                  (Dollars in millions, except per share data)


                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $1,355.6         $    -                           $1,355.6
       Interest sensitive products......................................     109.4              -                              109.4
    Net investment income...............................................   1,142.6            176.0                          1,318.6
    Gain on sale of receivables.........................................       -              448.7                            448.7
    Net investment gains................................................     204.1              -                              204.1
    Fee revenue and other income........................................      43.6             86.6                            130.2
                                                                          --------         --------                         --------

            Total revenues..............................................   2,855.3            711.3                          3,566.6
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   1,075.5              -                            1,075.5
    Change in future policy benefits....................................      32.0              -                               32.0
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     556.6              -                              556.6
          Other amounts added to variable and equity-indexed
             annuity products...........................................      28.8              -                               28.8
    Interest expense on notes payable...................................     119.4             57.3                            176.7
    Interest expense on short-term investment borrowings................      22.2              -                               22.2
    Amortization related to operations..................................     203.6              -                              203.6
    Amortization related to investment gains............................     126.6              -                              126.6
    Other operating costs and expenses..................................     272.1            244.4                            516.5
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   2,436.8            301.7                          2,738.5
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     418.5            409.6                            828.1

Income tax expense......................................................      87.0            155.6                            242.6
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     331.5            254.0                            585.5

Minority interest:
    Dividends on preferred stock of subsidiaries........................      11.9               -                              11.9
    Equity in earnings of subsidiaries..................................      97.1               -                              97.1
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     222.5            254.0                            476.5

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       2.1              -                                2.1
                                                                          --------         --------                         --------

            Net income..................................................     220.4            254.0                            474.4

Less preferred stock dividends..........................................      18.4               -                              18.4
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  202.0         $  254.0                         $  456.0
                                                                          ========         ========                         ========

                            (continued on next page)


                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

                                       69




                         CONSECO, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1995
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................   81,405,000     136,644,000      (11,410,000)(4) 206,639,000
       Net income before extraordinary charge ........................        $2.51           $1.86                            $2.22
       Extraordinary charge ..........................................          .03             -                                .01
                                                                              -----           -----                            -----

            Net income................................................        $2.48           $1.86                            $2.21
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  103,881,000     140,090,000      (11,698,000)(4) 232,273,000
       Net income before extraordinary charge ........................        $2.14           $1.81                            $2.05
       Extraordinary charge...........................................          .02             -                                .01
                                                                              -----           -----                            -----

            Net income................................................        $2.12           $1.81                            $2.04
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.     BASIS OF PRESENTATION

       The unaudited pro forma combined financial statements have been prepared assuming that the Merger will be accounted for under the pooling of interests method and is based on the historical consolidated financial statements of Conseco and Green Tree. Certain amounts in the historical financial statements of Green Tree have been reclassified to conform with Conseco's historical financial statement presentation.

       Conseco and Green Tree are still in the process of reviewing their respective accounting policies relative to those followed by the other entity. As a result of this review, it might be necessary to restate certain amounts in Conseco's or Green Tree's financial statements to conform to those accounting policies that are most appropriate. In management's opinion, any such restatements will not be material.

       Green Tree pools and securitizes substantially all of the loan contracts it originates, retaining: (i) investments in interest-only securities that are subordinated to the rights of other investors; and (ii) the servicing on the contracts. The valuation of interest-only securities and servicing rights is determined by discounting the projected cash flows over the expected life of the finance receivables sold using prepayment, default, loss, interest rate and servicing cost assumptions. The assumptions used in calculating the value of interest only securities and servicing rights are subject to volatility. Prepayments resulting from competition, obligor mobility, general and regional economic conditions, and prevailing interest rates, as well as actual losses incurred, may vary from the performance projected. Expectations of future default, loss and prepayment experience are reviewed periodically. Valuation reductions considered permanent are recognized as a reduction to earnings. The conclusions reached in such reviews could result in material reductions in the value of the interest-only securities and servicing rights that could materially affect operating results.

       The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements of Conseco and Green Tree, incorporated by reference herein.

2.     INCOME TAX LIABILITIES

       The income tax assets of Conseco are netted against the income tax liabilities of Green Tree.

3.     MERGER AND INTEGRATION COSTS

       In connection with the Merger, Conseco expects to incur merger-related costs of approximately $240 million, net of income taxes. Such costs include investment banking, accounting, legal and regulatory fees, severance and retention costs and other costs associated with the Merger. These expenses (including the related tax effect) have been reflected in the unaudited pro forma combined balance sheet financial information as of December 31, 1997, but are not reflected in the unaudited pro forma statement of operations financial information since such expenses are not expected to have a continuing impact on the combined company.

4.     SHAREHOLDERS' EQUITY AND WEIGHTED AVERAGE SHARES OUTSTANDING

       Weighted average shares outstanding have been adjusted to reflect the issuance of .9165 shares of Conseco Common Stock for each share of Green Tree Common Stock or equivalent. The following shares of Green Tree Common Stock or equivalents were outstanding at April 6, 1998: (i) 134,012,054 shares of Green Tree Common Stock; (ii) 10,297,132 options outstanding to purchase Green Tree Common Stock at an average price of $23.12 per share (such options are equivalent to 6,174,713 shares of Conseco Common Stock, based on the last reported sale price of a share of Conseco Common Stock on April 6, 1998); and (iii) warrants to purchase 2,735,688 shares of Green Tree Common Stock at $22.75 per share (such warrants are equivalent to 736,060 shares of Conseco Common Stock, based on the last reported sale price of a share of Conseco Common Stock on April 6, 1998 based on Green Tree's right to call the warrant by issuing stock equivalents at $15 per warrant). The treasury stock held by Green Tree prior to the Merger has been reclassified to common stock and additional paid-in capital to conform to Conseco's presentation.

5.     OPERATING COST SAVINGS

       No adjustment has been included in the unaudited pro forma consolidated financial information for the anticipated operating cost savings. The combined company expects to achieve operating cost savings through the reduction of certain borrowing costs as well as potentially through the elimination of redundant staff functions, data processing, marketing synergies and certain back office operations and the reduction of corporate overhead. There can be no assurance that anticipated operating cost savings will be achieved.

                       COMPARISON OF SHAREHOLDERS' RIGHTS


         The rights of Conseco shareholders are governed by Conseco's Amended and Restated Articles of Incorporation (the "Conseco Articles of Incorporation"), its Amended and Restated Bylaws (the "Conseco Bylaws") and the Indiana Corporation Law. The rights of Green Tree shareholders are governed by its Certificate of Incorporation, as amended (the "Green Tree Certificate of Incorporation"), its Restated Bylaws (the "Green Tree Bylaws") and the DGCL. After the Effective Time, the rights of Green Tree shareholders who become Conseco shareholders will be governed by the Conseco Articles of Incorporation, the Conseco Bylaws and the Indiana Corporation Law. The following is a summary of the material differences between the rights of Conseco shareholders and the rights of Green Tree shareholders.

Certain Provisions Relating to Acquisitions

         The Indiana Corporation Law, the DGCL, the Conseco Articles of Incorporation and the Green Tree Certificate of Incorporation contain certain provisions, including the ones described below, which purport to apply to certain types of share acquisitions or corporate transactions.

         Business Combinations. The Conseco Articles of Incorporation provide that Conseco may not enter into a "Special Business Combination Transaction" (defined as a merger or other business combination transaction with or involving a beneficial owner of more than 10% of Conseco Common Stock (a "Related Person")) unless (i) the consideration to be received per share by holders of Conseco Common Stock in such transaction is at least equal to the highest per share price paid in order to acquire any shares of Conseco Common Stock beneficially owned by the Related Person or (ii) the transaction shall have been approved by two-thirds of the Continuing Directors (defined as the directors of Conseco in office prior to the date on which a Related Person became such).

         Section 23-1-43-18 of the Indiana Corporation Law provides that a corporation may not engage in any "business combination" with any "interested shareholder" for a period of five years following the interested shareholder's share acquisition date unless the business combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the interested shareholder's share acquisition date. A "business combination" under the Indiana Corporation Law is generally defined as any of the following transactions involving the corporation and an interested shareholder thereof: (i) a merger or consolidation; (ii) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of corporation's assets or representing 10% or more of the earning power or net income of the corporation; (iii) an issuance or transfer of shares of the corporation's stock representing 5% or more of the aggregate market value of all of such corporation's outstanding stock; (iv) the adoption of a plan of liquidation or dissolution proposed by or under agreement with such interested shareholder; (v) a transaction having the effect of directly or indirectly increasing the proportionate share of the corporation's stock held by such interested shareholder; or (vi) any receipt by such interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages. An "interested shareholder" under the Indiana Corporation Law is generally defined as any person owning 10% or more of the voting power of the outstanding voting shares of the corporation.

         The Green Tree Certificate of Incorporation provides that (a) any merger or consolidation of Green Tree or any subsidiary with a beneficial owner of more than 10% of Green Tree's Common Stock or an affiliate or associate of such beneficial owner (an "Interested Stockholder"), (b) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer, or other disposition, other than in the ordinary course of business to an Interested Stockholder, (c) the issuance or transfer by Green Tree or any subsidiary of any securities (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of an interested stockholder) of Green Tree or any subsidiary to an Interested Stockholder, (d) the adoption of any plan or proposal for the liquidation or dissolution of Green Tree proposed by an Interested Stockholder, or (e) any reclassification of securities or recapitalization of Green Tree or any merger or consolidation of Green Tree with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Green Tree of any subsidiary beneficially owned by an Interested Stockholder, in each case shall not be consummated without the approval by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock of Green Tree. The Green Tree Certificate of Incorporation provides that the foregoing sentence does not apply if the transaction has been approved by a majority vote of the Continuing Directors (defined as a member of the Green Tree Board of Directors prior to the time an Interested Stockholder became such and is not an affiliate or an associate of an Interested Stockholder) or if (i) the consideration payable in the transaction is at least equal to the higher of (a) the highest per share price paid by the Interested Stockholder to acquire any shares of Green Tree Common Stock within the preceding two years or (b) the fair market value of the Green Tree Common Stock on the announcement date or the determination date, (ii) after an Interested Stockholder has become an Interested Stockholder and prior to the consummation of the transaction, there has been no failure to declare and pay at the regular date the full amount of any dividends payable on any outstanding preferred stock, no reduction in the annual rate of dividends paid on Green Tree Common Stock (other than as approved by a majority of the Continuing Directors), and such Interested Stockholder shall not become the beneficial owner of any additional shares of Green Tree voting stock, (iii) after an Interested Stockholder became such, it has not received the benefit of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by Green Tree, and (iv) a proxy or information statement describing the proposed transaction and complying with the requirements of the Exchange Act and the rules and regulations thereunder shall be mailed to the stockholders of Green Tree no later than the earlier of (a) 30 days prior to any vote on the proposed transaction or (b) if no vote is required, 60 days prior to the consummation of such proposed transaction. Any such proxy statement must contain any recommendations of the Continuing Directors may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness of the terms of the proposed transaction from the point of view of the holders of voting stock other than the Interested Stockholder. The Green Tree Bylaws do not have any restrictions with respect to business combinations.

         In addition, Green Tree is governed by Section 203 of the DGCL. Section 203 of the DGCL provides that a corporation shall not engage in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned
(a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" under the DGCL is generally defined as any of the following transactions involving the corporation and an interested stockholder thereof: (i) a merger or consolidation; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the corporation's assets; (iii) an issuance or transfer of the corporation's stock; (iv) a transaction having the effect of directly or indirectly increasing the proportionate share of the corporation's stock held by such interested stockholder; or (v) any receipt by such interested stockholder of the benefit of any loans, guarantees, pledges or other financial benefits. An "interested stockholder" under the DGCL is generally defined as any person owning 15% or more of the corporation's outstanding voting stock.

         Control Share Acquisitions. Chapter 23-1-42 of the Indiana Corporation Law requires that, unless the articles or bylaws of a corporation exempt the corporation therefrom (which Conseco's Articles of Incorporation and Bylaws do not), any person who proposes to acquire or has acquired (a "control share acquisition") ownership of (or the power to direct the voting of) shares representing  one-fifth,  one-third,  or a majority  of the  voting  power of an issuing public corporation in the election of directors must provide the corporation with a statement describing such acquisition (an "acquiring person statement"). If the acquiring person so requests at the time of delivery of such statement (and undertakes to pay the expenses relating thereto), the corporation shall cause a special meeting of its shareholders to be called for the purpose of considering the voting rights to be accorded the shares acquired in the control share acquisition. The shares so acquired shall be accorded the same voting rights as were accorded such shares before the control share acquisition only to the extent granted by resolution of the shareholders of such corporation. Shares acquired in a control share acquisition as to which no acquiring person statement has been filed may be redeemed by the corporation at the fair value thereof under certain circumstances. In the event that shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired shares representing a majority or more of all voting power, the other shareholders will be entitled to appraisal rights. The DGCL does not contain a comparable provision.

         Takeover Offers. Chapter 23-2-3.1 of the Indiana Corporation Law provides that a person shall not make a takeover offer unless the following conditions are satisfied: (i) a statement which consists of each document required to be filed with the Commission is filed with the Indiana securities commissioner and delivered to the president of the target company before making the takeover offer; (ii) a consent to service of process and the requisite filing fee accompanies the statement filed with the Indiana securities commissioner; (iii) the takeover offer is made to all offerees holding the same class of equity securities on substantially equivalent terms; (iv) a hearing is held within 20 business days after the statement described in clause (i) above is filed; and (v) the Indiana securities commissioner shall have approved the takeover offer. In addition, such section provides that no offeror may acquire any equity security of any class of a target company within two years following the conclusion of a takeover offer with respect to that class, unless the holder of such equity security is afforded, at the time of that acquisition, a reasonable opportunity to dispose of such securities to the offeror upon substantially equivalent terms. A "takeover offer" means an offer to acquire or an acquisition of any equity security of a target company pursuant to a tender offer or request or invitation for tenders if, after the acquisition, the offeror is directly or indirectly a record or beneficial owner of more than ten percent of any class of the outstanding equity securities of the target company. A "target company" means an issuer of securities which is organized under the laws of Indiana, has its principal place of business in Indiana and has substantial assets in Indiana. The DGCL does not contain a comparable provision.

Amendment of Bylaws

         The Conseco Bylaws may be amended by majority vote of the Conseco Board of Directors only. The Green Tree Bylaws may be amended by the Green Tree Board of Directors at a meeting duly called for such purpose. The shareholders of Green Tree may amend the Green Tree Bylaws by a majority vote of the shareholders at any meeting called for such purpose, except that provisions relating to directors must be approved by the affirmative vote of 80% of all shareholders.

Right to Bring Business Before an Annual or Special Meeting of Shareholders; Notice of Director Nominations

         The Conseco Bylaws provide that a shareholder must give timely, written notice to the Secretary of Conseco to propose business to be brought before an annual meeting or to nominate directors. To be timely, a shareholder's notice must be received not later than 90 calendar days in advance of the anniversary date of the release of Conseco's proxy statement to shareholders in connection with the preceding year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the anniversary of the annual meeting date stated in the previous year's proxy statement, such proposal shall be received a reasonable time before the solicitation is made. The Conseco Bylaws also provide that special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board or the President and the business transacted at such meeting shall be limited to the purpose or purposes specified in the notice for such meeting.

         The Green Tree Certificate of Incorporation and the Green Tree Bylaws do not contain any restriction on the ability of shareholders to bring business before an annual or a special meeting of shareholders. The Green Tree Bylaws provide that a director candidate may be nominated by a shareholder giving written notice to the Secretary of Green Tree of such nomination not less than 60 days prior to the date of the applicable annual meeting.

Director Liability

         The Conseco Articles of Incorporation and the Conseco Bylaws do not contain a specific exculpatory provision regarding director liability. However, the Indiana Corporation Law provides that a director is not liable for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the Indiana Corporation Law (which requires, among other things, that a director discharge his duties as a director in good faith, with the care and ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation), and (ii) the breach or failure to perform constitutes willful misconduct or recklessness.

         The Green Tree Certificate of Incorporation provides that a director of Green Tree shall not be personally liable to Green Tree or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Green Tree or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification

         The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and bylaws.

         The Conseco Bylaws provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of Conseco, if (a) such person is wholly successful with respect to such action, suit or proceeding or (b) if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of Conseco or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding and amounts paid in settlement. If such person was not wholly successful, the determination of entitlement to indemnification shall be made by one of the following methods, such method to be selected by the Board of Directors: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and have not been parties to the claim; (b) by the majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors who are not and have not been parties to the claim; and (c) by special legal counsel. The Conseco Bylaws also provide that Conseco shall advance to a director or officer the expenses incurred by such individual. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

         The Green Tree Bylaws provide that Green Tree shall indemnify any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of Green Tree or (ii) while a director, officer, employee or agent of Green Tree, is or was serving at the request of Green Tree as a director, officer, employee, agent, or in any other capacity of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. Such right shall include the right to be paid by Green Tree expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses is not paid in full by Green Tree within sixty (60) days after a written claim has been received by Green Tree, the claimant may at any time thereafter bring suit against Green Tree to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on Green Tree. Neither the failure of Green Tree (including its board of directors or any committee thereof, independent legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by Green Tree (including its board of directors or any committee thereof, independent legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

Dividends and Repurchases

         Under the Indiana Corporation Law, a corporation may make distributions to its shareholders as long as the corporation's net assets are greater than zero, debts may be paid as they come due, and the payment of these distributions is consistent with the corporation's articles of incorporation. Under the DGCL, a corporation may pay dividends and repurchase stock out of surplus or, if there is no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year as long as no payment reduces capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets.


Dissenters' Rights

         Under the Indiana Corporation Law, dissenters' rights are unavailable to holders of shares registered on a national securities exchange or quoted on NASDAQ Market System on the record date for a meeting of shareholders at which action on the proposed transaction otherwise subject to dissenters' rights is to be taken.

         Under the DGCL, a shareholder is entitled, under certain circumstances, to receive payment of the fair value of the shareholder's common stock if the shareholder dissents from a proposed merger or consolidation. Dissenters' rights are unavailable in the case of a sale of all or substantially all of the assets of a corporation. Dissenters' rights are also unavailable if the shares of the Delaware corporation which is a party to a merger or consolidation are listed on a national securities exchange, or are held of record by more than 2,000 persons, and in the merger or consolidation, shareholders receive shares of stock of the surviving or resulting corporation and/or shares of stock of any other corporation which are listed on a national securities exchange or held of record by more than 2,000 persons. Since the Green Tree Common Stock is currently listed and the shares of Conseco Common Stock to be received in the Merger will be listed on the NYSE, dissenters' rights will not be available to shareholders of Green Tree in connection with the Merger.

Director and Officer Discretion

         Under Sections 23-1-35-1-(d), (f), and (g) of the Indiana Corporation Law, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. The DGCL does not contain a comparable provision, and under Delaware law, the consideration that a board may give to nonshareholder constituencies is less clear. In considering the best interests of a corporation, under Delaware law, directors and officers may generally take into consideration the interest of nonshareholders. However, the Delaware Supreme Court has held that the consideration of nonshareholder constituencies is inappropriate when an active "auction" is in process to sell a company.

         The foregoing discussion of certain similarities and material differences between the rights of Conseco shareholders and the rights of Green Tree shareholders is a summary of certain provisions only, does not purport to be a complete description of such similarities and differences and is qualified in its entirety by reference to the Indiana Corporation Law and the common law thereunder, the DGCL and the common law thereunder, and the full text of the Conseco Articles of Incorporation, the Conseco Bylaws, the Green Tree Certificate of Incorporation and the Green Tree Bylaws.

                     MANAGEMENT OF THE SURVIVING CORPORATION
                         UPON CONSUMMATION OF THE MERGER

         The directors of Merger Sub are Stephen C. Hilbert, Rollin M. Dick and Thomas J. Kilian. The current executive officers of Green Tree are Lawrence M. Coss, Gregory D. Aplin, Jerry W. Britton, Bruce A. Crittenden, Richard G. Evans, Edward L. Finn, Jack F. Brandom, III, James R. Breakey, Barbara J. Didrikson, Joel H. Gottesman, Joseph E. Huguelet, III, Phyllis A. Knight, Michael L. Newell, Brent H. Peterson, Mark A. Shepherd, Jeffrey A. Vanthournout, Scott T. Young, Lyle D. Zeller, Gary V. Busch and John A. Dolphin and such individuals will be the executive officers of the Surviving Corporation upon consummation of the Merger and will have the same titles with the Surviving Corporation as they currently have with Green Tree.

                                  LEGAL MATTERS

         The validity of the Conseco Common Stock to be issued in connection with the Merger will be passed upon for Conseco by John J. Sabl, Executive Vice President, General Counsel and Secretary of Conseco. Mr. Sabl is a full-time employee and officer of Conseco and owns 75,000 shares and holds options to purchase 200,000 shares of Conseco Common Stock.

         Certain tax matters in connection with the transaction will be passed upon by Sidley & Austin and Dorsey & Whitney LLP.

                                     EXPERTS

         The consolidated financial statements of Conseco at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Green Tree at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

             RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS AND AUDITORS

         Representatives of Coopers & Lybrand L.L.P. will be present at the Conseco Special Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire. Representatives of KPMG Peat Marwick LLP will be present at the Green Tree Special Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

                             SHAREHOLDERS PROPOSALS

         Any proper proposal which a shareholder of Conseco wishes to have included in the Conseco Board's proxy statement and form of proxy for the 1999 Annual Meeting must be received by Conseco by December 10, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the proxy statement for the 1999 Annual Meeting. In addition, the Conseco Bylaws establish advance notice procedures as to: (i) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors; and
(ii) the nomination, other than by the Board of Directors or a committee appointed by the Board of Directors, of candidates for election as directors. Any shareholder who wishes to submit a proposal to be acted upon at the 1999 Annual Meeting or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written requested addressed to the Secretary of Conseco at 11825 N. Pennsylvania Street, Carmel, Indiana 46032.

         In the event that the Merger is not consummated, all proposals of shareholders of Green Tree intended to be presented at the 1999 Annual Meeting of Shareholders of Green Tree must be received by Green Tree at its executive offices in Saint Paul, Minnesota on or before November 29, 1998, for inclusion in the Green Tree's Proxy Statement and Proxy for such meeting. Such proposals must meet the requirements set forth in the rules and regulations of the Commission in order to be eligible for inclusion in the proxy statement for the 1999 Annual Meeting.

                                  OTHER MATTERS

         As of the date of this Joint Proxy Statement/Prospectus, the Boards of Directors of Conseco and Green Tree do not intend to present, and have not been informed that any other person intends to present, any matter for action at the Conseco Special Meeting or the Green Tree Special Meeting, as the case may be, other than as discussed herein.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                                 CONSECO, INC.,



                            MARBLE ACQUISITION CORP.



                                       AND



                        GREEN TREE FINANCIAL CORPORATION



                            Dated as of April 6, 1998

                                TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

ARTICLE I--THE MERGER
      Section 1.1   The Merger                                               A-2
      Section 1.2   Effective Time                                           A-2
      Section 1.3   Effects of the Merger; Directors and Officers            A-2
      Section 1.4   Charter and Bylaws; Directors and Officers               A-2
      Section 1.5   Conversion of Securities                                 A-3
      Section 1.6   Parent to Make Certificates Available                    A-3
      Section 1.7   Dividends; Transfer Taxes; Withholding                   A-4
      Section 1.8   No Fractional Securities                                 A-5
      Section 1.9   Return of Exchange Fund                                  A-5
      Section 1.10  Adjustment of Exchange Ratio                             A-6
      Section 1.11  No Further Ownership Rights in
                      Company Common Stock                                   A-6
      Section 1.12  Closing of Company Transfer Books                        A-6
      Section 1.13  Lost Certificates                                        A-6
      Section 1.14  Further Assurances                                       A-7
      Section 1.15  Closing                                                  A-7

ARTICLE II--REPRESENTATIONS AND WARRANTIES
              OF PARENT AND SUB
      Section 2.1   Organization, Standing and Power                         A-7
      Section 2.2   Capital Structure                                        A-8
      Section 2.3   Authority.                                               A-9
      Section 2.4   Consents and Approvals; No Violation                    A-10
      Section 2.5   SEC Documents and Other Reports                         A-11
      Section 2.6   Registration Statement and Joint Proxy Statement        A-12
      Section 2.7   Absence of Certain Changes or Events                    A-12
      Section 2.8   Permits and Compliance                                  A-12
      Section 2.9   Tax Matters                                             A-13
      Section 2.10  Actions and Proceedings                                 A-14
      Section 2.11  Certain Agreements                                      A-14
      Section 2.12  ERISA                                                   A-15
      Section 2.13  Compliance with Worker Safety and
                      Environmental Laws                                    A-16
      Section 2.14  Labor Matters                                           A-16
      Section 2.15  Intellectual Property                                   A-16







      Section 2.16  Pooling of Interests; Reorganization                    A-16
      Section 2.17  Required Vote of Parent Stockholders.                   A-17
      Section 2.18  Operations of Sub                                       A-17
      Section 2.19  Opinion of Financial Advisor                            A-17
      Section 2.20  Brokers                                                 A-17
      Section 2.21  State Takeover Statutes;
                      Certain Charter Provisions                            A-17

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE COMPANY
      Section 3.1   Organization, Standing and Power                        A-18
      Section 3.2   Capital Structure                                       A-18
      Section 3.3   Authority                                               A-19
      Section 3.4   Consents and Approvals; No Violation                    A-19
      Section 3.5   SEC Documents and Other Reports                         A-20
      Section 3.6   Registration Statement and Joint Proxy Statement        A-21
      Section 3.7   Absence of Certain Changes or Events                    A-22
      Section 3.8   Permits and Compliance                                  A-22
      Section 3.9   Tax Matters                                             A-23
      Section 3.10  Actions and Proceedings                                 A-24
      Section 3.11  Certain Agreements                                      A-24
      Section 3.12  ERISA                                                   A-25
      Section 3.13  Compliance with Worker Safety and
                      Environmental Laws                                    A-26
      Section 3.14  Labor Matters.                                          A-26
      Section 3.15  Intellectual Property                                   A-27
      Section 3.16  Opinion of Financial Advisor                            A-27
      Section 3.17  State Takeover Statutes; Certain Charter Provisions     A-27
      Section 3.18  Required Vote of Company Stockholders                   A-27
      Section 3.19  Pooling of Interests; Reorganization                    A-27
      Section 3.20  Brokers                                                 A-27


ARTICLE IV--COVENANTS RELATING TO CONDUCT
              OF BUSINESS
      Section 4.1   Conduct of Business Pending the Merger                  A-28
      Section 4.2   No Solicitation                                         A-31
      Section 4.3   Third Party Standstill Agreements                       A-32
      Section 4.4   Pooling of Interests; Reorganization                    A-32


ARTICLE V--ADDITIONAL AGREEMENTS
      Section 5.1   Stockholder Meetings.                                   A-33







      Section 5.2   Preparation of the Registration Statement
                      and the Joint Proxy Statement.                        A-33
      Section 5.3   Comfort Letters                                         A-33
      Section 5.4   Access to Information                                   A-34
      Section 5.5   Compliance with the Securities Act                      A-34
      Section 5.6   Stock Exchange Listings.                                A-35
      Section 5.7   Fees and Expenses                                       A-35
      Section 5.8   Company Stock Options                                   A-36
      Section 5.9   Reasonable Best Efforts; Pooling of Interests           A-37
      Section 5.10  Public Announcements                                    A-38
      Section 5.11  Real Estate Transfer and Gains Tax                      A-38
      Section 5.12  State Takeover Law                                      A-38
      Section 5.13  Indemnification; Directors and Officers Insurance       A-39
      Section 5.14  Notification of Certain Matters                         A-39
      Section 5.15  Employee Benefit Plans and Agreements                   A-39

ARTICLE VI--CONDITIONS PRECEDENT TO THE MERGER
      Section 6.1   Conditions to Each Party's Obligation
                      to Effect the Merger                                  A-40
      Section 6.2   Conditions to Obligation of the Company
                      to Effect the Merger                                  A-41
      Section 6.3   Conditions to Obligations of Parent and
                      Sub to Effect the Merger                              A-43

ARTICLE VII--TERMINATION, AMENDMENT AND WAIVER
      Section 7.1   Termination                                             A-45
      Section 7.2   Effect of Termination                                   A-47
      Section 7.3   Amendment                                               A-47
      Section 7.4   Waiver                                                  A-47

ARTICLE VIII--GENERAL PROVISIONS
      Section 8.1   Non-Survival of Representations and Warranties          A-48
      Section 8.2   Notices                                                 A-48
      Section 8.3   Interpretation                                          A-49
      Section 8.4   Counterparts                                            A-49
      Section 8.5   Entire Agreement; No Third-Party Beneficiaries          A-49
      Section 8.6   Governing Law                                           A-49
      Section 8.7   Assignment                                              A-49
      Section 8.8   Severability                                            A-49
      Section 8.9   Enforcement of this Agreement                           A-50


                          AGREEMENT AND PLAN OF MERGER



                  AGREEMENT AND PLAN OF MERGER, dated as of April 6, 1998 (this "Agreement"), among Conseco, Inc., an Indiana corporation ("Parent"), Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Green Tree Financial Corporation, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company will be converted into shares of Common Stock, no par value, of Parent ("Parent Common Stock");

                  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

                  WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith Parent and the Company are entering into the Stock Option Agreement dated as of the date hereof (the "Stock Option Agreement") in the form of the attached Exhibit A;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                  NOW,   THEREFORE,    in   consideration   of   the   premises,
representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, any direct wholly owned Subsidiary (as hereinafter defined) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided that such substituted corporation is a Delaware corporation which is formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no other business activities. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

                  Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.15).

                  Section 1.3 Effects of the Merger; Directors and Officers. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so that (i)
Article 4 of such Certificate of Incorporation reads in its entirety as follows:
"The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $.01 per share" and (ii) Articles 8 and 9 of such Certificate of Incorporation are deleted. As so amended, such Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Certificate of Incorporation.

                  (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:


                  (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)) shall be converted into 0.9165 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6.

                  Section 1.6 Parent to Make Certificates Available. (a) Exchange of Certificates. Parent shall authorize a commercial bank (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent" ). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) in exchange for outstanding shares of

Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund.

                  (b) Exchange Procedures. Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be cancelled.

                  Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to

Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Parent Common Stock (as reported in the NYSE Composite Transactions) on the date of the Effective Time (or, if the shares of Parent Common Stock do not trade on the NYSE on such date, the first date of trading of shares of Parent Common Stock on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

                  Section  1.9  Return of  Exchange  Fund.  Any  portion  of the
Exchange Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.10 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities of Parent or any other dividend or distribution with respect to the Parent Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

                  Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

                  Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

                  Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

                  Section 1.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.15 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota, at 10:00 a.m., local time, no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each
Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse

Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable to changes in prevailing interest rates, to any change in general economic conditions affecting companies in industries similar to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate or to the actions described in Section 2.1 of the Company Letter (as hereinafter defined) shall not be considered when determining if a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

                  Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Common Stock and 20,000,000 shares of Preferred Stock, no par value (the "Parent Preferred Stock"). At the close of business on April 3, 1998, (i) 186,696,453 shares of Parent Common Stock were issued and outstanding all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 39,823,149 shares of Parent Common Stock were held in treasury of Parent or by Subsidiaries of Parent, (iii) 1,895,250 shares of Preferred Redeemable Increased Dividend Equity Securities of Parent (the "Parent PRIDES") were issued and outstanding under which Parent had the obligation to deliver 6,481,755 shares of Parent Common Stock, (iv) 90,000 shares of Series E Preferred Stock held by Bankers National Life Insurance Company, a wholly owned subsidiary of Parent, were issued and outstanding, (v) 10,074,900 FELINE PRIDES of Parent ("FELINE PRIDES") were issued and outstanding under which Parent has the obligation to deliver 9,463,332 shares of Parent Common Stock, (vi) $29,128,000 in principal amount of 6.5% Convertible Subordinated Notes of Parent due 2005, which debt is convertible into an aggregate of 2,241,691 shares of Parent Common Stock, (vii) $86,038,000 in principal amount of 6.5% Convertible Subordinated Notes of Pioneer Financial Services, Inc. due 2003, which notes are convertible into an aggregate of 3,044,454 shares of Parent Common Stock, (viii) 700,000 warrants to purchase Parent Common Stock, (ix) 23,974,665 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Parent Common Stock and other benefits granted under Parent's benefit plans (the "Parent Stock Plans"), or pursuant to any plans assumed by Parent Company in connection with any acquisition, business combination or similar transaction and
(x) 15,945,087 shares of Parent Common Stock were reserved for issuance upon conversion of the Parent PRIDES and FELINE PRIDES. As of the date of this Agreement, except
(i) as set forth above and (ii) as set forth in the Parent SEC Documents (as hereinafter defined), no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement, (ii) as set forth above, or (iii) as disclosed in any Parent SEC Documents and (iv) except as set forth in Section 2.2 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), there are no options, warrants, calls, rights or agreements to which Parent or any of its wholly owned Subsidiaries is a party or by which any of them is bound obligating Parent or any of its wholly owned Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its wholly owned Subsidiaries or obligating Parent or any of its wholly owned Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth in Section 2.2 of the Parent Letter, each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth above, Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All of Parent's material Subsidiaries are wholly owned by Parent. Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "SEC") (the "Parent Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                  Section 2.3 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their stockholders, approved and adopted this Agreement in accordance with the Business Corporation Law of the State of Indiana and the DGCL, respectively, and the Board of Directors of Parent has resolved to recommend the approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance"). Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, Parent has all requisite corporate power and authority to enter into the Stock Option Agreement, and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Sub, the execution and delivery of the Stock Option Agreement by

Parent and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) approval by the stockholders of Parent of the Share Issuance and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, the Stock Option Agreement has been duly executed and delivered by Parent, and (assuming the valid authorization, execution and delivery of this Agreement and the Stock Option Agreement by the Company and the validity and binding effect hereof and thereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms and the Stock Option Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the " Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

                  Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 2.4 have been obtained and all filings and obligations described in this
Section 2.4 have been made, and except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws of Parent or the Certificate of Incorporation or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the " State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) as may be required under foreign laws,
(vii) such filings and consents as may be required under federal and state commercial finance, lending and banking laws, (viii) any required filings and/or notices required under the insurance laws of the jurisdictions set forth in
Section 2.4 of the Parent Letter and (ix) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

                  Section 2.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as set forth in Section 2.5 of the Parent Letter, as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since December 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

                  Section 2.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the joint proxy statement/prospectus included therein relating to the Stockholder Meetings (as defined in Section 5.1) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement, since December 31, 1997, (A) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on Parent, (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent, and (C) there has been no event causing a Material Adverse Effect on Parent, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on Parent.

                  Section 2.8 Permits and Compliance. Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any

Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.8 of the Parent Letter, as of the date hereof there is no contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or Section 2.8 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.8 of the Parent Letter.

                  Section  2.9 Tax  Matters.  Except as  otherwise  set forth in
Section 2.9 of the Parent Letter, (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested, (iii) Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service (the "IRS") or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. The representations set forth in the Parent Tax Certificate attached to the Parent Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof), would be true and correct. For purposes of this
Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of Parent or any of its Subsidiaries, as such, any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

                  Section 2.11 Certain Agreements. Neither Parent nor any of its Subsidiaries is a party to any material oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement.

                  Section 2.12 ERISA. (a) Except as would not have a Material Adverse Effect on Parent, each Parent Plan complies in all respects with Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") , the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan that is likely to have individually or in the aggregate, a Material Adverse Effect on Parent and (ii) neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Plan or Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. Except as would not have a Material Adverse Effect on Parent, no Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (b) With respect to the Parent Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate or Parent Plan fiduciary could be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on Parent.

                  (c) As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  Section 2.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent.

                  Section 2.14 Labor Matters. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

                  Section   2.15   Intellectual   Property.   Parent   and   its
Subsidiaries have through ownership or licensing all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  Section 2.16 Pooling of Interests; Reorganization. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 2.17 Required Vote of Parent Stockholders. The affirmative vote of a majority of the votes cast on the Share Issuance is required to approve the Share Issuance, provided that the total votes cast on the proposal represent a majority of the outstanding shares of Parent Common Stock. No other vote of the securityholders of Parent is required by law, the Amended and Restated Articles of Incorporation or the Amended and Restated By-Laws of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                  Section 2.18 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  Section 2.19 Opinion of Financial Advisor. Parent has received the written opinion of Merrill Lynch & Co., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view, a copy of which opinion has been delivered to the Company.

                  Section 2.20 Brokers. No broker, investment banker or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by Parent (as reflected in an agreement between Merrill Lynch & Co. and Parent, a copy of which has been furnished to the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  Section 2.21 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of Parent has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of Parent) necessary to exempt Parent, its Subsidiaries and affiliates, the Merger, this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from Section 23-1-43-5 of the Indiana Business Corporation Law and Article 8 of Parent's Amended and Restated Article of Incorporation. To the Knowledge of Parent, no other state takeover statutes or similar charter or bylaw provisions are applicable to the Merger, this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. As of the date hereof, the authorized capital stock of the Company will consist of 400,000,000 shares of Company Common Stock and 15,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on April 3, 1998, (i) 134,012,054 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 7,887,263 shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company and (iii) 10,732,932 shares of Company Common Stock were reserved for future issuance pursuant to the Company's Key Executive Bonus Program, 1987 Stock Option Plan, Key Executive Stock Bonus Plan, Restated 1992 Supplemental Stock Option Plan, Chief Executive Cash Bonus and Stock Option Plan, 1995 Employee Stock Incentive Plan and 1998 Company Stock Option Plan (collectively, the "Company Stock Option Plans"). The Company Stock Option Plans are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or any of its Subsidiaries are issuable. No shares of Company Preferred Stock are outstanding. As of the date of this Agreement, except (i) as set forth above, and (ii) as set forth in the Company SEC Documents (as hereinafter defined), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, except for stock options covering not in excess of 10,297,132 shares of Company Common Stock issued under the Company Stock Option Plans (collectively, the "Company
Stock Options"), and the warrant held by Lehman Brothers Inc. there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the SEC (the "Company Annual Report"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                  Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company has declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved this Agreement in accordance with the DGCL, resolved to recommend the adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for adoption. The Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreement, to consummate the transactions contemplated by the Stock Option Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the Stock Option Agreement by Parent and the validity and binding effect of the Agreement on Parent and Sub and the Stock Option Agreement on Parent) constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The filing of the Joint Proxy Statement with the SEC and the issuance of the shares of Company Common Stock pursuant to the Stock Option Agreement have been duly authorized by the Company's Board of Directors.

                  Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this
Section 3.4 have been obtained and all filings and obligations described in this
Section  3.4 have been made,  except as set forth in Section  3.4 of the Company
Letter, the execution and delivery of this Agreement and the Stock Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Restated Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's
Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Stock Option Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business,
(iii) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) applicable requirements, if any, of Blue Sky Laws, the NYSE and the Pacific Stock Exchange,
(vi) as may be required under foreign laws, (vii) such filings and consents as may be required under federal and state commercial finance, lending and banking laws, and (viii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby.

                  Section 3.5 SEC Documents and Other Reports. The Company has filed all required documents with the SEC since January 1, 1995 (the "Company SEC Documents"). Except as set forth in Section 3.5 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), as of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.5 of the Company Letter, the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements. Except as and to the extent set forth in Section 3.5 of the Company Letter or in the Company Annual Report, neither the Company nor any of its Subsidiaries had as of December 31, 1997 any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on the consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) included in the Financial Statements that are not so reflected.

                  Section 3.6 Registration Statement and Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, at the time of each of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Joint Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

                  Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.12(d) of the Company Letter, since December 31, 1997, (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company, (C) there has been no change in the capital stock of the Company except for the issuance of shares of the Company Common Stock pursuant to Company Stock Options and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, except for the regular quarterly dividend of not more than $.0875 per share of Company Common Stock, (D) there has not been (x) any granting by the Company or any of its Subsidiaries to any executive officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer and (E) there has been no event causing a Material Adverse Effect on the Company, nor any development that would, individually or in the aggregate, result in a Material Adverse Effect on the Company.

                  Section 3.8 Permits  and  Compliance.  Each of the Company and
its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, as of the date hereof there is no contract or agreement that is material to the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement or the Stock Option Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. As of the date of this Agreement, set forth in Section 3.8 of the Company Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described in the Company Annual Report. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.8 of the Company Letter.

                  Section  3.9 Tax  Matters.  Except as  otherwise  set forth in
Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the IRS or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; and (viii) no withholding is required under Section 1445 of the Code in connection with the Merger. The representations set forth in the Company Tax Certificate attached to the Company Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof), would be true and correct.

                  Section 3.10 Actions and Proceedings. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in
Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or stockholders of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their present or former directors, officers, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or under the Stock Option Agreement. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its or their present or former officers, directors, employees, consultants, agents or stockholders, as such, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

                  Section  3.11  Certain  Agreements.  Except  as set  forth  in
Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreement (collectively, "Transaction Agreements"). No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement or the Stock Option Agreement.
Section 3.11 of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Transaction Agreement, the total amount that each such person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement is consummated on the date hereof, and (ii) the total amount of indebtedness owed to the Company or its Subsidiaries from each officer or director of the Company and its Subsidiaries.

                  Section 3.12 ERISA. (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan that is likely to have individually or in the aggregate, a Material Adverse Effect on the Company, (ii) neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from Company Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so, and (iii) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (b) Except as listed in Section 3.12(b) of the Company Letter, with respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, which would have a Material Adverse Effect on the Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or a request for such a determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Neither the Company nor any of its ERISA Affiliates has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                  (c) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, and (ii) "Company Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                  (d) Item 3.12(d) of the Company Letter  contains a list of all
(i) severance and employment agreements with employees of the Company and each ERISA Affiliate, (ii) severance programs and policies of the Company and each ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

                  Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on the Company.

                  Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

                  Section  3.15  Intellectual  Property.  The  Company  and  its
Subsidiaries have through ownership or licensing all Intellectual Property Rights as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                  Section 3.16 Opinion of Financial Advisor. The Company has received the written opinion of Lehman Brothers Inc., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                  Section 3.17 State Takeover Statutes; Certain Charter Provisions. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries and affiliates, the Merger, this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from Section 203 of the DGCL and Articles 8 and 9 of the Company's Certificate of Incorporation. To the Knowledge of the Company, no other state takeover statutes or similar charter or bylaw provisions are applicable to the Merger, this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby.

                  Section  3.18  Required  Vote  of  Company  Stockholders.  The
affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Certificate of Incorporation or Restated Bylaws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby and in the Stock Option Agreement.

                  Section 3.19 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 3.20 Brokers. No broker, investment banker or other person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by the Company (as reflected in an agreement between Lehman Brothers Inc. and the Company, a copy of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement and by the Stock Option Agreement based upon arrangements made by or on behalf of the Company.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1 Conduct of Business Pending the Merger. (a) Conduct of Business by the Company. Except as expressly permitted by clauses (i) through (xvi) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (1) regular quarterly dividends of not more than $.0875 per share of Company Common Stock declared and paid on dates consistent with past practice and (2) dividends and other distributions by Subsidiaries), (B) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms and (B) the issuance of shares of Company Common Stock pursuant to the Stock Option Agreement;

                  (iii) amend its charter or by-laws;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

                  (v) sell, lease or otherwise dispose of, or agree to sell, sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) in the ordinary course of business consistent with past practices, provided, that the Company may not, without the written consent of Parent, incur more than $25,000,000 of indebtedness for borrowed money, other than borrowings under credit facilities existing on the date hereof (it being understood that if any new credit facility is established by Parent for the benefit of the Company or its Subsidiaries or indebtedness is purchased or guaranteed by Parent or any of its Subsidiaries, the terms of such extension of credit or guarantee of Parent or its Subsidiaries shall contain provisions mutually agreed by Parent and the Company providing for an extension or transition period for a mutually agreed period following a termination of this Agreement) and (B) indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

                  (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

                  (viii) enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, except as required by applicable law;

                  (ix) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries who are not officers of the Company or any of its Subsidiaries) or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (x) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                  (xi) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                  (xii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                  (xiii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (xiv) enter into or amend any agreement or contract material to the Company and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practices (provided, however, that the Company may not amend the Common Stock Warrant Agreement by and between the Company and Lehman Commercial Paper Inc. dated as of February 13, 1998, as amended as of the date hereof, and the related Warrant Certificates); or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $60,000,000;

                  (xv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice; or

                  (xvi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, and shall not permit any of its Subsidiaries to (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock of Parent, except that Parent may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.20 per share of Parent Common Stock with usual record and payment dates and in accordance with Parent's past dividend policy or (ii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock.

                  Section 4.2 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the Company Stockholders Meeting, if the Board of Directors of the Company reasonably determines the Takeover Proposal constitutes a Superior Proposal (as defined below), then, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof after receiving the advice of independent counsel, the Company may, in response to an unsolicited request therefor, furnish information with respect to the Company to, and enter into discussions with, any person pursuant to a customary confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, a substantial portion of the voting securities of, or a substantial portion of the assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Stock Option Agreement, and "Superior Proposal" means a bona fide Takeover Proposal made by a third party which a majority of the disinterested members of the Board of Directors of the Company determines in its reasonable good faith judgment to be more favorable to the Company's stockholders than the Merger (after receiving the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the reasonable good faith judgment of a majority of such disinterested members (after receiving the written advice of the Company's independent financial advisor), is highly likely to be financed by such third party.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or
(ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal.

                  (c) The Company shall advise Parent orally (within one business day) and in writing (as promptly as practicable) of (i) any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal and (iii) the identity of the person making any such Takeover Proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry.

                  Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

                  Section 4.4 Pooling of Interests; Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (a) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or would cause any of the representations and warranties set forth in the Company Tax Certificate attached to the Company Letter or the Parent Tax Certificate attached to the Parent Letter to be untrue or incorrect in any material respect. Between the date of this Agreement and the Effective Time, Parent and the Company each shall take all reasonable actions necessary to cause the characterization of the Merger as a pooling of interests for accounting purposes if such a characterization were jeopardized by action taken by Parent or the Company, respectively, prior to the Effective Time.


                                    ARTICLE V
                             ADDITIONAL AGREEMENTS

          Section 5.1 Stockholder Meetings. The Company and Parent will each, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings") for the purpose of considering the approval of this Agreement (in the case of the Company) and the Share Issuance (in the case of Parent). The Company and Parent will, through their respective Boards of Directors, recommend to their respective stockholders adoption or approval of such matters, as the case may be, shall use all reasonable efforts to solicit such approvals by their respective stockholders and shall not withdraw such recommendation, except, in the case of Parent, subject to the fiduciary duties of the Board of Directors of Parent under applicable law. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

          Section 5.2 Preparation of the Registration Statement and the Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Joint Proxy Statement to its respective stockholders. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of the Substitute Options (as defined in Section 5.8), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

          Section 5.3 Comfort Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of KPMG Peat Marwick LLP, the Company's independent public accountants, dated the date on which the Registration

Statement shall become effective and as of the Effective Time, and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Coopers & Lybrand L.L.P. (or any successor thereto), Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          Section 5.4 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their Subsidiaries, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent or the Company pursuant to this
Section 5.4 shall be kept confidential in accordance with each of the Confidentiality Agreements, dated April 1, 1998 between Parent and the Company (collectively, the "Confidentiality Agreement").

          Section 5.5 Compliance with the Securities Act. (a) Section 5.5(a) of the Company Letter contains a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit 5.5(a) hereto, executed by each of such persons identified in the foregoing list.

                  (b) Section 5.5(b) of the Parent Letter contains a list (reasonably satisfactory to counsel for the Company) identifying those persons who may be, at the time of the Parent Stockholder Meeting, affiliates of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to enter into a written agreement in substantially the form of Exhibit 5.5(b) hereto within 30 days of the date hereof with each of such persons identified in the foregoing list.

          Section 5.6 Stock Exchange Listings. Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger.


          Section 5.7 Fees and Expenses.  (a) Except as provided in this Section
5.7 and Section 5.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses and all filing fees (including, without limitation, filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

          (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (A) by the Company or Parent pursuant to Section 7.1(e) or 7.1(g), (B) by Parent pursuant to Section 7.1(h) or (C) by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(e), 7.1(g) or 7.1(h), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Stock Option Agreement and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants. As used herein, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

          (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(b), (c) or (e), and, concurrently with or within twelve months after such a termination a Third Party Acquisition Event (as defined below) occurs, or (ii) this Agreement is terminated pursuant to Section 7.1(g) or 7.1(h) or by the Company or Parent at a time when Parent is entitled to terminate this Agreement pursuant to Section 7.1(g) or 7.1(h), then, in each case, the Company shall (in addition to any obligation under Section 5.7(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent the Termination Fee in cash, such payment to be made promptly, but in no event later than the second business day following, in the case of clause (i), the later to occur of such termination and such Third Party Acquisition Event or, in the case of clause (ii), such termination.

          "Termination Fee" means $200,000,000 minus the product obtained by multiplying (i) the value (if any) of the Spread (as defined in Section 9 of the Stock Option Agreement) as of the date when the Termination Fee is payable by
(ii) the number of Optioned Shares held by Parent as to which the Option has not yet been exercised (as such terms are defined in Section 1 of the Stock Option Agreement); provided, however, that in no event shall the Termination Fee be less than $100,000,000.

          A "Third Party  Acquisition  Event" means any of the following events:
(A) any Person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Company Common Stock; (C) any Person (other than Parent or its Affiliates) shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Company Common Stock or publicly proposed any bonafide merger, consolidation or acquisition of all or substantially all the assets of the Company, or other similar business combination involving the Company; (D) the Company enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the
SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (E) any Person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (F) there is a public announcement with respect to a plan or intention by the Company or any Person, other than Parent and its Affiliates, to effect any of the foregoing transactions. For purposes of this Section 5.7(c), the terms "group" and " beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

          Section 5.8 Company Stock Options. Not later than the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to the Company's stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Common Stock immediately prior to or at the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options for shares of Parent Common Stock, unless in the judgment of Parent such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this Section 5.8, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to or at the Effective Time. The Company shall take all necessary action to implement the provisions of this Section 5.8. The Company agrees that it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash payments to holders of Company Stock Options in lieu of the substitution therefor of Substitute Options, as described in this Section 5.8.

          Section 5.9 Reasonable Best Efforts; Pooling of Interests. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed,
(iv) each of Parent and the Company agreeing to take, together with their respective accountants, all actions reasonably necessary in order to obtain a favorable determination (if required) from the SEC that the Merger may be accounted for as a pooling of interests in accordance with generally accepted accounting principles and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld. The Company and Parent shall coordinate with each other as to the declaration of dividends or other distributions on Company Common Stock and Parent Common Stock, including the record dates thereof, it being the intention of the parties that the holders of Company Common Stock shall not receive more than one dividend for any single calendar quarter (it being understood that the Company customarily pays its dividend for a quarter on the last day thereof while the Parent customarily pays its dividend for a quarter on the first business day of the succeeding quarter) on their shares of stock (including any shares of Parent Common Stock received in the Merger).

          (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without Parent's prior written consent, commit to any divestiture transaction, and neither Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, product lines or assets of Parent or any of its Subsidiaries or that otherwise would have a Material Adverse Effect on Parent.

          Section 5.10 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

          Section 5.11 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

          Section 5.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Stock Option Agreement, Parent and the Company and their respective Boards of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

          Section 5.13 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Parent agrees to cause the Surviving Corporation to, and shall guarantee the obligation of the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Certificate of Incorporation, Restated Bylaws or agreements in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is substantially similar (with respect to limits and deductibles) to the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay premiums aggregating more than $3,000,000 for D&O Insurance for the six year period commencing on the Effective Time.

          Section 5.14 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.15 Employee Benefit Plans and Agreements. (a) Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all Company Plans and all employment agreements entered into by the Company prior to the date hereof; provided, however, that nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, agreement or policy or as requiring Parent or the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

          (b) The Company shall use its reasonable best efforts to enter into excise tax agreements, a form of which is set forth on Section 5.15 of the Company Letter, prior to the Effective Time. Section 5.15 of the Company Letter also sets forth the estimated amount that each such identified officer would be entitled to receive under such agreement if such officers' retention payouts were being made as of the date hereof.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

          Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:


          (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Certificate of Incorporation and Restated Bylaws of the Company, and the Share Issuance shall have been approved by the requisite vote of the stockholders of Parent in accordance with applicable rules of the NYSE, applicable law and the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of Parent.

          (b) Stock Exchange Listings. The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.


          (c) HSR and Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.


          (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

          (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

          (e)  No  Order.   No  court  or  other   Governmental   Entity  having
jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

          Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Tax Opinion. The Company shall have received an opinion of Dorsey & Whitney LLP, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of Company Common Stock;

          (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

          (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Dorsey & Whitney LLP may rely as to matters of fact upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

          (c) Certain Consents. In obtaining any approval or consent required to consummate any of the transactions contemplated herein or in the Stock Option Agreement, no Governmental Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of the Company, individually or in the aggregate, would have a Material Adverse Effect on Parent (assuming the consummation of the Merger).

          (d) Board Representation. Parent shall have taken all action necessary to cause Mr. Lawrence Coss and one additional person, selected by Parent among the individuals who are directors of the Company as of the date hereof, to become members of the Board of Directors of Parent upon consummation of the Merger (it being understood that Parent, at its sole discretion, may choose to appoint one additional individual from such existing Board of Directors of the Company to become a member of the Board of Directors of Parent), subject in each case to the willingness of each such individual to serve as a director of Parent.

          Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:


          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

          (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger;

          (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

          (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger

     (including a fractional share of Parent Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of Company Common Stock;

          (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

          (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may rely as to matters of fact upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

          (c) Accounting. (i) Parent shall have received an opinion of Coopers & Lybrand L.L.P. (or any successor thereto), in form and substance reasonably satisfactory to Parent, that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement (which opinion shall be based, as to the financial statements of the Company, on a customary "pooling" letter of KPMG Peat Marwick LLP); and

          (ii) Parent shall have  received the  "comfort  letters"  described in
Section 5.3(a), in form and substance reasonably satisfactory to Parent.

          (d) Consents. (i) The Company shall have obtained the consent or approval of each person or Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument or any applicable law, rule or regulation, except as to which the failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Company or Parent or upon the consummation of the transactions contemplated in this Agreement or the Stock Option Agreement.

          (ii) In obtaining any approval or consent required to consummate any of the transactions contemplated herein or in the Stock Option Agreement, no Governmental

Entity shall have imposed or shall have sought to impose any condition, penalty or requirement which, in the reasonable opinion of Parent, individually or in aggregate would have a Material Adverse Effect on the Company or Parent.

          (e) Litigation. There shall not be instituted or pending any suit, action or proceeding before any Governmental Entity as a result of this Agreement, the Stock Option Agreement or any of the transactions contemplated herein or therein which would have a Material Adverse Effect on the Company or Parent.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

          Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or
Parent:

          (a) by mutual written consent of Parent and the Company;

          (b) except for a breach by the Company of Section 5.1, by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

          (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any material breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

          (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on December 31, 1998; provided, however,  that the  right to  terminate  this  Agreement  pursuant  to this
     Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof;

          (f) by Parent or the Company if the stockholders of Parent do not approve the Share Issuance at the Parent Stockholder Meeting or at any adjournment or postponement thereof;

          (g) by Parent or the Company if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless (i) the Company has delivered to Parent a written notice of the Company's intent to enter into such an agreement to effect the Superior Proposal, (ii) five business days have elapsed following delivery to Parent of such written notice by the Company and (iii) during such five business day period the Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of the Takeover Proposal and the identity of the Person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(g) unless at the end of such five business day period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal and prior to such termination the Company pays to Parent the amounts specified under Sections 5.7(a), (b) and (c);

          (h) by Parent if (i) the Board of Directors of the Company, in breach of Section 5.1, shall not have recommended, or shall have resolved not to recommend, or shall have qualified, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

          (i) by the Company if the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend, or shall have qualified or modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of Parent and its stockholders, or shall have resolved to do so.

          The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Section 5.7, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

          Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.


          Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                                    Conseco, Inc.
                                    11825 North Pennsylvania Street
                                    Carmel, Indiana 46032
                                    Attention:  Stephen C. Hilbert
                                    Facsimile No.:  (317) 817-6327

                           with a copy to:

                                    Conseco, Inc.
                                    11825 North Pennsylvania Street
                                    Carmel, Indiana 46032
                                    Attention:  John J. Sabl, Esq.
                                    Facsimile No.:  (317) 817-6327

                             and

                                    Sidley & Austin
                                    One First National Plaza
                                    Chicago, Illinois  60603
                                    Attention:  Thomas A. Cole, Esq.
                                                      Paul L. Choi, Esq.
                                    Facsimile No.:  (312) 853-7036

                  (b)      if to the Company, to

                                    Green Tree Financial Corporation
                                    1100 Landmark Towers
                                    345 St. Peter Street
                                    St. Paul, Minnesota 55102

                                    Attention:  Lawrence M. Coss
                                    Facsimile No.:  (612) 293-3646

                           with a copy to:

                                    Dorsey & Whitney LLP
                                    Pillsbury Center South
                                    220 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Attention:  William B. Payne, Esq.
                                    Facsimile No.: (612) 340-8738

          Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


          Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except for the Stock Option Agreement and as provided in the last sentence of Section 5.4, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


          Section 8.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.


          Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

          Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                              CONSECO, INC.


                                               By:       /s/Stephen C. Hilbert
                                                         -----------------------
                                                  Name:  Stephen C. Hilbert
                                                  Title: Chairman, President and
                                                         Chief Executive Officer
Attest:

/s/John J. Sabl
---------------
Name:   John J. Sabl
Title:  Executive Vice President,
        Secretary and General Counsel

                                              MARBLE ACQUISITION CORP.


                                              By:        /s/Stephen C. Hilbert
                                                         -----------------------
                                                 Name:   Stephen C. Hilbert
                                                Title:   Chairman, President and
                                                         Chief Executive Officer
Attest:

/s/John J. Sabl
---------------
Name:   John J. Sabl
Title:  Executive Vice President and Secretary


                                              GREEN TREE FINANCIAL
                                              CORPORATION


                                              By:        /s/Lawrence M. Coss
                                                         -----------------------
                                                 Name:   Lawrence M. Coss
                                                 Title:  Chairman and Chief
                                                         Executive Officer

Attest:

/s/Joel H. Gottesman
--------------------
Name:   Joel H. Gottesman
Title:  Senior Vice President, Secretary
        and General Counsel

                                    ANNEX B

                             STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT, dated as of April 6, 1998 (the "Agreement"), between Conseco, Inc., an Indiana corporation ("Parent"), and Green Tree Financial Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Marble Acquisition Corp., a newly formed Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for the merger of Sub with and into the Company;

                  WHEREAS, as a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company grant to Parent an option to purchase up to 26,668,399 authorized and unissued shares of Company Common Stock, upon the terms and subject to the conditions hereof; and

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company has agreed to grant Parent the requested option.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. The Option; Exercise; Adjustments. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase from time to time up to 26,668,399 authorized and unissued shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") upon the terms and subject to the conditions set forth herein (the "Optioned Shares"). Subject to the conditions set forth in Section 2, the Option may be exercised by Parent in whole or from time to time in part, at any time after the date hereof and prior to the termination of the Option in accordance with Section 19. In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Company (the "Stock Exercise Notice") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than 20 business days and not earlier than two business days from the date such notice is given) for the closing of such purchase (the "Closing Date"). Parent may revoke an exercise of the Option at any time prior to the Closing Date by written notice to the Company. In the event of any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Optioned Shares subject to the Option and the Exercise Price (as hereinafter defined) per Optioned Share shall be appropriately adjusted. In the event that any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Agreement), the number of Optioned Shares subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of Company Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

                  2. Conditions to Exercise of Option and Delivery of Optioned Shares. (a) Parent's right to exercise the Option is subject to the following conditions that:

                 (i) Neither Parent nor Sub shall have breached any of its material obligations under the Merger Agreement or have terminated the Merger Agreement in violation of its terms;

                 (ii) No  preliminary  or permanent  injunction  or other  order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the exercise of the Option shall be in effect; and

                 (iii) One or  more of the following  events shall have occurred on or after the date hereof or Parent shall have become aware on or after the date hereof of the occurrence of any of the following:
             (A) any person, corporation, partnership, limited liability company, or other entity or group (such person, corporation, partnership or other entity or group being referred to hereinafter, singularly or collectively, as a "Person"), other than Parent or its affiliates, acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any new group is formed which beneficially owns 20% or more of the outstanding shares of Company Common Stock (other than a group which includes or may reasonably be deemed to include Parent or any of its affiliates); (C) any Person (other than Parent or its affiliates) shall have commenced a tender or exchange offer for 20% or more of the then outstanding shares of Company Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of the Company, or other similar business combination involving the Company; (D) the Company enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or a "significant subsidiary" of the Company (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the Securities and Exchange Commission (the "SEC")) or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of the Company or a significant subsidiary (other than the transactions contemplated by the Merger Agreement); (E) any Person (other than Parent or its affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company
             Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (F) there is a public announcement with respect to a plan or intention by the Company or any Person, other than Parent or its affiliates, to effect any of the foregoing transactions. For purposes of this subparagraph (iii), the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and  regulations  promulgated  thereunder (the "Exchange Act").

                 (b) Parent's obligation to purchase the Optioned Shares following the exercise of the Option, and the Company's obligation to deliver the Optioned Shares, are subject to the conditions that:

                 (i) No  preliminary  or  permanent  injunction  or  other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Optioned Shares shall be in effect;

                 (ii) The  purchase of the Optioned Shares will not violate Rule
             10b-13 promulgated under the Exchange Act; and

                 (iii)   All    applicable    waiting    periods    under    the
             Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated.

                  3. Exercise Price for Optioned Shares. At any Closing Date, the Company will deliver to Parent a certificate or certificates representing the Optioned Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent will purchase the Optioned Shares from the Company at a price per Optioned Share equal to $52.93 (the "Exercise Price"), payable in Common Stock, no par value, of Parent (the "Parent Common Stock"), cash or a combination of Parent Common Stock or cash, in each case at Parent's option, as specified in the Stock Exercise Notice. Any cash payment made by Parent to the Company pursuant to this Agreement shall be made by wire transfer of federal funds to a bank designated by the Company or a check payable in immediately available funds. If Parent elects to pay the Exercise Price or a portion thereof in Parent Common Stock, the Parent Common Stock shall be valued at the average of the closing prices of the Parent Common Stock on the New York Stock Exchange for the five trading days immediately prior to the Closing Date. After payment of the Exercise Price for the Optioned Shares covered by the Stock Exercise Notice, the Option shall be deemed exercised to the extent of the Optioned Shares specified in the Stock Exercise Notice as of the date such Stock Exercise Notice is given to the Company. Notwithstanding anything to the contrary herein, the Exercise Price shall from time to time be adjusted so that in no event shall the Aggregate Spread Value, together with the Termination Fee (as defined in Section 5.7(c) of the Merger Agreement and as may be adjusted pursuant thereto), exceed $295,000,000 (it being understood that, if the Exercise Price has been increased from time to time as a result of this sentence, the Exercise Price shall from time to time be adjusted downward to the extent of any decrease in the price of the Company Common Stock). "Spread Value" with respect to an Optioned Share means the product obtained by multiplying (x) the excess, if any, of (i) the average of the closing prices on the New York Stock Exchange of the Company Common Stock during the five trading days immediately preceding the written notice of exercise (in the case of an Optioned Share previously exercised) or the date of determination (in the case of an Optioned Share as to which the Option has not yet been exercised) over (ii) the Exercise Price. The Aggregate Spread Value shall be the sum of the Spread Value of all Optioned Shares.

                  4. Representations and Warranties of the Company. The Company represents and warrants to Parent that (a) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; (b) the Company has taken all necessary corporate action to authorize and reserve the Optioned Shares for issuance upon exercise of the Option, and the Optioned Shares, when issued and delivered by the Company to Parent upon exercise of the Option, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights; (c) except as otherwise required by the HSR Act, except for routine filings and subject to Section 7, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby do not require the consent, approval or authorization of, or filing with, any person or public authority and will not violate or conflict with the Company's Certificate of Incorporation or Restated Bylaws, or result in the acceleration or termination of, or constitute a default under, any indenture, license, approval, agreement, understanding or other instrument, or any statute, rule, regulation, judgment, order or other restriction binding upon or applicable to the Company or any of its subsidiaries or any of their respective properties or assets; (d) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (e) the Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware, as amended, and neither Article 8 nor Article 9 of its Certificate of Incorporation will apply with respect to or as a result of the transactions contemplated hereby.

                  5. Representations and Warranties of Parent. Parent represents and warrants to the Company that (a) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent; and (b) Parent is acquiring the Option and, if and when it exercises the Option, will be acquiring the Optioned Shares issuable upon the exercise thereof, for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), and will not sell or otherwise dispose of the Optioned Shares except pursuant to an effective registration statement under the Securities Act or a valid exemption from registration under the Securities Act.

                  6. The Closing. Any closing hereunder shall take place on the Closing Date specified by Parent in its Stock Exercise Notice pursuant to
Section 1 at 10:00 A.M., local time, or the first business day thereafter on which all of the conditions in Section 2 are met, at the principal executive office of the Company, or at such other time and place as the parties hereto may agree.

                  7. Filings Related to Optioned Shares. The Company will make such filings with the SEC and the National Association of Securities Dealers, Inc. as are required by the Exchange Act, and will use its best efforts to effect all necessary filings by the Company under the HSR Act and to list the Optioned Shares on the New York Stock Exchange.

                  8. Registration Rights. (a) If the Company effects any registration or registrations of shares of Company Common Stock under the Securities Act for its own account or for any other stockholder of the Company at any time after the exercise of the Option (other than a registration on Form S-4, Form S-8 or any successor forms), it will allow Parent to participate in such registration or registrations with respect to any or all of the Optioned Shares acquired upon the exercise of the Option; provided, however, that if the managing underwriters in such offering advise the Company that, in their written opinion, the number of Optioned Shares requested by Parent to be included in such registration exceeds the number of shares of Company Common Stock which can be sold in such offering, the Company may exclude from such registration all or a portion, as may be appropriate, of the Optioned Shares requested for inclusion by Parent.

                  (b) At any time after the exercise of the Option, upon the request of Parent, the Company will promptly file and use its best efforts to cause to be declared effective a registration statement under the Securities Act (and applicable Blue Sky statutes) with respect to any or all of the Optioned Shares acquired upon the exercise of the Option; provided, however, that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the effectiveness of each such registration statement, for a period not to exceed 90 days in the aggregate, if the commencement of such offering would, in the reasonable good faith judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or otherwise materially interfere with or materially adversely affect any pending or proposed offering of securities of the Company. In connection with any such registration requested by Parent, the costs of such registration shall be borne by the Company, and the Company and Parent each shall provide the other and any underwriters with customary indemnification and contribution agreements.

                  9. Optional Put. Prior to the termination of the Option in accordance with Section 19, if a Put Event has occurred, Parent shall have the right, upon three business days' prior written notice to the Company, to require the Company to purchase the Option from Parent (the "Put Right") at a cash purchase price (the "Put Price") equal to the product determined by multiplying
(A) the number of Optioned Shares as to which the Option has not yet been exercised by (B) the Spread (as defined below). As used herein, "Put Event" means the occurrence on or after the date hereof or Parent becoming aware on or after the date hereof of any of the following: (i) any Person (other than Parent or its affiliates) acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Company Common Stock or (ii) the Company consummates a merger or other business combination involving the Company or a "significant subsidiary" of the Company (as defined in Rule 1.02(v) of Regulation S-X as promulgated by the SEC) or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of the Company or a significant subsidiary (other than the transactions contemplated by the Merger Agreement). As used herein, the term "Spread" shall mean the excess, if any, of
(i) the greater of (x) the highest price (in cash or fair market value of securities or other property) per share of Company Common Stock paid or to be paid within 12 months preceding the date of exercise of the Put Right for any shares of Company Common Stock beneficially owned by any Person who shall have acquired or become the beneficial owner of

30% or more of the outstanding shares of Company Common Stock after the date hereof or (y) the average of the closing prices on the New York Stock Exchange of the Company Common Stock during the five trading days immediately preceding the written notice of exercise of the Put Right over (ii) the Exercise Price. Notwithstanding anything herein to the contrary, in no event shall the aggregate Put Price, together with the Aggregate Spread Value of any Optioned Shares previously exercised and the amount of the Termination Fee (as defined in Section 5.7(c) of the Merger Agreement and as may be adjusted pursuant thereto) then payable, exceed $295,000,000.

                  10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise provided in
Section 8 or as specified in the Merger Agreement.

                  11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  12. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or if sent by telex or telecopier (and also confirmed in writing) to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         (a)      if to Parent or Sub, to

                                    Conseco, Inc.
                                    11825 North Pennsylvania Street
                                    Carmel, Indiana 46032
                                    Attention:  Stephen C. Hilbert
                                    Facsimile No.:  (317) 817-6327

                           with copies to:

                                    Conseco, Inc.
                                    11825 North Pennsylvania Street
                                    Carmel, Indiana 46032
                                    Attention:  John J. Sabl, Esq.
                                    Facsimile No.:  (317) 817-6327

                             and

                                    Sidley & Austin
                                    One First National Plaza
                                    Chicago, Illinois  60603

                                    Attention:  Thomas A. Cole, Esq.
                                                      Paul L. Choi, Esq.
                                    Facsimile No.:  (312) 853-7036

                  (b)      if to the Company, to

                                    Green Tree Financial Corporation
                                    1100 Landmark Towers
                                    345 St. Peter Street
                                    St. Paul, Minnesota 55102
                                    Attention:  Lawrence M. Coss
                                    Facsimile No.:  (612) 293-3646

                           with a copy to:

                                    Dorsey & Whitney LLP
                                    Pillsbury Center South
                                    220 South Sixth Street
                                    Minneapolis, Minnesota 55402
                                    Attention:  William B. Payne, Esq.
                                    Facsimile No.:  (612) 340-8738

                  13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent or the Company, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  14. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

                  15. Assignment. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party hereto, except that Parent may, without a written consent, assign its rights and delegate its obligations hereunder in whole or in part to one or more of its direct or indirect wholly owned subsidiaries.

                  16. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

                  17. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

                  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

                  19. Termination. This Agreement and the Option shall terminate upon the earlier of (i) the Effective Time (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, the Option shall not terminate pursuant to clause (ii) immediately above if (A) the Merger Agreement is terminated by Parent pursuant to Section 7.1(b) or (c) thereof or (B) the Merger Agreement is terminated by Parent or the Company pursuant to Section 7.1(e), (g), or (h) thereof.

                  20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                  IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                           CONSECO, INC.


                                           By:  /s/ Stephen C. Hilbert
                                                --------------------------------
                                                 Name:  Stephen C. Hilbert
                                                 Title:  Chairman, President and
                                                         Chief Executive Officer



                                           GREEN TREE FINANCIAL CORPORATION



                                            By:  /s/ Lawrence M. Coss
                                                 -------------------------------
                                                 Name:  Lawrence M. Coss
                                                 Title:  Chairman and Chief
                                                         Executive Officer

                                    ANNEX C
                                            April 6, 1998



Board of Directors
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, IN  46032


Members of the Board:

         We understand that Conseco, Inc. (the "Acquiror"), a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), and Green Tree Financial Corporation (the "Company") propose to enter into an Agreement and Plan of Merger (the "Agreement"), dated April 6, 1998, pursuant to which the Acquisition Sub is to be merged with and into the Company in a transaction (the "Merger") in which each outstanding share of the Company's common stock, par value $.01 per share, (the "Company Shares"), will be converted into the right to receive .9165 shares (the "Exchange Ratio") of the common stock, no par value, of the Acquiror ("the Acquiror Shares"), all as set forth more fully in the Agreement. In connection with the Merger, the Acquiror and the Company also propose to enter into a Stock Option Agreement (the "Option Agreement"), pursuant to which the Company will grant to the Acquiror an option to acquire, under certain circumstances, up to 19.9% of the Company Shares outstanding on the date of the Option Agreement, all as set forth more fully in the Option Agreement.

         You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the Acquiror.

         In arriving at the opinion set forth below, we have, among other things:

         Reviewed certain publicly available business and financial information relating to the Acquiror and the Company that we deemed to be relevant;

         Reviewed certain information, including financial forecasts, relating to the businesses, earnings, cashflow, assets, liabilities and prospects of the Acquiror and the Company, as well as the amount and timing of the cost savings and related charges and expenses and revenue enhancements expected to result from the Merger furnished to us by the senior management of the Acquiror (the "Merger Benefits");

         Conducted discussions with members of senior management of the Acquiror and the Company concerning the foregoing, including the respective businesses, prospects, regulatory condition and contingencies of the Acquiror and the Company before and after giving effect to the Merger and the Merger Benefits;

         Reviewed the market prices and valuation multiples for the Acquiror Shares and the Company Shares and compared the Acquiror Shares and the Company Shares with those of certain publicly traded companies that we deemed to be relevant;

         Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant;

         Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

         Participated   in   certain    discussions   and   negotiations   among
         representatives of the Company and the Acquiror and their respective financial and legal advisors;

         Reviewed the potential pro forma impact of the Merger;

         Reviewed draft dated April 6, 1998 of the Agreement and the Option Agreement; and

         Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions

         In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of the Company or the Acquiror or any actuarial analysis with respect to the Acquiror, nor have we been furnished any such evaluation, appraisal or actuarial analysis. We are not experts in the evaluation of allowances for credit or loan losses or in the valuation of residual interests or other assets resulting from the Company's securitization transactions ('Securitization Assets"), and we have not made an independent evaluation of the adequacy of the allowance for credit or loan losses of the Company, reviewed any individual credit or loan files relating to the Company nor made an independent valuation of the Securitization Assets. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information of the Company and the Acquiror, including, without limitation, financial forecasts, evaluation of contingencies and projections regarding, among other things, receivable originations, prepayment speeds, delinquencies, under-performing and non-performing assets, net charge-offs, adequacy of reserves, valuation of the Securitization Assets and future economic conditions pertaining to the Company, and the Merger Benefits, furnished to or discussed with us by the Company and the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, allocations and judgements of the senior management of the Company and the Acquiror as to the expected future financial performance of the Company, the Acquiror or the combined entity, as the case may be, and the Merger Benefits. We express no opinion as to such financial forecast information or the Merger Benefits or the assumptions upon which they were based. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and will be accounted for as a pooling-of-interests under generally accepted accounting principles. We have also assumed that the final forms of the Agreement and the Option Agreement will be substantially similar to the last drafts reviewed by us.

         Our opinion is necessarily based upon market, economic and other conditions as in effect on, and the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party in the Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Merger, including the Merger Benefits.

         We are acting as financial advisor to the Acquiror in connection with the Merger and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided financial advisory and financing advisory, investment banking and other services to the Acquiror and may continue to do so, and have received, and may receive, customary fees for the rendering of such services. We have in the past provided, and are currently providing financial advisory, investment banking and other services to the Company and its affiliates, including acting as a lender to the Company (pursuant to the uncommitted reverse repurchase agreement, dated July 1997, of which you are aware), and may continue to do so, and have received, and may receive, customary fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade debt and equity securities of the Acquiror and its affiliates and the Company and its affiliates for our own account and the accounts of our customers, and therefore we may from time to time hold a long or short position in such securities.

         This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion addresses only the financial fairness of the Exchange Ratio, and does not address the merits of the underlying decision by the Acquiror to engage in the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger or any matter related thereto.

         We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

         On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the Acquiror.



                                                 Very truly yours,

                                              /s/MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED

                                                 MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED

                                    ANNEX D

                                LEHMAN BROTHERS



                                                                   April 6, 1998

Board of Directors
Green Tree Financial Corporation
1100 Landmark Towers
Saint Paul, MN 55102-1639

Members of the Board:

         We understand that Green Tree Financial Corporation (the "Company") and Conseco, Inc. ("Conseco") propose to enter into a definitive merger agreement pursuant to which a wholly owned subsidiary of Conseco (the "Subsidiary") will be merged with and into the Company and each share of common stock of the Company will be converted into the right to receive 0.9165 shares (the "Exchange Ratio") of common stock of Conseco (the "Merger"). The terms and conditions of the Merger will be set forth in more detail in an Agreement and Plan of Merger to be dated as of April 6, 1998 by and among Conseco, the Subsidiary and the Company (the "Merger Agreement").

         We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to such stockholders in the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger.

         In arriving at our opinion, we reviewed and analyzed: (1) the financial terms of the Merger as described to us by the Company and its legal advisors,
(2) such publicly available information concerning the Company and Conseco that we believe to be relevant to our analysis including, without limitation, the Annual Reports on Forms 10-K for the year ended December 31, 1997 for the Company and Conseco, (3) financial and operating information with respect to the business, operations and prospects of the Company and Conseco furnished to us by the Company and Conseco, (4) a trading history of the common stock of the Company from January 1, 1993 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (5) a trading history of the common stock of Conseco from January 1, 1993 to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of Conseco with those of other companies that we deemed relevant, (8) estimates of third party research analysts regarding the future financial performance of the Company and Conseco, (9) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that we deemed relevant, and (10) the potential pro forma impact of the Merger on Conseco. In addition, we have had discussions with the management of the Company and Conseco concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects, and the potential cost savings, operating synergies and strategic benefits expected by the managements of the Company and Conseco to result from a combination of the businesses of the Company and Conseco, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and Conseco that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, with the consent of the Company, we were not provided with and did not have any access to any financial forecasts or projections prepared by the management of Conseco as to the projected financial performance of Conseco beyond 1998, and accordingly, in performing our analysis, based upon advice of Conseco and with the consent of the Company, we have assumed that the publicly available estimates of research analysts are a reasonable basis upon which to evaluate and analyze the future financial performance of Conseco and that Conseco will perform substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Conseco and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Conseco. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Upon advice of Conseco and its legal and accounting advisors, we have assumed that the Merger will qualify for "pooling-of interests" accounting treatment. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

         Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the stockholders of the Company in the Merger is fair to such stockholders.

         We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We and our affiliates also have performed various investment banking and financing services for the Company in the past, and have received customary fees for such services. In addition, our affiliate, Lehman Commercial Paper Inc., has received warrants to purchase approximately 2% of the outstanding common stock of the Company in connection with certain credit facilities provided by it to the Company. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Conseco for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities, which positions may be significant. Mr. Mark H. Burton, a Managing Director of Lehman Brothers, is also a Director of the Company.

         This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.

                                                  Very truly yours,

                                              /s/ LEHMAN BROTHERS


                                                  LEHMAN BROTHERS

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

         The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and bylaws.

         The Conseco Bylaws provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of Conseco, if (a) such person is wholly successful with respect to such action, suit or proceeding or (b) if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of Conseco or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding and amounts paid in settlement. If such person was not wholly successful, the determination of entitlement to indemnification shall be made by one of the following methods, such method to be selected by the Board of
Directors: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and have not been parties to the claim; (b) by the majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors who are not and have not been parties to the claim; and (c) by special legal counsel.

         The above discussion of the Conseco Bylaws and the Indiana Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Conseco Bylaws and the Indiana Corporation Law.

Item 21.  Exhibits and Financial Statement Schedules.

         (a)      Exhibits

         2(a)     -        Agreement and  Plan  of Merger,  dated as of April 6,
                           1998 by and among Conseco,  Inc., Marble  Acquisition
                           Corp. and Green Tree Financial  Corporation (included
                           as Annex A to the  Joint  Proxy  Statement/Prospectus
                           (schedules omitted - the Registrant agrees to furnish
                           a copy of any schedule to the Securities and Exchange
                           Commission (the "Commission") upon request)).*
         2(b)     -        Stock Option Agreement, dated as of April 6, 1998, by
                           and between  Conseco,  Inc. and Green Tree  Financial
                           Corporation  (included  as Annex B to the Joint Proxy
                           Statement/Prospectus).*

         3(a)     -        Amended and  Restated   Articles of  Incorporation of
                           Conseco was filed with the  Commission as Exhibit 3.1
                           to  Conseco's  Annual  Report on 10-K dated March 31,
                           1998, and is incorporated herein by this reference.
         3(b)     -        Amended  and  Restated  Bylaws  of  Conseco was filed
                           with  the  Commission  as  Exhibit  3.2 to  Conseco's
                           Annual Report on 10-K dated March 31, 1998, and is incorporated herein by this reference.

         4.8      -       Indenture dated as of February 18, 1993,  between  the
                          Registrant  and  Shawmut  Bank  Connecticut,  National
                          Association,  as Trustee, for the 8 1/8 percent Senior
                          Notes  due  2003,  was filed  with the  Commission  as
                          Exhibit 4.8 to the Registrant's  Annual Report on Form
                          10-K for 1992, and is incorporated herein by this reference.

         4.12     -       Indenture dated  as of September 29, 1994 between ALHC
                          Merger  Corporation  and LTCB Trust  Company and First
                          Supplemental Indenture dated as of September 29, 1994 between American Life Holding Company and the Trustee for the 11 1/4% Senior Subordinated Notes due 2004 were filed with the Commission as Exhibit 4.12 to the Registrant's Report on Form 8-K dated September 29,
                          1994, and are incorporated herein by this reference.

         4.13     -       Indenture  dated  as of December 15, 1994, between CCP
                          Insurance,  Inc., and LTCB Trust Company,  as Trustee,
                          for the $200,000,000  aggregate principal amount of 10
                          1/2%  Senior   Notes  due  2004  was  filed  with  the
                          Commission as Exhibit 4.13 to the Registrant's  Annual
                          Report on Form 10-K for 1995, and is incorporated herein by this reference.

         4.13.1   -       First  Supplemental  Indenture  between Conseco, Inc.,
                          as Issuer, and LTCB Trust Company as Trustee, dated as of August 31, 1995, was filed with the Commission as
                          Exhibit 4.13.1 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1995, and is incorporated herein by this reference.

         4.14     -       Credit Agreement among the Registrant, Bank of America
                          National  Trust and Savings  Association,  First Union
                          National Bank of North Carolina and Nationsbank,  N.A.
                          dated November 22, 1996 ("Credit Agreement"), was filed with the Commission as Exhibit 4.17 to the Registrant's Report on Form 8-K dated December 17,
                          1996, and is incorporated herein by this reference.

         4.14.1   -       First  Amendment  dated as of March 10, 1997 to Credit
                          Agreement  was filed  with the  Commission  as Exhibit
                          4.14.1  to the  Registrant's  Report on Form 8-K dated
                          April 1, 1997, and is incorporated herein by this reference.

         4.17.1   -       Subordinated Indenture, dated as of November 14, 1996,
                          between the Registrant and Fleet National Bank, as Trustee, was filed with the Commission as Exhibit
                          4.17.1  to the  Registrant's  Report on Form 8-K dated
                          November 19, 1996, and is incorporated herein by this reference.

         4.17.2   -       First Supplemental Indenture, dated as of November 14,

                          1996, between the Registrant and Fleet National Bank, as Trustee, was filed with the Commission as Exhibit
                          4.17.2 to the Registrant's Report on Form 8-K dated November 19, 1996, and is incorporated herein by this reference.

         4.17.3   -       9.16%  Subordinated  Deferrable Interest Debenture due
                          2006 was filed with the  Commission as Exhibit  4.17.3
                          to the Registrant's  Report on Form 8-K dated November
                          19,  1996,   and  is   incorporated   herein  by  this
                          reference.

         4.17.4   -       Second  Supplemental  Indenture, dated  as of November
                          22, 1996,  between  Conseco,  Inc. and Fleet  National
                          Bank,  as  Trustee  was filed with the  Commission  as
                          Exhibit 4.17.1 to the Registrant's Report on Form 8-K dated November 27, 1996, and is incorporated herein by this reference.

         4.17.5   -       8.70% Subordinated  Deferrable  Interest Debenture due
                          2026 was filed with the  Commission as Exhibit  4.17.4
                          to the Registrant's  Report on Form 8-K dated November
                          27,  1996,   and  is   incorporated   herein  by  this
                          reference.

         4.17.6   -       Third  Supplemental  Indenture,  dated as of March 26,
                          1997 between the Registrant and Fleet National Bank, as Trustee, was filed with the Commission as Exhibit
                          4.17.6  to the  Registrant's  Report on Form 8-K dated
                          April 1, 1997, and is incorporated herein by this reference.

         4.17.7   -       8.796% Subordinated Deferrable Interest Debenture due
                          2027 was filed with the  Commission as Exhibit  4.17.7
                          to the Registrant's  Report on Form 8-K dated April 1,
                          1997, and is incorporated herein by this reference.

         4.18.1   -       Amended and  Restated  Declaration of Trust of Conseco
                          Financing  Trust I,  dated as of  November  14,  1996,
                          among  Conseco,  Inc., as sponsor,  the Trustees named
                          therein and the holders from time to time of undivided
                          beneficial   interests   in  the   assets  of  Conseco
                          Financing  Trust I was filed  with the  Commission  as
                          Exhibit 4.18.1 to the Registrant's Report on Form 8-K dated November 19, 1996, and is incorporated herein by this reference.

         4.18.2   -       Global  Certificate  for Preferred Security of Conseco
                          Financing  Trust I was filed  with the  Commission  as
                          Exhibit 4.18.2 to the Registrant's Report on Form 8-K dated November 19, 1996, and is incorporated herein by this reference.

         4.18.3   -       Preferred  Securities Guarantee Agreement, dated as of
                          November 19, 1996,  between the  Registrant  and Fleet
                          National Bank was filed with the Commission as Exhibit

                          4.18.3 to the Registrant's Report on Form 8-K dated November 19, 1996, and is incorporated herein by this reference.

         4.19.1   -       Amended  and  Restated Declaration of Trust of Conseco
                          Financing  Trust II,  dated as of November  22,  1996,
                          among  Conseco,  Inc., as sponsor,  the Trustees named
                          therein and the holders from time to time of undivided
                          beneficial   interests   in  the   assets  of  Conseco
                          Financing  Trust II was filed with the  Commission  as
                          Exhibit 4.19.1 to the Registrant's Report on Form 8-K dated November 27, 1996, and is incorporated herein by this reference.

         4.19.2   -       Global Certificate  for  Preferred Security of Conseco
                          Financing  Trust II was filed with the  Commission  as
                          Exhibit 4.19.2 to the Registrant's Report on Form 8-K dated November 27, 1996, and is incorporated herein by this reference.

         4.19.3   -       Preferred  Securities Guarantee Agreement, dated as of
                          November 27,  1996,  between  Conseco,  Inc. and Fleet
                          National Bank was filed with the Commission as Exhibit
                          4.19.3  to the  Registrant's  Report on Form 8-K dated
                          November 27, 1996, and is incorporated herein by this reference.

         4.20     -       Indenture    relating  to    the    6.5%   Convertible
                          Subordinated  Subordinated  Debentures  due October 1,
                          2005 issued by American Travellers Corporation was filed with the Commission as Exhibit 4(c) to the Annual Report on Form 10-K of American Travellers
                          Corporation for the year ended December 31, 1995, and is incorporated herein by this reference.

         4.20.1   -       First  Supplemental  Indenture  between the Registrant
                          and  Firstar  Bank  of  Minnesota,  N.A.  Trustee,  as
                          Trustee, relating to the 6.5% Convertible Subordinated
                          Debentures  due  October  1, 2005 was  filed  with the
                          Commission  as  Exhibit  4.20.1  to  the  Registrant's
                          Annual Report on Form 10-K for the year ended December
                          31,  1996,   and  is   incorporated   herein  by  this
                          reference.

         4.21.1   -       Amended  and  Restated Declaration of Trust of Conseco
                          Financing Trust III, dated as of March 26, 1997, among
                          the Registrant, as sponsor, the trustees named therein
                          and  the  holders  from  time  to  time  of  undivided
                          beneficial   interests   in  the   assets  of  Conseco
                          Financing  Trust III was filed with the  Commission as
                          Exhibit 4.20.1 to the Registrant's Report on Form 8-K dated April 1, 1997, and is incorporated herein by this reference.

         4.21.2   -       Global Certificate  for  Capital  Security  of Conseco
                          Financing  Trust III was filed with the  Commission as
                          Exhibit 4.20.2 to the Registrant's Report on Form 8-K dated April 1, 1997, and is incorporated herein by this reference.

         4.21.3   -       Capital Securities  Guarantee  Agreement,  dated as of
                          April  1,  1997  between  the   Registrant  and  Fleet
                          National Bank was filed with the Commission as Exhibit
                          4.20.3  to the  Registrant's  Report on Form 8-K dated
                          April 1, 1997, and is incorporated herein by this reference.

         4.22.1   -       Senior Indenture,  dated  November  13, 1997,  by  and
                          between the Registrant and LTCB Trust Company, as Trustee (the "Senior Indenture"), was filed with the Commission as Exhibit 4.1 to Post-Effective Amendment
                          No. 1 to the  Registrant's  Registration  Statement on
                          Form S-3, No. 333-27803, and is incorporated herein by this reference.

       4.22.2     -       6.4% Note  due  February  10,  2003  issued  under the
                          Senior  Indenture  (one  of  several  identical  notes
                          aggregating   $250   million)   was  filed   with  the
                          Commission  as  Exhibit  4.22.2  in  the  Registrant's
                          Annual Report on Form 10-K for the year ended December
                          31,  1997,   and  is   incorporated   herein  by  this
                          reference.

       4.23.1     -       Subordinated Indenture  between the Registrant and The
                          First National Bank of Chicago, as Trustee, was filed with the Commission as Exhibit 4.2 to the Registrant's
                          Registration Statement on Form S-3, No. 333-40423, and is incorporated herein by this reference.

       4.24.1     -       Amended  and Restated  Declaration of Trust of Conseco
                          Financing  Trust IV was filed with the  Commission  as
                          Exhibit   4.12   to  the   Registrant's   Registration
                          Statement   on  Form  S-3,  No.   333-40423,   and  is
                          incorporated herein by this reference.

       4.24.2     -       Preferred  Securities  Guarantee of the Registrant for
                          the  benefit  of  the   holders  of  trust   preferred
                          securities  of  Conseco  Financing  Trust IV was filed
                          with   the   Commission   as   Exhibit   4.13  to  the
                          Registrant's  Registration  Statement on Form S-3, No.
                          333-40423, and is incorporated herein by reference.

       4.24.3     -       Purchase Contract Agreement between the Registrant and
                          The  First  National  Bank  of  Chicago,  as  Purchase
                          Contract  Agent,  was  filed  with the  Commission  as
                          Exhibit   4.20   to  the   Registrant's   Registration
                          Statement   on  Form  S-3,  No.   333-40423,   and  is
                          incorporated herein by reference.

       4.24.4     -       Pledge  Agreement  among  the  Registrant,  The  Chase
                          Manhattan  Bank,  as Collateral  Agent,  and The First
                          National Bank of Chicago, as Purchase Contract Agent, was filed with the Commission as Exhibit 4.21 to the Registrant's

                          Registration Statement on Form S-3, No. 333-40423, and is incorporated herein by reference.


         5        -        Opinion of John J. Sabl,  General Counsel to Conseco,
                           Inc., as to the validity of the issuance of the securities registered hereby.**

         8(a)     -        Opinion of  Dorsey &  Whitney  LLP  as to certain tax
                           matters.**
         8(b)     -        Opinion  of  Sidley  &  Austin  as  to  certain   tax
                           matters.**

       10.1.2     -       Employment   Agreement dated January 1, 1987,  between
                          the  Registrant  and Stephen C. Hilbert was filed with
                          the Commission as Exhibit  10.1.2 to the  Registrant's
                          Annual Report on Form 10-K for 1986, and Amendment No.
                          1 thereto  were filed with the  Commission  as Exhibit
                          10.1.2 to the Registrant's  Annual Report on Form 10-K
                          for  1987;  and  are   incorporated   herein  by  this
                          reference.

       10.1.3     -       Employment  Agreement  dated July 1, 1991, between the
                          Registrant and Rollin M. Dick was filed with the Commission as Exhibit 10.1.3 to the Registrant's
                          Report on Form 10-Q for the quarter ended June 30, 1991, and is incorporated herein by this reference.

     10.1.3(a)    -       Amendment  No. 1 to Employment  Agreement  between the
                          Registrant  and  Rollin  M.  Dick was  filed  with the
                          Commission  as Exhibit  10.1.3(a) to the  Registrant's
                          Annual Report on Form 10-K for the year ended December
                          31,  1996,   and  is   incorporated   herein  by  this
                          reference.

     10.1.3(b)    -       Amendment  No.2 to  Employment  Agreement  between the
                          Registrant  and  Rollin  M.  Dick was  filed  with the
                          Commission  as Exhibit  10.1.3(b) to the  Registrant's
                          Report on Form 10-Q for the  quarter  ended  September
                          30,  1997,   and  is   incorporated   herein  by  this
                          reference.

     10.1.4       -       Employment  Agreement dated  July 1, 1991, between the
                          Registrant and Donald F. Gongaware was filed with the Commission as Exhibit 10.1.4 to the Registrant's
                          Report on Form 10-Q for the quarter ended June 30, 1991, and is incorporated herein by this reference.

     10.1.4(a)    -       Amendment No. 1 to Employment  Agreement  between  the
                          Registrant  and Donald F. Gongaware was filed with the
                          Commission  as Exhibit  10.1.4(a) to the  Registrant's
                          Annual Report on Form 10-K for the year ended December
                          31,  1996,   and  is   incorporated   herein  by  this
                          reference.

     10.1.4(b)    -       Amendment No. 2 to  Employment  Agreement  between the
                          Registrant  and Donald F. Gongaware was filed with the
                          Commission  as Exhibit  10.1.4(b) to the  Registrant's
                          Report on Form 10-Q for the  quarter  ended  September
                          30,  1997,   and  is   incorporated   herein  by  this
                          reference.

     10.1.9       -       Unsecured Promissory Note of Stephen C. Hilbert  dated
                          May 13, 1996 was filed with the  Commission as Exhibit
                          10.1.9 to the Registrant's  Annual Report on Form 10-K
                          for  the  year  ended   December  31,  1996,   and  is
                          incorporated herein by this reference.

     10.1.10      -       Employment  Agreement  dated August 17, 1992,  between
                          the  Registrant and Ngaire E. Cuneo was filed with the
                          Commission  as  Exhibit  10.1.10  to the  Registrant's
                          Report on Form 10-Q for the  quarter  ended  September
                          30,  1992,   and  is   incorporated   herein  by  this
                          reference.

     10.1.10(a)   -       Amendment  No. 1 to Employment  Agreement  between the
                          Registrant and Ngaire E. Cuneo was filed with the Commission as Exhibit 10.1.10(a) to the Registrant's
                          Report on Form 10-K for the year ended December 31, 1996, and is incorporated herein by this reference.

     10.1.10(b)   -       Amendment  No. 2 to Employment  Agreement  between the
                          Registrant  and  Ngaire E.  Cuneo  was filed  with the
                          Commission as Exhibit  10.1.10(b) to the  Registrant's
                          Report on Form 10-Q for the  quarter  ended  September
                          30,  1997,   and  is   incorporated   herein  by  this
                          reference.

     10.1.11      -       Employment  Agreement  dated September 8, 1997 between
                          the  Registrant  and John J. Sabl was  filed  with the
                          Commission  as  Exhibit  10.1.11  to the  Registrant's
                          Report on Form 10-Q for the  quarter  ended  September
                          30,  1997,   and  is   incorporated   herein  by  this
                          reference.

     10.8         -       The  Registrant's Stock Option Plan was filed with the
                          Commission  as  Exhibit  B  to  its  definitive  Proxy
                          Statement  dated  December 10, 1983;  Amendment  No. 1
                          thereto  was  filed  with the  Commission  as  Exhibit
                          10.8.1  to its  Report  on Form  10-Q for the  quarter
                          ended June 30, 1985; Amendment No. 2 thereto was filed
                          with  the   Commission   as  Exhibit   10.8.2  to  its
                          Registration  Statement  on  Form  S-1,  No.  33-4367;
                          Amendment No. 3 thereto was filed with the  Commission
                          as Exhibit 10.8.3 to the Registrant's Annual Report on
                          Form 10-K for 1986;  Amendment No. 4 thereto was filed
                          with   the   Commission   as   Exhibit   10.8  to  the
                          Registrant's  Annual  Report  on Form  10-K for  1987;
                          Amendment No. 5 thereto was filed with the Commission as Exhibit 10.8 to the Registrant's Report on Form
                          10-Q for the quarter ended September 30, 1991; and are incorporated herein by this reference.

     10.8.3       -       The  Registrant's  Cash Bonus Plan was filed with  the
                          Commission  as  Exhibit  10.8.3  to  the  Registrant's
                          Report on Form 10-Q for the quarter ended March 31, 1989, and is incorporated herein by this reference.

     10.8.4       -       Amended and Restated Conseco Stock Bonus and  Deferred
                          Compensation  Program was filed with the Commission as
                          Exhibit  10.8.4 to the  Registrant's  Annual Report on
                          Form 10-K for 1992, and is incorporated herein by this reference.

     10.8.6       -       Conseco  Performance - Based  Compensation  Bonus Plan
                          for  Executive  Vice  Presidents  was  filed  with the
                          Commission as Exhibit B to the Registrant's definitive
                          Proxy   Statement   dated  April  29,  1994,   and  is
                          incorporated herein by this reference.

     10.8.7       -       Conseco,   Inc.   Amended   and    Restated   Deferred
                          Compensation  Plan was filed  with the  Commission  as
                          Exhibit  A  to  the   Registrant's   definitive  Proxy
                          Statement dated April 26, 1995, and is incorporated herein by this reference.

     10.8.8       -       Amendment to the  Amended and Restated  Conseco  Stock
                          Bonus and Deferred Compensation Program was filed with
                          the Commission as Exhibit  10.8.8 to the  Registrant's
                          Annual   Report  on  Form   10-K  for  1994,   and  is
                          incorporated herein by this reference.

     10.8.9       -       Conseco  1994 Stock  and  Incentive  Plan was filed as
                          Exhibit  A  to  the   Registrant's   definitive  Proxy
                          Statement dated April 29, 1994 and is incorporated herein by this reference.

     10.8.10      -       Amendment  Number  2  to  the   Amended  and  Restated
                          Conseco Stock Bonus and Deferred Compensation Program was filed with the Commission as Exhibit 10.8.10 to the Registrant's Annual Report on Form 10-K for 1995 and is incorporated herein by reference.

     10.8.11      -       Amended and Restated  Director,  Executive  and Senior
                          Officer  Stock   Purchase  Plan  was  filed  with  the
                          Commission  as  Exhibit  10.8.11  to the  Registrant's
                          Annual Report on Form 10-K for the year ended December
                          31,  1997,   and  is   incorporated   herein  by  this
                          reference.

     10.8.12      -       Guaranty  regarding  Director,  Executive  and  Senior
                          Officer  Stock   Purchase  Plan  was  filed  with  the
                          Commission  as  Exhibit  10.8.12  to the  Registrant's
                          Report on Form 10-Q for the quarter ended June 30, 1996, and is incorporated herein by this reference.

     10.8.13      -       Form of  Promissory   Note  payable to the  Registrant
                          relating to the Registrant's  Director,  Executive and
                          Senior  Officer Stock Purchase Plan was filed with the
                          Commission  as  Exhibit  10.8.13  to the  Registrant's
                          Report on Form 10-Q for the  quarter  ended  September
                          30,  1996,   and  is   incorporated   herein  by  this
                          reference.

     10.8.14      -       Conseco, Inc. Amended And Restated  1997 Non-qualified
                          Stock  Option  Plan was filed with the  Commission  as
                          Exhibit 10.8.14 to the  Registrant's  Annual Report on
                          Form 10-K for the year ended December 31, 1997, and is incorporated herein by this reference.

     10.23        -       Aircraft  Lease  Agreement  dated  December  22, 1988,
                          between  General  Electrical  Capital  Corporation and
                          Conseco Investment Holding Company was filed with the Commission as Exhibit 10.23 to the Registrant's Annual
                          Report on Form 10-K for 1988, and is incorporated herein by this reference.

     10.23.1      -       Amendment to  Aircraft Lease  Agreement dated December
                          22, 1988, between General Electric Capital Corporation
                          and Conseco  Investment Holding Company was filed with
                          the Commission as Exhibit 10.23.1 to the  Registrant's
                          Annual   Report  on  Form   10-K  for  1993,   and  is
                          incorporated herein by this reference.

     10.24        -       Aircraft Lease  Agreement dated April 26, 1991 between
                          General  Electric  Capital   Corporation  and  Conseco
                          Investment   Holding   Company   was  filed  with  the
                          Commission as Exhibit 10.29 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1991, and is incorporated herein by this reference.

     10.24.1      -       Amendment  to Aircraft Lease Agreement dated April 26,
                          1991, between General Electric Capital Corporation and
                          Conseco  Investment Holding Company was filed with the
                          Commission  as  Exhibit  10.24.1  to the  Registrant's
                          Annual   Report  on  Form   10-K  for  1993,   and  is
                          incorporated herein by this reference.

     10.25        -       Aircraft Lease  Purchase  Agreement dated December 28,
                          1993, between MetLife Capital  Corporation and Conseco
                          Investment   Holding   Company   was  filed  with  the
                          Commission as Exhibit 10.25 to the Registrant's Annual
                          Report on Form 10-K for 1993, and is incorporated herein by this reference.

     10.31        -       Helicopter Lease Agreement dated April 9, 1992 between
                          General  Electric  Capital   Corporation  and  Conseco
                          Investment   Holding   Company   was  filed  with  the
                          Commission as Exhibit 10.31 to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1992, and is incorporated herein by this reference.

     10.32        -       Aircraft  Lease  Agreement  dated  October  6,   1993,
                          between  General  Electric  Capital   Corporation  and
                          Conseco  Investment Holding Company and the associated
                          Assignment  Agreement dated October 25, 1993,  between
                          General Electric  Capital  Corporation and Nationsbanc
                          Leasing  Corporation were filed with the Commission as
                          Exhibit  10.32 to the  Registrant's  Annual  Report on
                          Form 10-K for 1993, and are incorporated herein by this reference.

     10.36        -       Lease dated as of December 18,  1992  between  LaSalle
                          National  Trust,  N.A. as trustee and Bankers Life and
                          Casualty  Company  relating to the lease of  executive
                          office and administration  space by BLH was filed with
                          the  Commission as Exhibit 10.17 to Amendment No. 1 to
                          BLH's   Registration   Statement   on  Form  S-1,  No.
                          33-55026,   and  is   incorporated   herein   by  this
                          reference.

     10.37        -       Lease dated as of August 20, 1993 between REO  Holding
                          Corporation and Bankers Life and Casualty Company relating the lease of warehouse space by BLH was filed with the Commission as Exhibit 10.14 to BLH's Report on Form

                          10-K for 1994, and is incorporated herein by this reference.

         23(a)    -        Consent of John J. Sabl,  General Counsel to Conseco,
                           Inc.  (included in the opinion  filed as Exhibit 5 to
                           the Registration Statement).**
         23(b)    -        Consent of Coopers & Lybrand L.L.P., with  respect to
                           the financial statements of Conseco,  Inc.*
         23(c)    -        Consent of KPMG Peat  Marwick  LLP with  respect to
                           the  financial  statements  of Green  Tree  Financial
                           Corporation.*
         23(d)    -        Consent  of  Lehman  Brothers, Inc.*
         23(e)    -        Consent of Merrill Lynch & Co.*
         23(f)    -        Consent  of Dorsey &  Whitney  LLP  (included  in the
                           opinion  filed as  Exhibit  8(a) to the  Registration
                           Statement).**
        23(g)     -        Consent  of  Sidley & Austin (included in the opinion
                           filed   as   Exhibit   8(b)   to   the   Registration
                           Statement).**
        23(h)     _        Consent of Lawrence M. Coss.*


        24(a)     -        Powers of  Attorney  of  directors  and  officers  of
                           Conseco,  Inc.  (See page  II-5 of this  Registration
                           Statement).

         99(a)    -        Opinion of  Merrill  Lynch & Co. (included as Annex C
                           to the Joint Proxy Statement/Prospectus).*
         99(b)    -        Opinion of  Lehman Brothers Inc. (included as Annex D
                           to the Joint Proxy Statement/Prospectus).*
         99(c)    -        Form of proxy card for Conseco Stock.*
         99(d)    -        Form of proxy card for Green Tree Common Stock.*







*        Filed herewith.

**       To be filed by amendment.

         (b)   Financial Statement Schedules - Inapplicable.

         (c) The written opinions of Merrill Lynch & Co. and Lehman Brothers, Inc. are attached as Annexes C and D to this Joint Proxy Statement/Prospectus.

Item 22.  Undertakings.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the
                  Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (e)      The undersigned registrant hereby undertakes:

                  (1)  To  file,  during any period in which offers or sales are
                       being   made,   a   post-effective   amendment   to  this
                       Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To  include  any  material  information    with
                                 respect  to  the  plan  of   distribution   not
                                 previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and the State of Indiana, on the 27th day of April, 1998.

                                  CONSECO, INC.


                          By:     /s/ Stephen C. Hilbert
                                  ----------------------------------------------
                                  Stephen C. Hilbert,
                                  Chairman of the Board, Chief Executive Officer and President

         Each person whose signature to this Registration Statement appears below hereby appoints John J. Sabl and Karl W. Kindig, and each of them, either of whom may act without the joinder of the other, as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




          Signature                      Title                         Date
      ------------------              ----------                   ------------

/s/ Stephen C. Hilbert    Director, Chairman of the Board, Chief  April 27, 1998
------------------------  Executive Officer and President
Stephen C. Hilbert        (Principal Executive Officer of the
                          Registrant)

/s/ Rollin M. Dick        Director, Executive Vice President and  April 27, 1998
------------------------  Chief Financial Officer (Principal
Rollin M. Dick            Financial  Officer of the Registrant)

/s/ James S. Adams        Senior Vice President, Chief            April 27, 1998
------------------------  Accounting Officer and Treasurer
James S. Adams            (Principal Accounting Officer of
                          Registrant)

/s/ Ngaire E. Cuneo       Director                                April 27, 1998
------------------------
Ngaire E. Cuneo

/s/ M. Phil Hathaway      Director                                April 27, 1998
------------------------
M. Phil Hathaway

/s/ John M. Mutz          Director                                April 27, 1998
------------------------
John M. Mutz

/s/ Donald F. Gongaware   Director                                April 27, 1998
------------------------
Donald F. Gongaware





          Signature                        Title                        Date

/s/ David R. Decatur      Director                                April 27, 1998
------------------------
David R. Decatur


/s/James D. Massey        Director                                April 27, 1998
-----------------------
James D. Massey


/s/Dennis E. Murray, Sr.  Director                                April 27, 1998
------------------------
Dennis E. Murray, Sr.

